UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
 ☐ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☒ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material under §240.14a-12
RB Global, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required
 ☐ Fee paid previously with preliminary materials
 ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2026
Proxy Statement
Notice of Annual and Special Meeting of
Shareholders to be held on April 30, 2026
1	2026 Proxy Statement

Dear Fellow Shareholders,
We are proud of our strong financial and operating results in 2025 and the resulting returns we delivered to RB Global shareholders, including a 1% increase in Diluted Earnings Per Share. This strong performance, combined with continued confidence in our strategy, led to a ~14% increase in RB Global’s stock price for the year.
Our team’s commitment to our partners and customers, the operational excellence instilled across the organization, and disciplined investments in strategic growth areas paved the way for this meaningful upside. We believe we are well-positioned to capture market share in large and growing markets. We have robust cash flows to fuel both capital returns and value-creating investments that help extend our geographic reach, support our entry into complementary and adjacent end markets, strengthen our ecosystem, and accelerate access to new customers. RB Global’s Board of Directors and management team are confident in the road ahead and our ability to continue driving sustainable, long-term shareholder value.
Building on Our Significant Momentum
In the commercial construction and transportation sector, we are enhancing operational efficiency and advancing our growth strategy to help navigate a dynamic market environment and to support our ability to capitalize on emerging opportunities as market conditions evolve. We continue to optimize our territory manager network and implement targeted initiatives, which are designed to enhance our sales force’s productivity. In addition to acquisitions, we continue to invest in making our customers’ experience better, both digitally and physically at the yard.
In our automotive sector, we continued to outpace the market in 2025, achieving market-share gains and expanding unit volumes. Strong operational performance for our partners remained a hallmark, with service-level excellence and continued growth in average selling prices for our U.S. insurance partners. We also continued to grow our international buyer base with new market alliance partners and expanded our international partnerships, reinforcing our leadership position and setting the stage for continued growth.
Enhanced Operating Model – Increasing Speed and Driving Exceptional Customer Experiences
To best position the Company for the future, on August 12, 2025, we announced that we were realigning the executive leadership team and implementing a new, transformative operating model. Anchored by senior leaders who drive a culture of clarity, focus, and speed, the new structure empowers our teams to concentrate on what matters most – increasing transactional volumes and delivering exceptional customer experiences that drive tangible value for our partners.
We Look Forward to Sharing More About Our Progress with You
We look forward to discussing our progress and future value-creation opportunities over the coming year, as well as at the upcoming Annual and Special Meeting of Shareholders on April 30, 2026. Registered shareholders may participate in our annual meeting online via live webcast, as outlined in this proxy statement. Your vote is important to us, and we hope your shares are represented and voted at the meeting. Instructions on voting are found throughout this proxy statement, including in the section entitled “Questions and Answers About the Meeting, Proxy Materials and Voting.”
We deeply value the time and thoughtful perspectives our investors share with the Board and management team. Your insights are instrumental to our success.
On behalf of the RB Global Board of Directors and the management team, thank you for your investment, continued support, and confidence in RB Global.
On behalf of the RB Global Board of Directors,

Bob Elton Chair of the Board	Jim Kessler Chief Executive Officer

2	2026 Proxy Statement

Two Westbrook Corporate Center, Suite 500
Westchester, Illinois 60154, United States

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To The Shareholders:
NOTICE IS HEREBY GIVEN that an Annual and Special Meeting (the “Meeting”) of the shareholders of RB GLOBAL, INC. (the “Company”) will be held in a virtual-only format on April 30, 2026 at 11:00 a.m. (Central Time), for the following purposes:
1.
to receive the financial statements of the Company for the financial year ended December 31, 2025 and the report of the auditors thereon;
2.
to consider and, if deemed advisable, to pass, with or without variation, a special resolution to determine the number of directors on the Company’s Board of Directors and the number of directors to be elected at the Meeting to be ten (10);
3.
to elect the directors of the Company to hold office until their successors are elected at the next annual meeting of the Company;
4.
to appoint the auditors of the Company to hold office until the next annual meeting of the Company and to authorize the Audit Committee of the Board of Directors to fix the remuneration to be paid to the auditors;
5.
to consider and, if deemed advisable, to approve, on an advisory basis, a non-binding resolution on the compensation of the Company’s named executive officers, as more particularly described in the accompanying Proxy Statement;
6.
to consider and, if deemed advisable, to pass, with or without variation, a special resolution to empower the directors of the Company, by resolution of the directors, to determine the number of directors within the minimum and maximum number set out in the Company’s Articles of Continuance;
7.
to consider the shareholder proposal set out on pages 101 to 103 of Appendix B; and
8.
to transact such other business as may properly be brought before the Meeting.
The Meeting will be held in a virtual-only format conducted via live audio webcast. Shareholders will not be able to attend the Meeting in person. We have structured our virtual meeting to provide shareholders the same rights as if the Meeting were held in person. Shareholders may listen to the Meeting, submit questions and vote online at: http://www.virtualshareholdermeeting.com/rba2026 (the “2026 Meeting Website”). To be admitted to vote or ask questions at the Meeting through the 2026 Meeting Website, you must enter the control number found on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. You may vote during the Meeting by following the instructions available on the 2026 Meeting Website during the Meeting.
Further information regarding the matters to be considered at the Meeting is set out in the accompanying Proxy Statement.
3	2026 Proxy Statement

The directors of the Company have fixed the close of business on March 6, 2026 as the record date for determining the shareholders entitled to receive notice of and to vote at the Meeting. Only registered shareholders of the Company as of March 6, 2026 will be entitled to vote online or by proxy at the Meeting or any adjournment or postponement thereof.
It is important that your shares be represented and voted at the Meeting. We urge you to vote your shares either by internet, phone or mail as promptly as possible so your shares will be represented at the Meeting. Instructions on voting your shares are in the Notice of Internet Availability of Proxy Materials you received for the Meeting. If you received paper copies of our proxy materials, instructions on voting your shares can be found on the enclosed proxy form. Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:00 a.m. (Central Time) on April 28, 2026. To be effective, forms of proxy sent by mail must be received by Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, no later than April 28, 2026.
All non-registered shareholders who receive these materials through a broker or other intermediary should complete and return the materials in accordance with the instructions provided to them by such broker or intermediary.
DATED at Vancouver, British Columbia, as of this 19th day of March, 2026.
By Order of the Board of Directors

Ryan Welsh
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2026
The Company’s Proxy Statement and 2025 Annual Report are available at
investor.rbglobal.com

4	2026 Proxy Statement

5	2026 Proxy Statement

6	2026 Proxy Statement

PROXY STATEMENT FOR ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To Be Held on April 30, 2026
The Annual and Special Meeting of Shareholders (the “Meeting”) of RB Global, Inc. (the “Company” or “RB Global”) will be held in a virtual-only format on April 30, 2026 at 11:00 a.m. (Central Time). On or about March 19, 2026, in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies for the Meeting, we anticipate that we will begin mailing to each shareholder entitled to vote at the Meeting either (1) a Notice of Internet Availability of Proxy Materials or (2) this Proxy Statement, Notice of Annual and Special Meeting of Shareholders, the Company’s 2025 Annual Report and the form of proxy.
We are providing proxy materials to our shareholders primarily via a Notice of Internet Availability of Proxy Materials instead of mailing printed copies of these materials to each shareholder. The Notice of Internet Availability of Proxy Materials contains instructions about how to access our proxy materials and vote online or by mail. If you would like to receive a free paper or email copy of our proxy materials for this and/or future shareholder meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number in the subject line. To facilitate timely delivery, any request for a paper or email copy of the proxy materials should be made by April 16, 2026.
If you plan to attend the Meeting and your shares are held in “street name” — in an account with a bank, broker or other nominee — you should follow the procedures in the materials and request voting instructions provided by or on behalf of such broker, bank or other nominee and arrange to be appointed as a proxy holder.
The Meeting will be held in a virtual-only format conducted via live audio webcast. Shareholders will not be able to attend the Meeting in person. Shareholders may listen to the Meeting, submit questions and vote online at: www.virtualshareholdermeeting.com/rba2026.
You can vote your shares by internet, phone or mail, or if you hold your shares in “street name”, by following the instructions set forth in the voting instruction form provided by or on behalf of your broker, bank or other nominee.
If you need assistance to attend the Meeting, please contact our Corporate Secretary at 9500 Glenlyon Parkway, Burnaby, British Columbia V5J 0C6, Canada or by calling us at 778-331-5500.
Unless the context requires otherwise, references in this Proxy Statement to “we,” “us,” and “our” refer to RB Global, Inc. Dollar amounts are presented in U.S. dollars unless otherwise specified. Except as otherwise stated, the information herein is given as of March 6, 2026.

7	2026 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. For more complete information about these topics, please review our 2025 Annual Report and the entire Proxy Statement. References throughout this Proxy Statement to “we,” “us,” “our,” the “Company” or “RB Global” refer to RB Global, Inc.
Annual and Special Meeting of Shareholders

Time and Date:	April 30, 2026 at 11:00 a.m. (Central Time)
Location:	Virtual-only format via the internet by visiting www.virtualshareholdermeeting.com/rba2026
Record Date:	March 6, 2026
Mailing Date:	On or about March 19, 2026
Attending the Meeting:
Virtual Meeting. Virtually via the internet by visiting www.virtualshareholdermeeting.com/rba2026 and following the instructions. You will need the information included on your proxy card to access the Meeting.

Shareholder Voting Matters
The Board recommends that you vote your shares:
“FOR” the approval of the special resolution to determine the number of directors on the Board and the number of directors to be elected at the Meeting to be ten (10) as described under “Proposal One: Determining Number of Directors to be 10” beginning on page 16;
“FOR” the election of each of the nominees named under “Proposal Two: Election of Directors” beginning on page 16;
“FOR” the appointment of Ernst & Young LLP as auditors of the Company until the next annual meeting and the authorization of the Audit Committee of the Board to fix the remuneration to be paid to the auditors as described under “Proposal Three: Appointment of Ernst & Young LLP” beginning on page 44;
“FOR” non-binding, advisory approval of our named executive officer compensation as described under “Proposal Four: Non-Binding, Advisory Vote on Executive Compensation” beginning on page 45;
“FOR” the approval of the special resolution to empower the directors of the Company, by resolution of the directors, to determine the number of directors within the minimum and maximum number set out in the Company’s Articles of Continuation as described under “Proposal Five: Empowering the Board to Determine the Number of Directors” beginning on page 94;
“AGAINST” the shareholder proposal as described in Appendix B beginning on page 101.
General Information

Stock Symbol:	RBA
Exchanges:	New York Stock Exchange (NYSE) and Toronto Stock Exchange (TSX)
Registrar and Transfer Agent:	Computershare
Head Office:	Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154, United States
Company Website:	rbglobal.com
Investor Relations Website:	investor.rbglobal.com

References in this Proxy Statement to the Company’s website, including its investor relations website, are not intended to, and do not, incorporate by reference into this Proxy Statement any materials contained on such website.
8	2026 Proxy Statement

Voting Methods
Have your Notice of Internet Availability of Proxy Materials or your proxy card available.

Vote by Internet: www.proxyvote.com

Vote by Phone: 1-800-690-6903

Vote by Mail: at address provided on proxy card.

Voting Deadline: April 28, 2026 at 11:00 a.m. (Central Time) or 48 hours (excluding Saturdays, Sundays and holidays) before any adjournment or postponement of the Meeting.
9	2026 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING, PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement?
The Company is providing the Notice of Annual and Special Meeting of Shareholders and this Proxy Statement directly to shareholders who are shareholders of record at the close of business on March 6, 2026 and therefore are entitled to vote at the Meeting. This Proxy Statement describes issues on which the Company would like you, as a shareholder, to vote. It provides information on these issues so that you can make an informed decision. You do not need to attend the Meeting to vote your shares.
When you vote by internet, phone or mail, you appoint the proxy holders nominated by management, Bob Elton, Chair of the Board, and Jim Kessler, Chief Executive Officer (“CEO”) of the Company, with full power of substitution, to be your representatives at the Meeting. A shareholder has the right to appoint a person or company other than the nominees of management named in the instrument of proxy to represent the shareholder at the Meeting. To exercise this right, a shareholder should insert the name of its nominee in the blank space provided. A person appointed as a proxy holder need not be a shareholder of the Company. As your representative(s), your proxy holder(s) will vote or withhold from voting the shares represented by the proxy at the Meeting (or any adjournments or postponements thereof) in accordance with your instructions on any ballot that may be called. If you specify a choice in the proxy as to how your shares are to be voted with respect to any matter to be acted upon, the shares will be voted accordingly. With proxy voting, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, we recommend that you vote by internet, phone or mail as soon as possible to ensure your vote is recorded in advance of the Meeting.
When you vote by internet, phone or mail, you will confer discretionary authority upon a proxy holder named in the instrument of proxy to vote your shares on any amendments or variations to matters identified in the accompanying Notice of Annual and Special Meeting of Shareholders and any other matter which may properly come before the Meeting in respect of which such proxy has been granted, subject to any limitations imposed by law.
You may attend the Meeting via live audio webcast. The accompanying proxy materials include instructions on how to participate in the Meeting via the live audio webcast and how you may vote your shares online if you attend the Meeting. To submit your questions during the Meeting, please log on to www.virtualshareholdermeeting.com/rba2026. You will need to enter the 16-digit control number received with your Notice of Internet Availability of Proxy Materials or proxy card to enter the Meeting. If you have any technical difficulties or any questions regarding the virtual meeting website, please call the support team at the numbers listed on the log-in screen. If there are any technical issues in convening or hosting the Meeting, we will promptly post information to our Investor Relations website, https://investor.rbglobal.com/home/default.aspx, including information on when the Meeting will be reconvened.
Why is the Meeting being held in a virtual-only format?
The Meeting is being held in a virtual-only format in order to provide all our shareholders with an equal opportunity to participate, regardless of their geographic location.
Why does my name not appear as a shareholder of record?
Many, if not most, investors own their shares through a broker dealer or other nominee. Broker dealers frequently clear their transactions through other broker dealers, and may hold the actual certificates for shares in the name of securities depositories, such as Cede & Co. (operated by the Depository Trust Company) in the United States or CDS Clearing and Depository Services Inc. in Canada. In such a case, only the ultimate certificate holder appears on our records as a shareholder, even though that nominee may not have any economic interest in the shares that you actually own through your broker dealer. You should contact your broker dealer for more information about this process.
If your shares are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the non-registered/beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by or on behalf of that organization. The registered holder of the shares is considered the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account by following the instructions on the voting instruction form that is provided by or on behalf of the intermediary. You are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not attend the Meeting remotely and vote your shares at the Meeting unless you arrange with your broker, bank, or other nominee to be appointed as proxy holder.
10	2026 Proxy Statement

Who is making this solicitation and who will pay the related costs?
This solicitation is made on behalf of the management of the Company. No director has given management notice that he or she intends to oppose any action intended to be taken by management at the Meeting. The Company will bear the cost of soliciting proxies. In an effort to have as large a representation at the Meeting as possible, the Company’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of common shares of the Company (the “Common Shares”) on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.
When is the record date?
The Board has fixed March 6, 2026 as the record date for the Meeting. Only holders of Common Shares and holders of Series A Senior Preferred Shares of the Company (the “Subordinate Voting Shares”) as of the close of business on that date will be entitled to vote at the Meeting or any adjournment or postponement thereof.
How many shares are outstanding and how many votes can be cast by all shareholders?
A total of 185,924,928 Common Shares and 485,000,000 Subordinate Voting Shares were outstanding as of March 6, 2026.
At the Meeting or any adjournment or postponement thereof, each holder of Common Shares as of the record date is entitled to one vote per Common Share held in connection with each matter to be acted upon at the Meeting or any adjournment or postponement thereof.
At the Meeting or any adjournment or postponement thereof, each holder of Subordinate Voting Shares as of the record date is entitled to 0.0139696 vote per Subordinate Voting Share held in connection with each matter to be acted upon at the Meeting or any adjournment or postponement thereof, voting with the holders of the Common Shares on an as-converted basis and as a single class. Subordinate Voting Shares represent, as of the record date, 6,775,252 votes at the Meeting or any adjournment or postponement thereof, which is the number of Common Shares into which the Subordinate Voting Shares could be converted as of the record date. Such number of votes represents approximately 3.52% of the aggregate voting rights attached to the Company’s securities as of the record date.
Are there any shareholders that hold 10% or more of the shares that may be voted?
To the knowledge of the Company’s directors and executive officers, based on filings with Canadian securities regulators and the U.S. Securities and Exchange Commission (the “SEC”), no person beneficially owns, or controls or directs, directly or indirectly, Common Shares carrying more than 10% of the voting rights attached to the Common Shares of the Company other than as described under “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” on page 95.
To the knowledge of the Company’s directors and executive officers, as of March 6, 2026, various funds and a managed account to which Starboard Value LP serves as the investment manager or manager beneficially own, or control or direct, directly or indirectly, 459,295,000 Subordinate Voting Shares, representing 94.7% of the voting rights attached to the Subordinate Voting Shares. See “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” on page 95.
What items of business will be voted on at the Meeting and how does the Board recommend I vote?
Shareholders will be asked to vote on the following:
•	the approval of a special resolution to determine the number of directors on the Board and the number of directors to be elected at the Meeting to be ten (10);
•	the election of ten directors for a term of one year each expiring at the next annual meeting of the Company;
•
the appointment of Ernst & Young LLP as the Company’s auditor until the next annual meeting of the Company and the authorization of the Audit Committee of the Board to fix the remuneration to be paid to the auditors;

•	a non-binding, advisory vote on the compensation of our named executive officers;
•
the approval of a special resolution to empower the directors of the Company, by resolution of the directors, to determine the number of directors within the minimum and maximum number set out in the Company’s Articles of Continuation (the “Articles”);

•	a shareholder proposal as described in Appendix B; and
•	any other business that may properly come before the Meeting.
11	2026 Proxy Statement

The Board recommends a vote:
FOR the approval of the special resolution to determine the number of directors on the Board and the number of directors to be elected at the meeting to be ten (10);
FOR each nominee for director;
FOR the appointment of Ernst & Young LLP as the Company’s auditor until the next annual meeting of the Company and the authorization of the Audit Committee of the Board to fix the remuneration to be paid to the auditors;
FOR the non-binding, advisory vote on the compensation of our named executive officers;
FOR the approval of the special resolution to empower the directors of the Company, by resolution of the directors, to determine the number of directors within the minimum and maximum number set out in the Articles; and
AGAINST the shareholder proposal as described in Appendix B.
What are my voting rights if I hold Common Shares?
Each Common Share is entitled to one vote in connection with each matter to be acted upon at the Meeting. No cumulative rights are authorized and dissenters’ rights are not applicable to any of the matters being voted upon.
What are my rights if I hold Subordinate Voting Shares?
Each Subordinate Voting Share is entitled to 0.0139696 of a vote in connection with each matter to be acted upon at the Meeting, voting with the holders of the Common Shares on an as-converted basis and as a single class. No cumulative rights are authorized and dissenters’ rights are not applicable to any of the matters being voted upon.
In the event of a take-over bid for the Common Shares, a holder of Subordinate Voting Shares may participate in such take-over bid by exercising the conversion rights attached to such Subordinate Voting Shares. Each outstanding Subordinate Voting Share shall be convertible into Common Shares at the option of the holder, subject to the terms and conditions contained in the Articles. Under certain circumstances prescribed under the Articles, a holder of Subordinate Voting Shares may also have the right to require the Company to redeem all or any portion of such holder’s Subordinate Voting Shares for cash in the event of a take-over bid.
How do I vote if I am a registered shareholder?
If you are a registered shareholder, you may vote your shares by internet at www.proxyvote.com, by mail, by phone or by attending the Meeting and voting online. To vote by internet, you will need your voting control number, which can be found on your Notice of Internet Availability of Proxy Materials or proxy card. To vote by mail, you should promptly complete, sign and return your proxy card, or if you have received a Notice of Internet Availability of Proxy Materials, request a proxy card by internet at www.proxyvote.com, calling 1-800-579-1639 or emailing sendmaterial@proxyvote.com. Joint owners wishing to complete a proxy form must each sign the proxy card.
How do I vote if I am a non-registered/beneficial holder?
If you are a non-registered/beneficial holder, you should receive a voting instruction form from a broker dealer or other nominee that you may use to instruct such persons how to vote your shares. If you receive a voting instruction form, you may exercise voting rights in respect of those shares in accordance with the procedures provided by the broker dealer or other nominee, which may include voting by mail, telephonically by calling the telephone number shown on the voting form or via the internet at the website shown on the voting instruction form. If you are a non-registered/ beneficial holder, you are not considered to be a shareholder of record, and you will not be permitted to vote your shares at the Meeting unless you have obtained a proxy for those shares from the person or entity of record holding your shares. Should you require additional information regarding the Meeting, please contact our Corporate Secretary at 9500 Glenlyon Parkway, Burnaby, British Columbia V5J 0C6, Canada or by calling us at 778-331-5500.
To participate in the Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials or proxy card. Beneficial shareholders who do not have a control number may be able to gain access to the Meeting by logging into their broker, brokerage firm, bank or other nominee’s website and selecting the shareholder communications mailbox to link through to the Meeting; instructions should also be provided on the voting instruction form provided by your broker, bank or other nominee.
Can shareholders vote at the Meeting?
If you prefer, you may vote online at the Meeting. If you hold your shares through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else’s name, you need to arrange with your stockbroker or the registered owner to be appointed as proxy holder entitling you to vote online at the Meeting.
12	2026 Proxy Statement

What does it mean if I receive more than one proxy card and/or voting instruction form?
If you receive more than one proxy card and/or voting instruction form, it likely means that you have multiple accounts with the Company’s transfer agent and/or with stockbrokers. Please vote or arrange for voting of all of your shares.
What if I share an address with another shareholder and we received only one copy of the proxy materials or what if I receive multiple copies?
SEC rules permit companies and intermediaries such as brokers to send one envelope with individual copies of our Notice of Internet Availability of Proxy Materials or proxy materials to multiple shareholders who share the same address unless we receive contrary instructions from a shareholder. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials by default, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call 1-866-540-7095 or write to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of this Proxy Statement, the Notice of Internet Availability of Proxy Materials and our 2025 Annual Report by written request to our Corporate Secretary at 9500 Glenlyon Parkway, Burnaby, British Columbia V5J 0C6, Canada or by calling us at 778-331-5500.
May I revoke my proxy or change my vote?
Yes. If you are a registered shareholder, you may revoke your proxy by:
•
signing another proxy with a later date and delivering it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (according to the instructions on the proxy), not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting or any adjournment or postponement thereof;

•
signing and dating a written notice of revocation and delivering it to the registered office of the Company, 9500 Glenlyon Parkway, Burnaby, British Columbia V5J 0C6, Canada, at any time up to and including the last business day preceding the date of the Meeting or any adjournment or postponement thereof;

•
attending the Meeting virtually and registering with the scrutineer of the Meeting as a shareholder present virtually and by signing and delivering a written notice of revocation to the Chair of the Meeting or any adjournment or postponement thereof; or

•	in any other manner provided by law.
If you have followed the process for attending and voting online at the Meeting, voting online at the Meeting will revoke your previous proxy.
In addition, if you are a registered shareholder and have voted using the internet following the instructions as described in the Notice of Internet Availability of Proxy Materials or this Proxy Statement, you may change your vote by following the procedures described in the Notice of Internet Availability of Proxy Materials or this Proxy Statement to submit a vote with a later date prior to the voting deadline.
If you are not a registered shareholder and wish to change your proxy nominee or your vote, you should consult your broker or nominee with respect to submitting new voting instructions. Intermediaries may set deadlines for the receipt of revocation notices that are farther in advance of the Meeting than those set out above and, accordingly, any such revocation should be completed well in advance of the deadline prescribed in the form of proxy or voting instruction form to ensure it is given effect at the Meeting.
How are abstentions and broker non-votes counted?
Shares held or represented by proxy by persons present at the Meeting in respect of which the holder or proxy holder does not vote, or abstains from voting, with respect to any proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions will not be included in vote totals and will not affect the outcome of the vote of any proposal contained in this year’s Proxy Statement. A “broker non-vote” occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under the rules of the New York Stock Exchange (“NYSE”). If a quorum is present, broker non-votes will not be counted as votes FOR or AGAINST such matter or, in the case of election of a director, as votes FOR or WITHHELD with respect to such election, and also will not
13	2026 Proxy Statement

be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a majority of the shares voting on the matter. With respect to Proposals One, Four, Five and Six, shareholders may vote FOR, AGAINST or ABSTAIN; however, abstentions will not be counted as votes FOR or AGAINST the proposal and will have no effect on the outcome of the vote.
Under the NYSE rules, brokers or nominees are entitled to vote shares held for a beneficial owner on “routine” matters, such as the appointment of Ernst & Young LLP as our independent auditors, without instructions from the beneficial owner of those shares. However, absent instructions from the beneficial owner of such shares, a nominee is not entitled to vote shares held for a beneficial owner on certain “non-routine” matters. Accordingly, if you hold your shares in street name, it is critical that you arrange to exercise your voting right if you want it to count on all matters to be decided at the Meeting.
How many votes are needed to hold the Meeting and approve the proposals and how does the Board recommend that I vote?
To conduct the Meeting, the Company must have a quorum, which is two persons present and each entitled to vote and holding or representing by proxy not less than 33% of the votes entitled to be cast at the Meeting. The table below shows the votes needed to approve each of the proposals, as further described in each of the proposals and the Board’s recommendation for voting on each proposal.

Proposals		Votes Required	Board Recommendation
1	Special resolution to determine the number of directors on the Board and the number of directors to be elected at the Meeting to be ten (10)	Two thirds of the votes cast at the Meeting FOR the proposal.	FOR
2	Election of ten nominees to serve as directors for a term of one year each expiring at the next annual meeting of the Company
The ten nominees receiving the highest number of affirmative votes cast at the Meeting will be elected, unless “WITHHOLD” votes for any nominee are greater than “FOR” votes, in which case, such nominee will be required to promptly tender his or her resignation. “WITHHOLD” votes are not counted otherwise. See “Proposal Two: Election of Directors — Questions and Answers about the Election of Directors — Might directors be required to resign following the Meeting?” on page 17 for more information.
FOR each nominee
3	Appointment of Ernst & Young LLP as the Company’s auditor until the next annual meeting of the Company and the authorization of the Audit Committee to fix the remuneration of the auditors
Majority of votes cast at the Meeting voting FOR the proposal. For purposes of determining the number of votes cast, only “FOR” or “WITHHOLD” votes are counted. As such, abstentions are not treated as votes cast and are not counted in the determination of the outcome of the proposal.
FOR
4	Annual non-binding, advisory vote on named executive officer compensation
Majority of votes cast at the Meeting voting FOR the proposal. This is an advisory vote and, while not binding on us, our Board and Compensation Committee value the opinions of all of our shareholders and will consider the outcome of this vote when making future decisions on executive compensation.
FOR
5	Special resolution to empower the directors of the Company, by resolution of the directors, to determine the number of directors within the minimum and maximum number set out in the Articles	Two thirds of the votes cast at the Meeting FOR the proposal.	FOR
6	A shareholder proposal as described in Appendix B	Majority of votes cast at the Meeting voting FOR the proposal.	AGAINST

14	2026 Proxy Statement

Will my shares be voted if I do not vote by phone, internet or sign and return my proxy card or voting instruction form?
If your shares are registered in your name and you do not vote by phone, internet or sign and return your proxy card, or attend and vote online at the Meeting, your shares will not be voted at the Meeting. If your shares are held through an account with a brokerage firm, bank, dealer or other nominee, your brokerage firm or other nominee may vote your shares on certain “routine” matters as described above. Only Proposal Three, the appointment of Ernst & Young LLP as the Company’s auditor until the next annual meeting of the Company and the authorization of the Audit Committee to fix the remuneration of the auditors, is expected to be considered to be a “routine” matter at the Meeting. For your vote to be counted with respect to non-routine matters, you will need to communicate your voting decisions to your brokerage firm, bank, dealer or other nominee in accordance with the procedures they provide.
How are votes counted?
If your instructions as to voting in any instrument of proxy or voting instruction form are certain, your shares will be voted, withheld or abstained from voting in accordance with your instructions. If you do not specify a choice in the proxy card as to any of the following matters, and one of the proxy holders recommended by management is appointed as proxy holder, your shares will be voted “FOR” the election of each director nominee named in this Proxy Statement and “FOR” each of Proposals One and Three, Four and Five, and “AGAINST” Proposal Six, as recommended by the Board as further described in each of the proposals.
Voting results will be tabulated and certified by a representative of Broadridge, or such other entity as may be selected by the Company, as the scrutineer of the Meeting.
What happens if additional matters are presented at the Meeting?
Management of the Company is not aware of any amendments to or variations of any of the matters identified in the enclosed Notice of Annual and Special Meeting of Shareholders nor of any other business which may be brought before the Meeting. When you vote by internet, phone or mail, you will confer discretionary authority upon a proxy holder named in the instrument of proxy to vote your shares on any amendments or variations to the matters identified in the accompanying Notice of Annual and Special Meeting and on any other matter that may properly be brought before the Meeting in respect of which such proxy has been granted, subject to any limitations imposed by law.
Where can I find the voting results of the Meeting?
The Company will publish the voting results of the Meeting in a Current Report on Form 8-K, which is required to be filed with the SEC at www.sec.gov within four business days after the date of the Meeting and on the System for Electronic Document Analysis and Retrieval Plus (“SEDAR+”) at www.sedarplus.ca.
How can I obtain additional information, including a copy of the Proxy Statement and the 2025 Annual Report?
The Company will mail, without charge to any registered holder or beneficial owner of Common Shares and/or Subordinate Voting Shares, upon written request, a copy of its 2025 Annual Report, including its annual report on Form 10-K for the fiscal year ended December 31, 2025, containing the consolidated financial statements, management’s discussion and analysis of financial condition and results of operations, schedules and list of exhibits, and any particular exhibit specifically requested, any interim financial statements of the Company and the relevant management’s discussion and analysis of financial condition and results of operations that have been filed with securities regulators for any period after the end of the Company’s most recently completed financial year and the Company’s proxy statement in respect of its most recent annual meeting of shareholders. Requests should be sent to our Corporate Secretary at 9500 Glenlyon Parkway, Burnaby, British Columbia V5J 0C6, Canada. The Company may require payment of a reasonable charge for reproduction if a person that is not a registered shareholder or beneficial owner of Common Shares and/or Subordinate Voting Shares makes the request. This Proxy Statement, the 2025 Annual Report and additional information relating to the Company are also available at https://investor.rbglobal.com, on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2025 as contained in the Company’s 2025 Annual Report.
15	2026 Proxy Statement

PROPOSAL ONE: DETERMINING NUMBER OF DIRECTORS TO BE 10

Overview
The Articles provide that the Board shall consist of a minimum number of three (3) and maximum number of twelve (12) directors, with the exact number to be fixed from time to time by the shareholders of the Company in accordance with the Business Corporations Act (Ontario) (the “OBCA”).
At the Meeting, shareholders will be asked to consider and, if deemed advisable, to pass a special resolution to determine the number of directors on the Board and the number of directors to be elected at the Meeting to be ten (10), until changed in accordance with applicable law and the Articles.
The Board believes that determining the number of directors to be ten will allow the Board to continue to operate efficiently while maintaining an appropriate mix of skills, experience and independence to effectively oversee the Company’s business and affairs.
Recommendation of the Board
At the Meeting, shareholders will be asked to consider and, if deemed advisable, to pass, with or without variation, the following special resolution:
BE IT RESOLVED, as a special resolution of the shareholders of the Company that:
The number of directors of the Company and the number of directors to be elected at the Meeting, within the minimum and maximum number of directors of the Company provided for in the Articles be and is hereby determined to be ten (10).

The Board recommends a vote “FOR” the special resolution determining the number of directors to be ten (10).

PROPOSAL TWO: ELECTION OF DIRECTORS

Questions and Answers about the Election of Directors
What is the current composition of the Board?
The Articles require the Board to have at least three (3) and no more than twelve (12) directors. The current Board is composed of the following ten directors: Robert Elton, Jim Kessler, Brian Bales, Adam DeWitt, Gregory Morrison, Tim O’Day, Sarah Raiss, Michael Sieger, Debbie Stein, and Carol Stephenson.
16	2026 Proxy Statement

Is the Board divided into classes? How long is the term?
No, the Board is not divided into classes. All directors are elected for one-year terms to hold office until the next annual meeting of shareholders unless he or she sooner ceases to hold office.
Who can nominate individuals for election as directors?
Shareholders may nominate director candidates pursuant to and in accordance with the provisions of the Company’s By-laws No. 2 (the “By-laws”), which includes advance notice provisions for nominations of directors by shareholders, and of the OBCA. The advance notice provisions require advance notice to the Company of nominations for persons for election to the Board in circumstances where nominations are made other than pursuant to a shareholder proposal made in accordance with the provisions of the OBCA or a requisition of shareholders made in accordance with the OBCA. Shareholders should note that nominations for directors must be made in compliance with the procedures in the By-laws, which include requirements to notify the Company in writing in advance of an intention to nominate directors for election to the Board prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in such notice. Please see the information under “Shareholder Proposals and Director Nominations” on page 97.
The Company has not received any director nominations in connection with the Meeting.
Who is standing for election this year?
The following ten individuals are being nominated by or at the direction of the Board, based on the recommendation of the Nominating and Corporate Governance Committee:

• Jim Kessler	• Robert G. Elton
• Brian Bales	• Adam DeWitt
• Chloe Harford	• Gregory B. Morrison
• Tim O’Day	• Michael Sieger
• Debbie Stein	• Carol M. Stephenson

Each of the nominees, except Mr. Kessler, qualifies as independent under applicable NYSE listing standards and Canadian securities laws and regulations. See “Corporate Governance — Independence of the Directors” on page 26 for a summary of how “independence” is determined. Additional information concerning the above nominees, including their ages, positions and offices held with the Company, and terms of office as directors, is set forth below under “Information Concerning the Nominees to the Board of Directors” on page 18.
What if a nominee is unable or unwilling to serve?
If any one or more of the nominees named in this Proxy Statement is unable to serve or for good cause will not serve, then the persons voting the accompanying proxy may in their discretion vote for a substitute. The persons named in the enclosed form of proxy intend to vote for the election of any such substitute nominee. Each of the nominees has agreed to serve, if elected, and the Board is not presently aware of any reason that would prevent any nominee from serving as a director if elected.
How are nominees elected?
In the election of directors, you may vote “FOR” or “WITHHOLD” for each or any of the nominees. The ten nominees receiving the highest number of votes cast remotely or by proxy at the Meeting “FOR” their election will be elected as directors. Each of the ten nominees is uncontested.
Might directors be required to resign following the Meeting?
Yes. The Board has adopted a majority voting policy that will apply to any uncontested election of directors. Pursuant to this policy, any nominee for director who receives a greater number of votes marked “WITHHOLD” than votes “FOR” such election will promptly tender his or her resignation to the Chair of the Board following the Meeting. The Board’s Nominating and Corporate Governance Committee will consider the offer of resignation and make a recommendation to the Board as to whether to accept it.
In making its recommendation with respect to a director’s resignation, the Nominating and Corporate Governance Committee will consider, in the best interests of the Company, the action to be taken with respect to such offered resignation. The recommended action may include (i) accepting the resignation; (ii) recommending that the director continue on the Board but addressing what the Nominating and Corporate Governance Committee believes to be the underlying reasons why shareholders “withheld” votes for election from such director; or (iii) rejecting the resignation.
17	2026 Proxy Statement

The Nominating and Corporate Governance Committee would be expected to recommend that the Board accept the resignation except in extenuating circumstances. The Board will consider the Nominating and Corporate Governance Committee’s recommendation within 90 days following the Company’s annual meeting, and in considering such recommendation, the Board will consider the factors taken into account by the Nominating and Corporate Governance Committee and such additional information and factors that the Board considers to be relevant. The Board will promptly disclose its decision by a press release, such press release to include the reasons for rejecting the resignation, if applicable. A director who tenders his or her resignation pursuant to the majority voting policy will not be permitted to participate in any meeting of the Board or the Nominating and Corporate Governance Committee at which the resignation is considered. If the resignation is accepted, subject to applicable law, the Board may leave the resultant vacancy unfilled until the next annual general meeting, fill the vacancy through the appointment of a new director whom the Board considers to merit the confidence of the shareholders, or call a special meeting of shareholders at which there will be presented one or more nominees to fill any vacancy or vacancies.
May additional directors be appointed by the Board between annual general meetings?
If Proposal Five is approved by shareholders at the Meeting, the actual number of directors on the Board will be determined by the Board. Subject to the maximum number of directors permitted under the Articles, the Board has the power to increase the number of directors at any time between annual meetings of shareholders and appoint one or more additional directors, provided that the total number of directors so appointed shall not exceed one-third of the number of directors elected at the previous annual meeting.
Information Concerning the Nominees to the Board of Directors
The following section provides information with respect to the nominees to our Board. Directors are to be elected for a one-year term expiring at our next annual meeting unless he or she sooner ceases to hold office (if the director dies or resigns, is removed by resolution of the shareholders or becomes disqualified from being a director under the OBCA).
As previously disclosed on March 16, 2026, Sarah Raiss notified the Company of her decision to retire from service on the Board following the completion of her current term. Consequently, Ms. Raiss will not stand for re-election to the Board at the Company’s Meeting. The Company and the Board would like to thank Ms. Raiss, who has served as a director since 2016, for her service, guidance, and many contributions to the Company, particularly during a very transformative time in our history. The Company and the Board are committed to replacing Ms. Raiss’ spot on the Board with the most highly qualified candidate. One of the factors to be considered is the goal that at least 30% of the members of the Board be female. The Company has nominated Chloe Harford to replace Ms. Raiss. Ms. Harford was selected for nomination after being identified to the Company by a third-party search firm. The Company is confident that Ms. Harford’s experience and skills, as more fully set forth below in this Proxy Statement, make her the best candidate for this position on the Board.
The Board and the Nominating and Corporate Governance Committee believe that each director nominee brings a strong set of attributes and qualifications and that together these director nominees would create an effective and well-functioning Board that will continue to serve the Company and our shareholders well. Included in each director nominee’s biography below is a summary describing the key attributes and qualifications of the nominees upon which the decisions to nominate were made. Information below regarding shares owned, controlled or directed, Deferred Share Units (“DSUs”) issued under the Company’s Non-Executive Director Deferred Share Unit Plan, and stock options, restricted share units (“RSUs”) and performance share units (“PSUs”) granted under the Company’s equity incentive plans is given as of March 6, 2026.
18	2026 Proxy Statement

Robert George Elton

Independent
Age: 74
Residence: Vancouver, B.C., Canada
Director since: April 30, 2012
Shares owned, controlled or directed:
1,471 Common Shares
DSUs held: 32,822.65
RSUs held: 5,862.00
Committees: None (Chair of the Board)

Voting results 2025: Votes For: 165,597,450 Percentage For: 98.14%
Key attributes and qualifications
Robert Elton was elected to the Board in 2012. Mr. Elton’s experience in senior executive positions during the course of the past 25 years brings strong leadership and management skills to the Company. Mr. Elton held executive roles at Vancouver City Savings Credit Union from 2013 to 2017, including Chief Financial Officer and Chief Risk Officer. Mr. Elton served as an adjunct professor at the University of British Columbia’s Sauder School of Business.
Mr. Elton was President and Chief Executive Officer of BC Hydro, a government-owned electric utility, from 2003 to 2009. Prior to this he was Executive Vice President Finance and Chief Financial Officer of BC Hydro (2002 – 2003), Powerex (2001 – 2002), a subsidiary of BC Hydro, and Eldorado Gold Corporation
(1996 – 2001) (TSX: “ELD”; NYSE: “EGO”; ASX: “EAU”). Mr. Elton spent over 20 years with PriceWaterhouseCoopers and predecessor firms, becoming partner in 1987 before leaving the firm in 1996.
He is a Fellow of the Canadian Chartered Professional Accountants (FCPA.FCA) and has a Master of Arts degree from Cambridge University, U.K.
Past directorships (past five years)
Corix Utilities, a private utility infrastructure company – Director, Chair of the Human Resources Committee

Jim Kessler

Not Independent
Age: 53
Residence: Norwood, PA, USA
Director since: August 1, 2023
Shares owned, controlled or directed:
109,425 Common Shares
PSUs held: 365,263.99
RSUs held: 90,979.25
Stock Options held: 283,434
Committees: None (CEO)

Voting results 2025: Votes For: 168,459,097 Percentage For: 99.84%
Key attributes and qualifications
Jim Kessler was appointed Chief Operations Officer of RB Global in 2020, was promoted to President and Chief Operations Officer in 2021, and was promoted to Chief Executive Officer in August of 2023. Before joining RB Global, he served as a senior leader for two decades in the automotive industry, including as President, Emerging Business at Caliber Collision from 2019 to 2020 and as Chief Operations Officer of ABRA Auto Body and Glass from 2017 to 2019. At ABRA, he oversaw operations, procurement, and growth initiatives, including the integration of the merger between ABRA and Caliber Collision, which created the first national collision repair provider in the United States. He also held a variety of senior leadership positions at vRide, City Sports and Pep Boys.
He holds an undergraduate degree and MBA from Saint Joseph’s University.

19	2026 Proxy Statement

Brian Bales

Independent
Age: 63
Residence: Scottsdale, AZ, USA
Director since: March 20, 2023
Shares owned, controlled or directed:
6,400.55 Common Shares
DSUs held: 2,223.98
RSUs held: 4,599.00
Committees: Audit Committee

Voting results 2025: Votes For: 168,457,685 Percentage For: 99.84%
Key attributes and qualifications
Mr. Bales was appointed to the Board in 2023. Mr. Bales has significant management experience, including as a leader at a Fortune 300 company. Mr. Bales’ extensive experience in business strategy and transformational growth (including mergers & acquisitions and related integration, risk management & oversight, commercial real estate & infrastructure development, capital markets, capital allocation and investor relations) enables him to provide the Board with additional perspectives on the Company’s operations. Mr. Bales has also had extensive leadership oversight of environmental investments and operations.
Mr. Bales is currently the Executive Vice President and Chief Development Officer of Republic Services, a leader in the U.S. environmental services industry. Prior to his current role, Mr. Bales served as the Executive Vice President of Business Development at Republic Services from 2008 to 2015, and as Vice President of Corporate Development from 1998 to 2008. Before joining Republic Services, Mr. Bales held roles at Ryder System from 1993 to 1998 and as Chief Financial Officer for EDIFEX & VTA Communications from 1988 to 1993. Mr. Bales began his professional career as an accountant with Price Waterhouse, now PricewaterhouseCoopers, and worked there from 1986 to 1988.
Mr. Bales holds a Bachelor of Science degree in Business Administration from the University of Tennessee and is a Certified Public Accountant.
Past directorships (past five years)
IAA, Inc., a previously publicly traded auto auction company

Adam DeWitt

Independent
Age: 53
Residence: Chicago, IL, USA
Director since: May 5, 2020
Shares owned, controlled or directed:
4,000 Common Shares
DSUs held: 8,607.39
RSUs held: 3,776.93
Committees: Audit Committee (Chair)

Voting results 2025: Votes For: 168,278,934 Percentage For: 99.73%
Key attributes and qualifications
Adam DeWitt was appointed to the Board in 2020. Mr. DeWitt’s experience in senior executive positions during the past 20 years brings strong leadership and management skills to the Company. In March 2026, Mr. DeWitt became the Chief Executive Officer of Honk Technologies, Inc., a privately-held innovative roadside-assistance platform, following a merger with Curbside SOS Inc., where he was previously the Chief Executive Officer. Prior to Curbside SOS, Mr. DeWitt was the Chief Executive Officer of Grubhub, Inc., where he led all functions of the U.S. business from June 2021 to April 2023. Prior to that role, Mr. DeWitt was Grubhub’s President (since 2018) and Chief Financial Officer (since 2011). During his tenure of a decade at the company, Grubhub’s annual revenues grew from $20 million to more than $2 billion, and he led the company through its initial public offering in 2014, 13 subsequent acquisitions and eventual sale for $7 billion.
Before joining Grubhub, Mr. DeWitt was the Chief Financial Officer of publicly-traded optionsXpress Holdings, Inc. He is also a member of the board of directors of privately-held ShipBob, Inc., the leading provider of fulfillment for small to mid-size businesses and The Joffrey Ballet, and is a member of the board of trustees of the Bernard Zell Anshe Emet Day School.
Mr. DeWitt holds an A.B. in Economics from Dartmouth College.
Past directorships (past five years)
Fathom Digital Manufacturing Corporation (NYSE: “FATH”), an advanced manufacturing services company
Treehouse Foods (NYSE: “THS”), a previously publicly traded private label snack and beverage manufacturer, where he chaired the audit committee and served on the compensation committee

20	2026 Proxy Statement

Chloe Harford
Independent Age: 51 Residence: Seattle, WA, USA Director since: Newly Proposed Director Shares owned, controlled or directed: nil DSUs held: nil RSUs held: nil Committees: Newly Proposed Director
Voting results 2025: Newly Proposed Director
Key attributes and qualifications
Chloe Harford is a seasoned independent board director and senior product, strategy and business executive with over 20 years of experience scaling global digital, data-driven marketplaces and platform businesses. She has helped guide companies from pre-launch through IPO and to more than $2 billion in annual revenue, including as a founding team member at Zillow Group, Inc. (an online real estate marketplace) (NASDAQ: “Z”).
Ms. Harford’s industry experience spans digital marketplaces, proptech, fintech, SaaS, B2C, B2B, internet media and sustainability, with a consistent focus on customer-centric product-led growth and monetization.
Ms. Harford has served as a board member of Roofstock, Inc. (an online marketplace for investing in rental homes) since 2021 and serves as an advisor to several AI-native startups.
Previously, Ms. Harford served as Vice President, Product at OfferUp, Inc. (an online marketplace for buying and selling goods including electronics, furniture and cars) from 2017 to 2018 and in various roles at Zillow Group, Inc. from 2005 to 2017, including as Vice President, Strategy from 2015 to 2017.
Ms. Harford holds an M.A. in Natural Sciences from the University of Cambridge, a Ph.D. from the University of Bristol and an M.B.A. from INSEAD.
Other directorships
Roofstock, Inc., a private online marketplace for investing in rental homes
Past directorships (past five years)
CIAN PLC, a previously publicly traded online real estate marketplace

Gregory B. Morrison

Independent
Age: 66
Residence: Fernandina Beach, FL, USA
Director since: May 7, 2024
Shares owned, controlled or directed: 2,665
DSUs held: nil
RSUs held: 1,911.93
Committees: Audit Committee
Compensation Committee

Voting results 2025: Votes For: 168,157,419 Percentage For: 99.66%
Key attributes and qualifications
Gregory B. Morrison was elected to the Board in 2024. Mr. Morrison is the former Senior Vice President and Corporate Chief Information Officer for Cox Enterprises, Inc., a communications, media and automotive company, a role he held from February 2002 until his retirement in January 2020. During his 18 years at Cox, Mr. Morrison was responsible for providing corporate strategic planning, policy development and management of all information technology systems, leveraging deployment of new information technology across the company’s operations and overseeing cybersecurity matters. Prior to his role at Cox, Mr. Morrison served as Executive Vice President and Chief Operating Officer of RealEstate.com in 2000 and held various information and technology leadership roles, including CIO, at Prudential Financial from 1989 to 2002. Mr. Morrison has extensive knowledge and expertise with cybersecurity, large-scale business transformations and technology deployments, and the development of key technological advances that help improve manual business processes. Mr. Morrison was named among the industry’s top performing Chief Information Officers who have shown unparalleled leadership to drive innovation and transformation in businesses. Mr. Morrison was a commissioned officer in the US Army from 1982 to 1989.
Mr. Morrison received a Bachelor of Science in Mathematics and Physics from South Carolina State University, and a Master of Science in Industrial Engineering from Northwestern University.
Other directorships
Rollins Inc. (NYSE: “ROL”), where he chairs the Human Capital and Compensation Committee and serves on the Audit Committee
Past directorships (past five years)
Veritiv Corp (acquired by Clayton, Dubilier & Rice), including on its Audit and Finance Committee and Compensation and Leadership Development Committee
Veritex Holdings (Bank) (NASDAQ: “VBTX”), where he chaired the Corporate Governance and Nominations Committee and the Technology Committee and served on the Audit Committee

21	2026 Proxy Statement

Timothy O’Day

Independent
Age: 67
Residence: Chicago, IL, USA
Director since: March 20, 2023
Shares owned, controlled or directed:
1,500 Common Shares
DSUs held: 2,223.98
RSUs held: 4,599.00
Committees: Nominating and Corporate Governance Committee
Compensation Committee

Voting results 2025: Votes For: 164,944,095 Percentage For: 97.76%
Key attributes and qualifications
Mr. O’Day was appointed to the Board in 2023. Mr. O’Day is a seasoned automotive industry executive and operator and the past President and Chief Executive Officer and board member of Boyd Group Services Inc., one of the largest automotive collision repair and glass repair and replacement companies in the world. Mr. O’Day had worked in the automotive collision business since joining Gerber Collision & Glass in 1998 as Vice President of Operations. After Gerber Collision & Glass was acquired by Boyd in 2004, Mr. O’Day joined Boyd to run their US operations. In his tenure, Mr. O’Day has helped Boyd grow from approximately 50 locations to over 1,000 locations by the end of 2022. Mr. O’Day started his career in internal audit at a public company.
Past directorships (past five years)
Boyd Group Services Inc. (NYSE: “BGSI”), a publicly traded collision repair company

Michael Sieger

Independent
Age: 64
Residence: Miami Beach, FL, USA
Director since: March 20, 2023
Shares owned, controlled or directed:
5,971 Common Shares
DSUs held: 2,223.98
RSUs held: 1,911.93
Committees: Compensation Committee (Chair)

Voting results 2025: Votes For: 166,909,338 Percentage For: 98.92%
Key attributes and qualifications
Michael Sieger was appointed to the Board in 2023. Mr. Sieger brings to the Board extensive experience and leadership in the automotive insurance industry from over three decades with The Progressive Corporation (NYSE: “PGR”).
Mr. Sieger possesses strong public company executive management experience, as well as significant strategic planning and operational experience. Mr. Sieger retired from Progressive in January 2022, where he had served as its Claims President since 2015. Mr. Sieger also held various other positions at Progressive from 1990 to 2015, including as its General Manager Claims Process from 2007 to 2015, General Manager Northeast Field Claims from 1999 to 2007, General Manager WA and PA from 1996 to 1999, Product Manager MS from 1992 to 1996 and Product Manager Corporate Marketing from 1990 to 1992. Prior to joining Progressive, Mr. Sieger served as a consultant at Frank Lynn & Associates from 1989 to 1990.
Mr. Sieger holds a Bachelor of Science in Electrical Engineering from Case Western Reserve University and an MBA from the University of Chicago Graduate School of Business.
Other directorships
Crash Champions, LLC, a private collision repair company
Past directorships (past five years)
IAA, Inc., a previously publicly traded auto auction company

22	2026 Proxy Statement

Debbie Stein
Independent Age: 65 Residence: Calgary, AB, Canada Director since: May 7, 2024 Shares owned, controlled or directed: 1,000 DSUs held: nil RSUs held: 4,599 Committees: Audit Committee
Voting results 2025: Votes For: 166,501,352 Percentage For: 98.68%
Key attributes and qualifications
Debbie Stein was elected to the Board in 2024.Ms. Stein brings extensive experience in infrastructure, energy and utility sectors to the Company. Ms. Stein has previously served as Senior Vice President, Finance, and Chief Financial Officer of AltaGas Ltd. from 2008-2015, and CFO and Corporate Secretary of Alta Gas Utilities from 2005 to 2008. Ms. Stein has also held positions in TC Energy Corporation, Wendy’s Restaurants of Canada and Paramount’s Canada’s Wonderland.
Ms. Stein holds a Bachelor of Arts degree in Economics (Hons.) from York University and is a Fellow of Chartered Professional Accountants (FCPA, CPA), and holds the ESG Global Competent Boards Designation and the ICD.D.
Other directorships
Aecon Group Inc. (OTCMKTS: “AEGXF”) (TSX: “ARE”) since 2019, where she chairs the Audit Committee and serves on the Corporate Governance, Nominating and Compensation Committee
Trican Well Service Ltd. (OTCMKTS: “TOLWF”) (TSX: “TCW”) since 2016 where she chairs the Corporate Governance Committee and serves on the Audit Committee
Washington Gas Light Company, a wholly owned subsidiary of AltaGas Ltd. (OTCMKTS: “ATGFF”) (TSX: “ALA”) since 2019
Ontario Teacher’s Pension Plan since 2023, where she chairs the Audit and Actuarial Committee, and serves on the Investment Committee and the Governance Committee
Past directorships (past five years)
Parkland Corporation from 2016, where she chaired the Environment, Safety and Sustainability Committee and the Audit Committee, and served on the Governance, Nominating and Ethics Committee
NuVista Energy Ltd. (OTCMKTS: “NUVSF”) (TSX: “NVA”) where she chaired the Audit Committee and served on the ESG Committee

Carol M. Stephenson

Independent
Age: 75
Residence: London, ON, Canada
Director since: April 27, 2022
Shares owned, controlled or directed: 4,320
DSUs held: 4,292.82
RSUs held: 4,599.00
Committees: Nominating and Corporate Governance Committee (Chair)
Compensation Committee

Voting results 2025: Votes For: 166,304,935 Percentage For: 98.56%
Key attributes and qualifications
Carol Stephenson was elected to the Board in 2022. Ms. Stephenson served as Dean of the Ivey Business School at Western University from 2003 until her retirement in 2013. Prior to joining the Ivey Business School, she was President and CEO of Lucent Technologies Canada from 1999 to 2003 and a member of the Advisory Board of General Motors of Canada, Limited, a GM subsidiary, from 2005 to 2009. Ms. Stephenson has been a board member of Mattamy Asset Management since 2020. Ms. Stephenson has previously served on the boards of General Motors Corporation (NYSE: “GM”) (2009 to 2023), Maple Leaf Foods, Inc. (TSE: “MFI”) (2016 to 2023), Ballard Power Systems, Inc. (2012 to 2017), Intact Financial Corporation (2004 to 2021), Manitoba Telecom Services, Inc. (2008 to 2016) and Sears Canada, Inc. (2001 to 2006). Ms. Stephenson is an officer of the Order of Canada.
Ms. Stephenson is a graduate of the University of Toronto. She completed the Executive Program at the Graduate School of Business Administration, University of California and the Advanced Management Program at Harvard University. She holds two honorary doctorates from Ryerson Polytechnic University and Western University.
Other directorships
Mattamy Asset Management (Private), an asset
manager – Director
Past directorships (past five years)
General Motors Company (NYSE: “GM”), a publicly traded automotive manufacturing company – Director, Chair of the Compensation Committee
Maple Leaf Foods, Inc. (TSE: “MFI”), a publicly traded consumer packaged meats company – Director, Chair of the Corporate Governance Committee
Intact Financial Corporation (TSX: “IFC”), a property and casualty insurance company – Director

Recommendation of the Board The Board recommends a vote “FOR” each of the nominees.

23	2026 Proxy Statement

INFORMATION CONCERNING OUR EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers, other than Jim Kessler, whose information may be found under “Proposal Two: Election of Directors – Information Concerning the Nominees to the Board of Directors” on page 18.

Eric Guerin Chief Financial Officer Age: 54
Eric Guerin was appointed as the Company’s Chief Financial Officer effective January 15, 2024. He brings extensive senior executive financial leadership experience to the Company. Most recently, Mr. Guerin served as the Chief Financial Officer of Veritiv Corporation, a leading distributor of packaging, facility solutions, and print products, from March 1, 2023 until its acquisition in November of 2023. Mr. Guerin previously served as Executive Vice President and Chief Financial Officer of CDK Global, Inc., a provider of retail technology and software-as-a-service solutions until its acquisition in July of 2022. Mr. Guerin also served as Division Vice President, Finance and as Division Vice President and Sector Chief Financial Officer, Corning Glass Technologies from September 2016 through January 2021 for Corning Incorporated, a provider of specialty glass, ceramics and related materials and technologies for industrial and scientific applications. Earlier in his career, Mr. Guerin served in a number of financial management roles for various public companies, including Flowserve Corporation, Novartis and Johnson & Johnson. Mr. Guerin serves as a member of the board of directors for Skyworks Solutions, Inc.
Mr. Guerin earned the designations of CPA & CMA* and obtained a Masters of Business Administration from St. John’s University and a Bachelor of Science in Accounting from the College of Staten Island.
*inactive

Steve Lewis Chief Operations Officer Age: 51
Steve Lewis was appointed Chief Operations Officer of RB Global in 2024. He brings with him extensive senior leadership experience in operations and supply chain management, as well as a honed approach to driving business growth through operational excellence. Before joining RB Global, Mr. Lewis was Division President at GXO Logistics from 2023 to 2024, where he was responsible for the operational processes, technological capabilities and safety standards at more than 120 distribution centers – across numerous verticals and products, including industrial, manufacturing and automotive. Mr. Lewis served as SVP, Commercial at GXO Logistics from 2021 to 2023 and as VP, Solutions & Strategy at XPO Logistics, a leading provider of freight transportation services, from 2019 to 2021. Mr. Lewis also held leadership positions at Penn Power Group, a provider of fleet services for highway equipment, transport refrigeration and power generation. Mr. Lewis is a retired U.S. Naval Officer, with over 20 years of operations and supply chain experience in the areas of product development, continuous improvement and lifecycle logistics.
Mr. Lewis is a member of the Supply Chain Advisory Board at the University of Kansas. He holds an undergraduate degree from Chaminade University and a Master of Managerial Economics from the University of Oklahoma.

24	2026 Proxy Statement

Jen Schmit Chief People Officer Age: 46
Jen Schmit was appointed as the Chief People Officer at RB Global in 2025. With over 20 years of leadership experience in Human Resources, she has spearheaded talent initiatives across various sectors, including automotive, healthcare, retail and consumer packaged goods.
Before joining RB Global, Ms. Schmit held multiple leadership roles at Caliber Collision, a prominent automotive services provider with over 1,800 locations throughout the United States. From 2016 to 2024, she progressively advanced to become the Senior Vice President of Talent & Development, where she led the company’s talent strategy and workforce development vision.
Prior to Caliber, Ms. Schmit led the Talent Acquisition function at Schwan Food Company from 2013 to 2016.
Ms. Schmit holds a Bachelor of Science in Human Resources from the University of Wisconsin-La Crosse and completed the Executive Program at UCLA Anderson School of Management in 2021.

Darren Watt Chief Legal Officer Age: 54
Darren Watt joined the Company in 2004 as in-house legal counsel. In 2012, Mr. Watt was promoted to Vice President Legal Affairs, and in 2013 was appointed General Counsel and Corporate Secretary. On August 29, 2016, Mr. Watt was promoted to Senior Vice President & General Counsel. In April of 2023 he was promoted to Chief Legal Officer. Prior to joining the Company, Mr. Watt practiced with McCarthy Tétrault LLP (1998 − 2004) as an Associate lawyer in the area of Corporate Finance & Securities.
Mr. Watt is a member of the Law Society of British Columbia and holds a Law Degree from the University of British Columbia, as well as an Honours Bachelor of Arts degree (International Relations) from the University of Toronto.

25	2026 Proxy Statement

CORPORATE GOVERNANCE

Overview
The Board and the Company believe that excellent corporate governance practices are essential for the effective and prudent operation of the Company and for enhancing shareholder value. The Board’s Nominating and Corporate Governance Committee is responsible for reviewing and, if necessary, recommending changes to the Company’s corporate governance practices.
Structure and Members of the Board
The Articles require the Board to have at least three (3) and no more than twelve (12) directors. The current Board is comprised of the following ten directors:
• Jim Kessler	• Adam DeWitt	• Sarah Raiss	• Carol M. Stephenson
• Robert G. Elton	• Timothy O’Day	• Michael Sieger
• Brian Bales	• Gregory B. Morrison	• Debbie Stein

Independence of the Directors
The Board is comprised of a majority of independent directors as defined under the applicable rules of the NYSE and National Instruments 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) and 52-110 Audit Committees (“NI 52-110”) adopted by the Canadian Securities Administrators. The Company’s Corporate Governance Guidelines define independence in accordance with the independence rules under the corporate governance rules of the NYSE, TSX, and applicable securities laws and regulations. The Corporate Governance Guidelines also require the Board to review the independence of all directors at least annually. The NYSE listing standards provide that no director qualifies as “independent” unless the Board affirmatively determines that such director has no material relationship with the Company and NI 58-101 and NI 52-110 provide, in effect, that an independent director is a person that has no direct or indirect “material relationship” with the Company (defined to mean a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of the director’s independent judgment). The NYSE listing standards and NI 52-110 set forth specific categories of relationships that disqualify a director from being independent. For relationships not covered by these criteria, the determination of whether a relationship is material or not, and therefore whether the director would be independent, will be made by the independent directors, considering all relevant facts and circumstances, whether such relationship is material.
When reviewing the independence of each director nominee, the Board considered whether any of the director nominees have a material relationship with the Company. The Board’s independence determination was based on information provided by the director nominees. As a result of this review, the Board affirmatively determined that Robert Elton, Brian Bales, Adam DeWitt, Gregory Morrison, Timothy O’Day, Michael Sieger, Debbie Stein and Carol Stephenson, representing all of the non-executive director nominees, are independent within the meaning of the applicable rules of the NYSE and NI 58-101 and NI 52-110. The Board also previously determined that Sarah Raiss, who is not standing for re-election at the Meeting, qualified as independent under the applicable rules during her service on the Board, including in 2025. Mr. Kessler is not considered independent given his employment as CEO of the Company. There were no undisclosed transactions, relationships or arrangements that required consideration by the Board for purposes of determining director independence in 2025.
26	2026 Proxy Statement

Meetings of the Board and Board Member Attendance at Annual Meeting
In the year ended December 31, 2025, the Board held six (6) Board meetings and additional working sessions or update calls. The independent Board members held executive sessions without management of the Company present at each of its meetings. Each of our directors attended at least 75% of the aggregate of the total number of meetings of our Board during the period that the director served on our Board and the total number of meetings of all committees of our Board on which he or she served during the year ended December 31, 2025. Agenda and materials in relation to Board and Board committee meetings are generally circulated to directors for their review in advance of meetings. The following table presents information about attendance by incumbent director nominees at Board and committee meetings for the year ended December 31, 2025.

Director	Board Meetings[1]	Audit Committee Meetings	Compensation Committee Meetings	Nominating and Corporate Governance Committee Meetings
Jim Kessler	6/6
Robert G. Elton	6/6
Brian Bales	6/6	4/5
Adam DeWitt	6/6	5/5
Tim O’Day	6/6		4/4	3/3
Gregory B. Morrison	6/6	5/5	4/4
Sarah Raiss	6/6			3/3
Michael Sieger	6/6		4/4
Debbie Stein	6/6	5/5
Carol M. Stephenson	6/6		4/4	3/3

1.	Excludes additional working sessions and/or update calls held by the Board during 2025.
Board members are encouraged but not required to attend the annual general meeting of shareholders. All directors serving on the Board at such time attended the 2025 Annual and Special Meeting of shareholders.
Independent Chair
Robert Elton is the current Board Chair and is an independent director. Under the description of the position adopted by the Board, the Board Chair is responsible for overseeing the management, development and effective performance of the Board, and taking all reasonable measures to ensure that the Board fully executes its mandate and that directors clearly understand and respect the boundaries between the Board’s and management’s responsibilities. See also “— Board Leadership Structure” on page 33 and “— Director Term Limits and Board Renewal” on page 32.
Board Mandate
The mandate of the Board is to supervise management of the Company and to act in the best interests of the Company and its shareholders. The Board acts in accordance with its formal mandate and:
•	the OBCA;
•	the Articles and By-laws;
•	the Company’s Code of Business Conduct and Ethics;
•	the charters of the Board committees, including the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee;
•	the Company’s Corporate Governance Guidelines; and
•	other applicable laws and Company policies.
The Board or its designated committees approve significant decisions that affect the Company and its subsidiaries before they are implemented. The Board or a designated committee oversees the implementation of such decisions and reviews the results.
27	2026 Proxy Statement

The Board meets with the CEO and other executive officers of the Company from time to time to discuss and review internal measures and systems adopted by management to ensure a culture of integrity throughout the organization.
The Board is involved in the Company’s strategic planning process. The Board is responsible for reviewing and approving strategic initiatives, taking into account the risks and opportunities of the business. Management updates the Board on the Company’s performance in relation to strategic initiatives at least quarterly. Management undertakes an annual strategic planning process, with regular Board involvement in the process and review and approval of the resulting strategic plan. The frequency of meetings and the nature of agenda items change depending upon the state of the Company’s affairs.
The Board is responsible for overseeing the identification of the principal risks of the Company and ensuring that risk management systems are implemented. The principal risks of the Company include those related to the Company’s integration of acquisitions, the Company’s underwritten business, ability to sustain and manage growth, its reputation and industry. The Board oversees the Company’s adoption of risk management practices, including a comprehensive enterprise risk management program, and the Board regularly reviews and provides input on the same. See also the discussion under “— Board’s Role in Risk Oversight” on page 34.
The Board is responsible for the selection and performance of the CEO, and the appointment of other executive officers.
The Compensation Committee is responsible for developing guidelines and procedures for selection as well as long-range and emergency succession planning for the CEO. See the discussions under “— Executive & Chief Executive Officer Succession Planning” on page 31.
The Board reviews all the Company’s financial communications, including annual and quarterly reports. The Company communicates with its stakeholders through a number of channels including its website. The Board oversees the Company’s disclosure policy, which requires, among other things, the accurate and timely communication of all material information as required by applicable law.
The Audit Committee meets regularly to review reports from management of the Company and discuss specific risk areas with management and the external auditors. The Board, through the Audit Committee, oversees the effectiveness and integrity of the Company’s internal control processes and management information systems. The Audit Committee also directly oversees the activities of the Company’s external auditors. The Company’s Disclosure Committee reports to the Audit Committee on a quarterly basis on the quality of the Company’s internal control processes.
The Nominating and Corporate Governance Committee is responsible for reviewing the governance principles of the Company, recommending any changes to these principles, and monitoring their disclosure. This committee is responsible for the corporate governance disclosure included in the Company’s proxy statement. Through industry forums and access to professional advisors, the committee keeps abreast of best practices to ensure the Company continues to carry out high standards of corporate governance. The Board has adopted Corporate Governance Guidelines, which are available on our website at investor.rbglobal.com.
As provided in the Company’s Corporate Governance Guidelines, the Board, with the assistance of the Nominating and Corporate Governance Committee, determines from time to time the number of directors on the Board, within a range specified in the Company’s charter documents. The Board believes that the Board should include ten directors at this time.
The Board believes that the current membership of the Board, and the membership of the Board subsequent to the Meeting, reflects appropriate experience and an appropriate number of unrelated and independent directors, and permits the Board to operate in an efficient manner.
28	2026 Proxy Statement

Position Descriptions
The entire Board is responsible for the overall governance of the Company. Any responsibility that is not delegated to senior management or a Board committee remains with the entire Board. The Board has adopted position descriptions for the CEO and the Board Chair. The charters of the committees of the Board are considered to be position descriptions for the chairs of the committees. The CEO has overall responsibility for all Company operations, subject to Board oversight.
•
The Board reviews and approves the corporate objectives for which the CEO is responsible and such corporate objectives form a key reference point for the review and assessment of the CEO’s performance.

•	The Board has defined the limits to management’s authority. The Board expects management, among other things, to:
•	set the appropriate “tone at the top” for all employees of the Company;
•	implement effective succession planning strategies and provide for development of senior management;
•
review the Company’s strategies and their implementation in all key areas of the Company’s activities, provide relevant reports to the Board related thereto and integrate the Board’s input into management’s strategic planning for the Company;

•	carry out a comprehensive planning process and monitor the Company’s financial performance against the annual plan approved by the Board; and
•
identify opportunities and risks affecting the Company’s business, develop and provide relevant reports to the Board related thereto and, in consultation with the Board, implement appropriate mitigation strategies.

Orientation and Continuing Education
All new directors receive a comprehensive information package, which includes a record of historical public information about the Company, a copy of the Company’s Code of Business Conduct and Ethics, the mandate of the Board and the charters of the Board committees, and other relevant corporate and business information and securities filings. In addition, the Company’s orientation for directors involves meeting with the Board Chair, CEO and senior management of the Company for an interactive introductory discussion about the Company and its strategy and operations, and providing the directors with an opportunity to ask questions. New directors are also expected to attend as an observer at least one meeting of each Board committee during their first year. All directors are also encouraged to meet with management informally, visit sites and other Company offices and facilities, and attend “town hall” meetings on a periodic basis. New Board members joining any of the Board committees also receive committee orientation materials and meetings with the then current applicable committee chairs and relevant members of the management team.
Senior management makes regular presentations to the Board on the main areas of the Company’s business and updates the Board quarterly on the Company’s financial and operating performance. External subject matter experts are also invited to make presentations to the Board on emerging topics of interest on a periodic basis.
Directors are encouraged to take relevant professional development courses at the Company’s expense, and at times, the Company also recommends appropriate courses and conferences and encourages directors to attend. The Company maintains, at its expense, individual memberships for all directors with the National Association of Corporate Directors and the Institute of Corporate Directors and a number of directors have attended training courses offered to members of these institutions. All directors subscribe to and make regular use of the reference materials provided by these organizations.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics, applicable to all directors, officers and employees, the full text of which can be found on our website at investor.rbglobal.com. Any shareholder may request a paper copy, free of charge, of the Code of Business Conduct and Ethics by making such request in writing to:
RB Global, Inc.
Attention: Corporate Secretary
9500 Glenlyon Parkway
Burnaby, British Columbia, V5J 0C6, Canada.
29	2026 Proxy Statement

The Board and management review and discuss from time to time the effectiveness of the Code of Business Conduct and Ethics and any areas or systems that may be further improved. The Company performs a Code of Business Conduct and Ethics compliance review on an annual basis, and seeks annual confirmation of understanding of and adherence to the Code from all employees throughout the Company and from directors. The Company, through directors’ and officers’ questionnaires and other systems, gathers and monitors relevant information in relation to potential conflicts of interest that a director or officer may have.
No material change report has been filed that pertains to any conduct of a director or executive officer that constitutes a departure from the Code of Business Conduct and Ethics.
The Company complies with the relevant provisions under the OBCA that deal with conflict of interest in the approval of agreements or transactions, and the Code of Business Conduct and Ethics sets out additional guidelines in relation to conflict of interest situations. Specifically, the Code of Business Conduct and Ethics includes provisions requiring disclosure and avoidance of conflicts of interest where personal interests interfere, or appear to interfere, with the Company’s business responsibilities, including doing business with family members, accepting outside employment, using corporate opportunities for personal benefit, holding interests in outside organizations that impact the Company and regarding the Company not providing corporate loans or extending credit guarantees to or for the personal benefit of directors or officers.
The Company was founded on, and the business continues to be successful largely as a result of, a commitment to ethical conduct and doing what is right. Employees are regularly reminded about their obligations in this regard and senior management demonstrates a culture of integrity and monitors employees by being closely engaged with the active operations of the business.
The Company has implemented procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters or reports of wrongdoing or violations of the Code of Business Conduct and Ethics.
Exemptions or waivers from our Code of Business Conduct and Ethics may only be granted by formal approval of senior management and/or the Audit Committee. The Company will publish any waivers of the Code of Business Conduct and Ethics for an executive officer or director on our website. The Company had no such waivers in 2025. Further, during 2025, the Company had no transactions where the policies and procedures summarized above required review, approval, or ratification, or where such policies and procedures were not followed.
Shareholder and Other Interested Party Communications to the Board
In furtherance of its commitment to engaging in constructive and meaningful communication with shareholders, the Company has adopted a formal Shareholder Engagement Policy in order to promote open and sustained dialogue with shareholders and other interested parties in a manner consistent with the Company’s disclosure controls and procedures. The Policy outlines topics which are considered suitable for Board-Shareholder communication, including:
•	Board structure and composition
•	Board performance
•	Chief Executive Officer performance
•	Executive compensation philosophy and structure
•	Executive succession philosophy, process and oversight
•	Corporate governance practices and disclosures
•	Board involvement in strategy development and oversight
•	Risk management oversight
Shareholders and other interested parties may initiate communications with the Board by directing their questions or concerns to the independent directors through the Board Chair c/o the Corporate Secretary, RB Global, Inc., 9500 Glenlyon Parkway, Burnaby, B.C. V5J 0C6 or email to Chair_of_the_Board@rbglobal.com.
For information regarding the deadline for submitting shareholder proposals in 2027, please see the “Shareholder Proposals and Director Nominations” section on page 97.
All relevant correspondence, with the exception of solicitations for the purchase or sale of products and services and other similar types of correspondence, will be forwarded to the Board Chair. Purely for administrative purposes, correspondence to the Board Chair may be opened or viewed by the Company’s Corporate Secretary. A copy of the Company’s Shareholder Engagement Policy is available on the Company’s website at investor.rbglobal.com.
30	2026 Proxy Statement

Executive and Chief Executive Officer Succession Planning
The Board is responsible for ensuring that the Company has an appropriate organizational structure in place, including a CEO and other key executives who have the skills and expertise to ensure the effective management of the Company. The Board is supported in this function by the Compensation Committee, which is responsible for ensuring that management has a robust process in place for CEO succession planning. Succession planning may incorporate the consideration of recruitment of external candidates as well as internal candidates, depending on the evolving needs of the business.
Under the oversight of the Compensation Committee, management has implemented a talent review process building on the Company’s annual performance management process. This process, in addition to identifying the high-potential and high-performing talent, assists management to review succession plans at key levels and establish development plans for key talent. This process is the basis for enterprise succession planning and will continue to evolve in the coming years with the aim of ensuring that the Company has the appropriate level of executive bench strength necessary to drive growth and ensure long-term profitability. The succession plan for the CEO and other key executive roles is formally reviewed with the full Board once a year, and there are further periodic discussions of talent progression throughout the year. In addition to ordinary course CEO succession planning, the Company’s Compensation Committee, in consultation with the CEO, also implements a succession plan to address unanticipated emergency situations. The emergency succession plan is reviewed annually.
The Board encourages senior management to participate in professional and personal development activities, courses and programs, and supports management’s commitment to training and developing its employees with a special focus on areas of strategic importance.
Board Evaluations and Director Assessments
The Board has an annual assessment process for the Board, its committees, and individual directors. The process is administered by the Nominating and Corporate Governance Committee, and the results of each annual assessment are shared with all directors. The process considers Board and committee performance relative to the Board mandate or relevant committee charters, as appropriate, and provides a mechanism for all directors to individually and confidentially assess and provide comments on Board, committee and Board Chair performance, as well as a self-assessment of individual director performance. As part of these evaluations, the directors will provide their assessments of the effectiveness of the Board, the Board Chair, themselves as individual Board members, and the committees on which they serve. The Board also periodically performs a peer-to-peer review as part of its continuing effort to advance and refine its assessment process. The Board as a whole will review the individual committee assessments, and the Board Chair will review individual members’ self-evaluations and peer reviews with them, along with any other ideas for improvement. The Board may, at its discretion, engage an independent corporate governance expert to gather, organize and/or summarize the individual assessments for discussion with the Board and the committees.
The Board actively changes its evaluation process and focus periodically to ensure maximum value and impact. For the past several years, the Board has completed an open-ended series of questions around the most critical issues facing the business, the Company’s strategy and Board effectiveness, had a thorough discussion and developed specific actions in response.
31	2026 Proxy Statement

Director Term Limits and Board Renewal
In February of 2022, the Company amended its Corporate Governance Guidelines to eliminate the previously established mandatory retirement age of 72 for directors. In approving this amendment, the Board considered that the prior mandatory retirement age could result in the arbitrary or premature loss of active directors who are able to continue to make valuable contributions to the overall management, risk oversight and strategic vision of the Company. This amendment also serves to increase the pool of qualified director nominees that could be considered by the Board when it is in the best interest of the Company and its shareholders. After considering these factors, the Board concluded that a specific retirement age was not necessary and may be counterproductive, and that the Company and its shareholders are best served by retaining the flexibility in electing or appointing directors without an age restriction. The Company has determined not to adopt any other formal term limit for the members of the Board, but generally views a term of 10 – 15 years as an appropriate guideline to allow for the development of sufficient continuity and experience on the Board, while also ensuring adequate Board renewal. This guideline is set forth in the Company’s Corporate Governance Guidelines.
With a renewal lens, the Nominating and Corporate Governance Committee reviews the composition of the Board on a regular basis in relation to approved director criteria and skill requirements, experiences and performance of our Board members, to best support our strategy and the long-term success of the Company and shareholder value creation and recommends changes as appropriate to renew the Board.
Board Composition and the Director Identification and Selection Process
The Company has adopted a policy and amended the Director Selection Guidelines forming part of the Nominating and Corporate Governance Committee Charter (the “Director Selection Guidelines”) to implement the goal of expanding the Board’s breadth of experiences and background. The Company values inclusivity and recognizes the organizational strength, deeper problem-solving ability and opportunity for innovation that a range of experiences and backgrounds brings to the Board. The Company believes having a broad selection of directors with a wide array of perspectives is an important element of corporate governance and is good for the business.
Inclusivity contributes to the achievement of the Company’s corporate objectives. It enables the Company to attract people with the best skills and attributes, and to develop a workforce whose backgrounds reflects that of the communities in which it operates. The Company’s Director Selection Guidelines was amended in 2023 to establish, as a measurable objective for improving gender diversity, that at least 30% of the Board be comprised of women. In addition to a candidate’s independence, industry knowledge, skills, experience, leadership qualities and other factors, the Nominating and Corporate Governance Committee takes into account the objectives set forth in the Company’s internal policies and Director Selection Guidelines in selecting candidates for filling nomination and appointment to the Board. As of March 6, 2026, there are three female directors on the Board, representing 30% of the Board. The proposed slate of directors consists of three female nominees, which, if elected, would represent 30% of the Board. The Company is committed to continuing to build on its proven track record in this regard. As noted elsewhere in this Proxy Statement, the Company and the Board are committed to replacing Ms. Raiss’ spot on the Board with the most highly qualified candidate. One of the factors to be considered is the goal that at least 30% of the members of the Board be female. The Company has nominated Chloe Harford to replace Ms. Raiss. Ms. Harford was selected for nomination after being identified to the Company by a third-party search firm. The Company is confident that Ms. Harford’s experience and skills, as more fully set forth above in this Proxy Statement, make her the best candidate for this position on the Board. In addition, as of March 6, 2026, two of the directors on the board, representing 20% of the Board, are racially/ethnically diverse.
Representation of Women in Executive Officer Appointments
The Company remains committed to improving representation of women in executive officer appointments. As of March 6, 2026, the Company has one female on its executive leadership team, representing 8% of the Company’s executive leadership team.
The Company has not adopted any specific target regarding women in executive positions. The Company believes that it has a balanced and effective approach in its executive selection process and has given emphasis to gender representation in its executive search program.
The Company also recognizes the importance of female representation at the mid-management level as these positions are the Company’s pipeline for future executive officer roles. As such, the Company continues to recognize high-potential women in our organization. In order to implement this initiative, the Company has:
•	established an inclusivity function supported by executive officers to support inclusion in the business strategy and to connect talent strategies;
32	2026 Proxy Statement

•
structured a women-focused employee resource group , which is open to all employees, to implement Company-wide innovative initiatives relating to supporting women in the workplace. These initiatives provide networking, training, development and mentoring opportunities for all employees to realize opportunities for personal and professional growth, and further develop confidence in leadership roles;

•
provided training to employees at director level and above to identify conscious and unconscious biases, with the aim of enhancing their appreciation of the value of varied perspectives in the workplace for the Company’s shareholders, customers, employees and the communities we serve;

•	developed a career website and recruiting collateral to include representation of the Company’s varied workforce which demonstrates our commitment to inclusiveness;
•
developed its talent management strategy to support inclusivity in all of its programs including succession planning, leadership development, learning, and identification and development of high potential talent using 360-degree assessments and coaching; and

•
continued to foster and support the Women’s L.I.N.K. Program (Lead.Inspire.Network.Know), a global initiative to support women within the Company and further strengthen our core value of being an inclusive global organization to drive innovation through variety of thought, background and perspective.

The Company’s management believes these initiatives and efforts will support a broad pool of candidates and improve representation of people with a wide variety of experiences and backgrounds to be considered when making leadership and executive officer appointments. The Company is committed to providing an environment in which all employees are treated with fairness and respect, and have equal access to opportunities for advancement based on skills and aptitude.
Other Designated Groups
The Board and the Nominating and Corporate Governance Committee consider diversity in the broadest sense, including individuals from designated groups (as such term is defined in the Employment Equity Act (Canada), the “Designated Groups”), in selecting potential director candidates and candidates for executive positions. The Board and the Nominating and Corporate Governance Committee consider the representation of the Designated Groups in identifying and nominating director candidates and candidates for executive positions in a variety of ways, including by actively seeking these candidates for inclusion in its list of potential candidates for future vacancies on the Board and appointments to executive positions. The Nominating and Corporate Governance Committee assesses the effectiveness of its internal policies by periodically reviewing the skills, expertise and background of each of the existing members of our Board.
While the Company has adopted a target for women representation on the Board, the Company, at this time, has not adopted any specific targets for other types of diversity within the Designated Groups for Board positions or executive positions.
The Company believes that it is a combination of the skills, experience and character of an individual that are the most important qualities in assessing the value that such individual can bring to the Board or to their executive position.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines addressing, among other things, Board and management roles, Board functions and responsibilities, director qualifications, director independence, Board structure and performance evaluations. The guidelines are available on our website at investor.rbglobal.com.
Board Leadership Structure
The Board does not have a formal written policy regarding the separation of the roles of CEO and Board Chair; however, the Board believes that separating the Board Chair and CEO positions is the most effective leadership structure for the Company. This structure allows the Board Chair to focus on the effectiveness of the Board while the CEO focuses on executing the Company’s strategy and managing the Company’s operations and performance.
As required under the Corporate Governance Guidelines, the Board holds at least four scheduled meetings each year of the non-executive directors without management present.
Additional executive sessions may be held from time to time as required. The Board Chair presides at executive sessions. The non-executive directors met either immediately before or following each regularly-scheduled meeting of the Board, and otherwise held meetings and information sessions in 2025 without management present.
33	2026 Proxy Statement

Board’s Role in Risk Oversight
The Board oversees the Company’s enterprise risk management program, which focuses on the identification, assessment and mitigation of risks associated with achievement of the Company’s strategic objectives. Principal risks are identified and evaluated relative to their potential impact and likelihood of occurrence, including consideration of mitigating activities.
The Company’s annual risk assessment process is linked to the annual strategic planning process, with periodic updates conducted to identify potential emerging risks, such as those associated with major business decisions, key initiatives and external factors. The Company’s enterprise risk management program is overseen at the senior executive level in conjunction with the Company’s risk management and internal audit group. Reports on principal risks and mitigation strategies are reviewed by the Company’s executive officers, the Audit Committee and the Board.
Oversight of the Company’s management of principal risks forms part of the mandate of the Board and its committees.
The Board has primary responsibility for oversight of the enterprise risk management program. Each of the Company’s principal risks is the responsibility of either a specific committee or the entire Board, as appropriate. The Board is responsible for overseeing the Company’s activities with respect to the identification, assessment and mitigation of cybersecurity and technology risks. The Audit Committee is responsible for reviewing, including with management and the Company’s independent auditor, if appropriate, the guidelines and policies with respect to risk assessment and risk management, specifically the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee is responsible for oversight of compensation risk and accordingly, has considered the implications of the risks associated with the Company’s compensation policies and practices to ensure they do not encourage inappropriate risk taking by the Company’s executive officers.
Compensation Committee Interlocks and Insider Participation
During 2025, Michael Sieger, Timothy O’Day, Gregory Morrison and Carol Stephenson each served on our Compensation Committee. None of these persons has ever served as an officer or employee of the Company or has had any relationships with the Company requiring disclosure under applicable rules and regulations of the SEC. Each of these persons qualified as independent under applicable NYSE listings standards and Canadian securities laws and regulations. In addition, none of our executive officers served during 2025 as a director or member of a compensation committee of any entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee.
Cybersecurity - Risk Management & Strategy
The Company recognizes the importance of managing material cybersecurity risks to its business. We identify and assess cybersecurity risks through internal IT assessments, third-party security assessments, penetration testing, vulnerability management activities, and monitoring of emerging threats and regulatory developments. Our cybersecurity strategy emphasizes risk mitigation, threat detection, and operational resilience through established prevention, detection, and response processes. These include technical security controls, security monitoring tools, incident response procedures, employee training programs, and contractual arrangements with third-party cybersecurity service providers. We monitor the effectiveness of our cybersecurity program through key performance indicators and risk metrics, including incident detection and response timelines, vulnerability remediation rates, digital fraud prevention measures, and phishing simulation performance.
Management has established two cross-functional committees to oversee cybersecurity and data privacy matters: the Data Privacy Committee (“DPC”) and the Security Steering Committee (“SSC”). The SSC includes our Chief Operations Officer, Chief Information Security Officer (“CISO”), IT leaders, and representatives from Internal Audit, Product Management, Human Resources, and Legal. The DPC develops strategies and policies related to data privacy and protection. The SSC oversees security initiatives, establishes security policies, and evaluates the Company’s efforts to identify, monitor, and respond to cybersecurity risks. Our CISO has over 20 years of experience in information technology and cybersecurity across multiple industries, including financial services, human resources consulting, and consumer data intelligence, and serves on industry advisory boards focused on security operations and artificial intelligence.
The Board oversees the Company’s cybersecurity and technology risk management activities. The Board receives periodic updates from management regarding cybersecurity risks, incidents, and mitigation efforts. We maintain a security program that includes physical, administrative, and technical safeguards designed to identify, prevent, and respond to cybersecurity threats. We engage independent third-party firms to conduct cybersecurity maturity assessments and audits and continue to invest in information security personnel and technology resources. Our incident response process is led by the CISO, with support from Legal, Operations, and Internal Audit. We maintain relationships with external breach counsel and incident response providers to support timely response if needed. The Company conducts mandatory security awareness training for employees and utilizes phishing simulations to assess training effectiveness. As disclosed in the Company’s 2025 Annual Report, the Company did not experience any material cybersecurity incidents during 2025.
34	2026 Proxy Statement

BOARD COMMITTEES

Audit Committee and Audit Committee Financial Expert
The Audit Committee oversees the Company’s corporate accounting and financial reporting processes and the audits of its financial statements. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of our Audit Committee are currently Adam DeWitt, Brian Bales, Gregory Morrison, and Debbie Stein. Adam DeWitt is Chair of the Audit Committee. All committee members qualify as independent directors for audit committee purposes under the applicable NYSE listing standards, SEC rules and NI 52-110. The Board has determined that all current members of the Audit Committee are “financially literate” as interpreted by the Board in its business judgment. The Board has further determined that Adam DeWitt qualifies as an “audit committee financial expert,” as defined in the applicable rules of the SEC. The Audit Committee held five (5) meetings during 2025.
Information regarding the relevant education and experience of the members of the Audit Committee, as required under NI 52-110, is disclosed, under “Proposal Two: Election of Directors — Information Concerning the Nominees to the Board of Directors.”
The Audit Committee Charter establishes the Audit Committee and sets out its duties and responsibilities. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis and, if appropriate, proposes changes to the Board. The Audit Committee Charter was most recently updated in February 2025. The Audit Committee Charter is available on our website at investor.rbglobal.com. For further information on our Audit Committee and related matters, including the Report on Audited Financial Statements, see “Proposal Three: Appointment of Ernst & Young LLP” on page 44.
The Audit Committee meets periodically with our independent accountants and management of the Company to review the scope and results of the annual audit and to review and discuss our financial statements and related reporting matters prior to the submission of the financial statements to the Board. In addition, the Audit Committee meets with the independent auditors on at least a quarterly basis to review and discuss the annual audit or quarterly review of our financial statements.
Compensation Committee
The Board has established a Compensation Committee, the current members of which are Michael Sieger, Timothy O’Day, Gregory Morrison and Carol Stephenson. Michael Sieger is Chair of the Compensation Committee. The Board has determined that the committee members qualify as independent directors for compensation committee purposes under the applicable NYSE standards and NI 58-101 and as non-employee directors under the SEC rules. The Compensation Committee held four (4) meetings during 2025.
The Compensation Committee reviews and assesses its charter at least annually and, if appropriate, proposes changes to the Board. The charter was most recently updated in November 2024. A copy of the charter is available on our website at investor.rbglobal.com.
The Compensation Committee, acting pursuant to its charter is responsible for, among other matters:
•	recommending to the Board the Company’s compensation philosophy for the Company’s executive officers, and overseeing the implementation of the Company’s compensation policies and programs;
•
reviewing and approving corporate goals and objectives relevant to the CEO’s compensation, evaluating the CEO’s performance in light of those goals and objectives and determining, or recommending to the independent directors of the Board, the CEO’s compensation based on this evaluation at least annually;

•	reviewing the CEO’s recommendations regarding annual compensation for the Company’s other executives and approving such compensation;
•	considering the implications of the risks associated with the Company’s compensation policies, practices and programs and reporting to the Board annually regarding such considerations;
•
reviewing and recommending to the Board for its approval and, where required, submission to the Company’s shareholders, annual and long-term incentive and equity-based compensation plans for the Company’s executive officers and others, relevant changes to such plans, and overseeing the administration of such plans; and

•
ensuring the development of a long-term succession plan for the CEO, and also ensuring that the Company has implemented a short-term or emergency succession plan to address any unexpected departure or lack of capacity to perform on the part of the CEO.

35	2026 Proxy Statement

The Compensation Committee’s charter allows the Compensation Committee to form and delegate authority to subcommittees and to delegate authority to one or more designated members of the Board or Company officers, provided that any such delegation complies with all applicable laws, regulations and stock exchange rules. See “Compensation Discussion and Analysis” on page 47 for additional discussion regarding the process and procedures of the Compensation Committee with respect to compensation.
Nominating and Corporate Governance Committee
The Board has established a Nominating and Corporate Governance Committee, the current members of which are Carol Stephenson, Sarah Raiss and Tim O’Day. Carol Stephenson is Chair of the Nominating and Corporate Governance Committee. The Board has determined that the committee members each qualify as an independent director for nominating and corporate governance committee purposes under the applicable NYSE standards and NI 58-101. The Nominating and Corporate Governance Committee held three (3) meetings during 2025.
The Nominating and Corporate Governance Committee reviews and assesses its charter at least annually and, if appropriate, proposes changes to the Board. The charter was most recently updated in February 2025. The charter is available on our website at investor.rbglobal.com.
The Nominating and Corporate Governance Committee, acting pursuant to its charter, serves the following purposes:
•	to address Board succession issues and identify individuals qualified to become members of the Board, consistent with criteria approved by the Board;
•	to select and recommend to the Board director and committee member candidates;
•
to develop, update as necessary and recommend to the Board corporate governance principles and policies applicable to the Company, including the Corporate Governance Guidelines, and to monitor compliance with such principles and policies;

•	to oversee the evaluation of the Board;
•	to facilitate and encourage director orientation and continuing education;
•	to review and recommend to the Board the structure and amount of Board compensation;
•
to oversee management’s identification and assessment of material environmental, social and governance issues facing the Company, and the approach taken by management to effectively manage such risks and issues; and

•	to review and recommend for the Board’s approval annual director and officer insurance policies.
Annually, the Nominating and Corporate Governance Committee follows a process designed to consider the election of directors, in accordance with the guidelines articulated in its charter and the Company’s Corporate Governance Guidelines, including, if applicable, to seek individuals qualified to become new Board members for recommendation to the Board to fill any vacancies. In assessing the qualification of a candidate, the committee adheres to the director selection guidelines set forth in the committee’s charter, which include, among other things:
•	the candidate’s personal and professional ethics, integrity and values;
•	the candidate’s training, experience and ability at making and overseeing relevant policies;
•
the candidate’s willingness and ability to devote the required time and effort to fulfill effectively the duties and responsibilities related to Board and committee membership and the candidate’s willingness and ability to serve on the Board for multiple terms, if nominated and elected; and

•	the candidate’s independence under SEC, Canadian securities laws or applicable stock exchange rules on independence.
The Nominating and Corporate Governance Committee believes that having directors with, among other things, relevant professional experience, industry knowledge, functional skills and expertise, geographic experience and exposure, leadership qualities and public company board and committee experience is beneficial to the Board as a whole. Directors with such backgrounds can provide a useful perspective on significant risks and competitive advantages and an understanding of the challenges the Company faces. The Nominating and Corporate Governance Committee monitors the mix of skills and experience of directors and committee members to assess whether the Board has the appropriate tools to perform its oversight function effectively. With respect to nominating existing directors, the Nominating and Corporate Governance Committee reviews relevant information available to it and assesses their continued ability and willingness to devote the required time and effort to serve as a director, taking into consideration any other engagements they may have, including any other public boards on which they serve. The Nominating and Corporate Governance Committee also assesses each person’s contribution in light of the mix of skills and experience the committee deems appropriate for the Board. The Nominating and Corporate Governance Committee takes into account the objectives set forth in internal policies and Director Selection Guidelines discussed herein in addition to the relevant skills and experience required by the Board, in selecting candidates for filling Board vacancies and changing its composition.
36	2026 Proxy Statement

With regard to the Company’s climate-related disclosures, the Company follows the standards of the Sustainability Accounting Standards Board and the Global Reporting Initiative (GRI) for its climate disclosures. For information on our key performance metrics, please refer to our ESG report available at investor.rbglobal.com/Sustainability/default.aspx.
With respect to considering nominations of new directors, including nominations by shareholders, the Nominating and Corporate Governance Committee identifies candidates based upon the criteria set forth above and in its charter. The Nominating and Corporate Governance Committee reviews selected candidates and makes a recommendation to the Board. The Nominating and Corporate Governance Committee may also seek input from other directors or from senior management when identifying candidates. There are no specific minimum qualifications required for nominees.
The Nominating and Corporate Governance Committee has the responsibility for establishing corporate governance guidelines and overseeing the evaluation and effectiveness of the Board as a whole, as well as the committees of the Board and the contribution of individual directors. The Nominating and Corporate Governance Committee maintains and updates from time to time an inventory of the competencies, capabilities and skills of current non-executive Board members. The following matrix is used as a reference tool for the ongoing assessment of Board composition, to ensure that desired skills and attributes are considered as new Board members are being assessed and to identify any gaps in the competencies that are required to successfully advance the overall strategy of the Company.

	General Business Skill						Functional Experience

Name	Large Organization Experience	CEO Experience	Overseas Experience	Accounting Expertise	Health & Safety, Environment and Social Responsibility	Financial / Investment	Cybersecurity and Risk Oversight	Marketing	Organizational Structure	Sales	Strategic Planning	Commercial Equipment / Automotive Industries	Digital Transformation
Robert G. Elton	•	•		•	•	•	•		•		•	•	•
Brian Bales	•			•	•	•	•		•	•	•	•	•
Adam DeWitt	•	•		•	•	•	•	•	•	•	•		•
Chloe Harford	•		•		•	•	•	•	•	•	•	•	•
Gregory B. Morrison	•	•	•	•	•	•	•		•		•	•	•
Timothy O’Day	•	•		•	•	•	•	•	•	•	•	•
Michael Sieger	•					•		•	•	•	•	•	•
Debbie Stein	•			•	•	•	•		•		•		•
Carol M. Stephenson	•	•	•		•	•	•	•	•	•	•	•	•

Pursuant to the By-laws, in addition to nomination of directors by or at the direction of the Board, shareholders may nominate director candidates pursuant to and in accordance with the provisions of the By-laws, which includes advance notice provisions for nominations of directors by shareholders, and of the OBCA. The advance notice provisions in the By-laws are described under “Shareholder Proposals and Director Nominations” on page 97.
The Nominating and Corporate Governance Committee does not have a formal policy on consideration of recommendations for candidates to the Board from registered shareholders. The Nominating and Corporate Governance Committee believes the evaluation of potential members of the Board is by its nature a case-by-case process, depending on the composition of the Board at the time, the needs and status of the business of the Company, and the experience and qualification of the individual. Accordingly, the Nominating and Corporate Governance Committee would consider any such recommendations on a case-by-case basis in its discretion, and, if accepted for consideration, would evaluate any such properly submitted nominee.
The Nominating and Corporate Governance Committee periodically reviews the Company’s director compensation practices and recommends to the Board the form and amount of compensation and benefits for directors. The Nominating and Corporate Governance Committee from time to time retains independent consultants to provide advice regarding compensation for the directors of the Company. Please refer to the discussion of director compensation under “Non-Executive Director Compensation” on page 40.
Other Committees
In addition to the standing committees of the Board described above, the Board may form ad hoc committees from time to time.
37	2026 Proxy Statement

OTHER MATTERS

Legal Proceedings
We do not currently know of any material legal proceedings against us or any of our subsidiaries involving our directors, nominees for director, officers, affiliates or any owner of record or beneficial owners of more than 5% of our Common Shares or any of their respective associates, or in which any of these persons has a material interest adverse to us or any of our subsidiaries. We do not currently know of any legal proceedings that occurred during the past 10 years that are material to an evaluation of the ability or integrity of any of our executive officers, directors or nominees for director.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, certain officers and persons who own 10% or more of our Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Based solely upon the Company’s review of SEC filings of such forms and written representations from such directors, officers and owners, the Company believes that during the fiscal year ended December 31, 2025, all Section 16(a) filing requirements applicable to such persons were timely satisfied, with the exception of the Form 5 filed on behalf of Brian Bales on March 13, 2025 for a single transaction.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

No executive officer, director, or employee or former executive officer, director or employee of the Company or any of its subsidiaries, nor any proposed nominee for election as a director of the Company, nor any associate of any director, executive officer or proposed nominee, is, or at any time since January 1, 2025 has been, indebted to the Company or any of its subsidiaries or indebted to another entity where the indebtedness is subject to a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries either for a purchase of securities or otherwise, other than “routine indebtedness” as defined in Form 51-102F5 adopted by the Canadian Securities Administrators.
In accordance with its charter, our Audit Committee is responsible for reviewing all related person transactions, including current or proposed transactions in which the Company was or is to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. The Audit Committee does not currently have a written related party transaction policy but its practice is to consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction, such as: (i) the nature of the related person’s interest in the transaction; (ii) the terms of the transaction; (iii) the relative importance (or lack thereof) of the transaction to the Company; (iv) the materiality and character of the related person’s interest, including any actual or perceived conflicts of interest; and (v) any other matters the Audit Committee deems appropriate. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee decides whether or not to approve such transactions and approves only those transactions that are deemed to be in the overall best interests of the Company. To identify any related person transaction, the Company requires each director and executive officer to complete a questionnaire each year requiring disclosure of any prior or proposed transaction with the Company in which the director, executive officer or any immediate family member might have an interest.
In addition, pursuant to our Corporate Governance Guidelines, if any actual or potential conflict of interest arises for a director, the director is expected to promptly inform the Board Chair and the CEO. If a significant conflict exists and cannot be resolved, the director is expected to resign. All directors are expected to recuse themselves from any discussion or decision affecting their personal business or interests.
Other than as disclosed in this Proxy Statement, since January 1, 2025, none of our directors, executive officers, nominees for director or beneficial owners of more than 5% of our Common Shares or any of their immediate family members was indebted to the Company or had a material interest in a transaction with the Company where the amount involved exceeded $120,000, nor are any such transactions currently proposed.
Other than as disclosed in this Proxy Statement, none of the directors or officers of the Company, no director or officer of a body corporate that is itself an insider or a subsidiary of the Company, no person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercised control or direction over voting securities of the Company or a combination of both carrying more than 10% of the voting rights attached to any class of outstanding voting securities of the
38	2026 Proxy Statement

Company entitled to vote in connection with any matters being proposed for consideration at the Meeting, no proposed director or nominee for election as a director of the Company and no associate or affiliate of any of the foregoing has or had any material interest, direct or indirect, in any transaction or proposed transaction since January 1, 2025 that has materially affected or would or could materially affect the Company or any of its subsidiaries.
Other than as disclosed in this Proxy Statement, none of the directors or officers of the Company, no proposed nominee for election as a director of the Company, none of the persons who have been directors or officers of the Company at any time since January 1, 2025 and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, in any matter to be acted upon at the Meeting. Other than as disclosed in this Proxy Statement, none of the directors or officers of the Company, no proposed nominee for election as a director of the Company, and none of the persons who have been directors or officers of the Company at any time since January 1, 2025, were appointed or selected pursuant to an arrangement or understanding between he or she and any other person.
There are no family relationships (by blood, marriage, or adoption, not more remote than first cousin) between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

39	2026 Proxy Statement

NON-EXECUTIVE DIRECTOR COMPENSATION

The Nominating and Corporate Governance Committee periodically reviews the Company’s director compensation practices and recommends to the Board the form and amount of compensation and benefits for directors. Effective as of the date of the Company’s Annual and Special Meeting of Shareholders on May 7, 2024, and remaining effective for the year 2025, the annual retainer paid to non-executive directors, other than the Board Chair, was increased from $235,000 to $310,000 and the annual retainer paid to the Board Chair was increased from $345,000 to $410,000. The Chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee receive an additional fee of $20,000, $15,000, and $15,000, respectively, which amounts remain unchanged from 2023.
Effective May 7, 2024, approximately 65% of the annual retainer paid to non-executive directors, including the annual fees paid to the Board Chair (but excluding fees for chairmanship of Board committees), are paid in the form of Restricted Share Units (“RSUs”).
Prior to that, since January 1, 2021, 55% of the annual Board retainers paid to non-executive directors, including the annual fees paid to the Board Chair (but excluding fees for chairmanship of Board committees), were paid in the form of Deferred Share Units (“DSUs”). For a discussion of RSUs, see “Non-Executive Director Restricted Share Units” on page 43 and for a discussion of DSUs, see “Non-Executive Director Deferred Share Unit Plan” on page 43.

40	2026 Proxy Statement

Non-executive Director Compensation Table
The table below sets out the compensation of the Company’s non-executive directors for the year ended December 31, 2025. Mr. Kessler, our CEO, is also a director but does not receive any compensation for his service as a director. See the section titled “Executive Compensation” for additional information about the compensation paid to Mr. Kessler.

Non-Executive Director	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	All Other Compensation ($)[3]	Total ($)
Robert G. Elton	155,000	250,725	42,293	448,018
Brian Bales	110,000	196,680	5,150	311,830
Adam Dewitt	130,000	196,680	12,755	339,435
Gregory B. Morrison	110,000	196,680	2,501	309,181
Timothy O'Day	110,000	196,680	5,150	311,830
Sarah Raiss	110,000	196,680	25,946	332,626
Michael Sieger	125,000	196,680	5,150	326,830
Debbie Stein	110,000	196,680	2,501	309,181
Carol M. Stephenson	125,000	196,680	7,612	329,292

1.	Represents total fees earned or paid in cash for service on the Board during fiscal year 2025, including annual Board retainer, and the annual fee paid to the Board Chair and to the Committee Chairs.
2.
The dollar amounts represent the grant date fair value of DSUs and RSUs granted in 2025, calculated in accordance with ASC 718, utilizing the assumptions discussed in Note 2 and Note 22 to our financial statements for the fiscal year ended December 31, 2025, without taking into account estimated forfeitures. The RSU and DSU grants are based on the 2025 compensation practices detailed above. For a discussion of RSUs, see “Non-Executive Director Restricted Stock Units” on page 43, and for a discussion of DSUs, see “Non-Executive Director Deferred Share Unit Plan” on page 43. DSUs are awarded quarterly in arrears. As noted above, the Company switched to granting RSUs effective May 7, 2024. Because DSU awards are granted in arrears, the final DSU grant occurred August 12, 2024. For fiscal year 2025, only RSUs were granted to non-executive directors. The number of RSUs granted and the fair value on each grant date, calculated in accordance with ASC 718, are as follows:

	May 15, 2025

Non-Executive Director	Fair Value ($)	RSUs(#)	DSUs & RSUs held as of December 31, 2025
Robert G. Elton	250,725	2,437	38,685
Brian Bales	196,680	1,912	6,823
Adam Dewitt	196,680	1,912	10,519
Gregory B. Morrison	196,680	1,912	1,912
Timothy O'Day	196,680	1,912	6,823
Sarah Raiss	196,680	1,912	21,592
Michael Sieger	196,680	1,912	4,136
Debbie Stein	196,680	1,912	4,599
Carol M. Stephenson	196,680	1,912	8,892

3
All other compensation includes the value of additional RSUs and DSUs credited to non-executive directors during 2025 corresponding to dividends declared and paid by the Company on Common Shares during 2025. The value of such dividend equivalent RSUs and DSUs was calculated by multiplying the number of such additional RSUs and DSUs credited by the fair market value of a Common Share on the date the dividend was paid.

41	2026 Proxy Statement

Ownership Guidelines
In January 2012, the Board adopted share ownership guidelines for the non-executive directors of the Company. The Board believes that share ownership aligns the interests of its directors with the interests of the Company’s shareholders, promotes sound corporate governance and demonstrates a commitment to the Company. Effective January 2018, the Board amended its share ownership guidelines for the non-executive directors of the Company to require non-executive directors to hold Common Shares and/or DSUs with a combined value of not less than five times the cash portion of the annual fixed retainer paid to such directors. Non-executive directors have five years from the date they are elected or appointed to the Board to attain these ownership requirements. Directors are not permitted to sell or otherwise dispose of share if the result would be that the Director would fall below his or her ownership requirements. Unvested RSUs that are granted to Board members pursuant to the changes to the Non-Executive Director compensation program effective May 7, 2024 are not counted when calculating Board members’ share ownership.
The following table sets out the applicable equity ownership guideline and equity ownership for each incumbent non-executive director.

	Equity Ownership Guideline

Non-Executive Director	Multiple of Retainer	Amount of Retainer ($)	Total Value of Equity Ownership Required ($)	Common Shares[1] (#)	RSUs/ DSUs[2] (#)	Total Value of Equity Ownership[3] ($)	Meets Share Ownership Requirement[4]
Robert G. Elton	5x	155,000	775,000	1,471	38,685	$4,183,817.15	Yes
Brian Bales	5x	110,000	550,000	6,400	6,823	$1,377,702.12	Yes
Adam DeWitt	5x	110,000	550,000	5,865	10,519	$1,707,082.46	Yes
Gregory B. Morrison	5x	110,000	550,000	2,665	1,912	$476,870.02	N/A5
Timothy O’Day	5x	110,000	550,000	1,500	6,823	$867,171.12	Yes
Sarah Raiss	5x	110,000	550,000	2,795	21,592	$2,540,872.52	Yes
Michael Sieger	5x	110,000	550,000	5,971	4,136	$1,053,038.47	Yes
Debbie Stein	5x	110,000	550,000	1,000	4,599	$583,359.81	Yes
Carol M. Stephenson	5x	110,000	550,000	4,320	8,892	$1,376,539.85	Yes

1.	Represents the number of Common Shares held as of March 6, 2026.
2.	Represents the number of RSUs/DSUs, and dividend equivalents, credited to each non-executive director held as of March 6, 2026.
3.	The total value of equity ownership is based on the closing price of the Common Shares on the NYSE on March 6, 2026, of $104.19 and includes the value of both Common Shares and DSUs.
4.	The share ownership guidelines were implemented in January 2012 and updated effective January 2018.
5.
Mr. Morrison is still within the timeframe allowed under the share ownership guidelines to reach the requisite holdings. It is anticipated that he will meet his share ownership requirements within the allotted timeframe of five years from the date on which he became a director.

42	2026 Proxy Statement

Non-executive Director Deferred Share Unit Plan
Between January 1, 2018 and December 31, 2020, 50% of the annual Board retainer paid to non-executive directors, including the annual fee paid to the Board Chair, was paid in the form of DSUs regardless of a director’s current level of share ownership or whether a non-executive director had satisfied share ownership guidelines. Prior to January 1, 2018, a non-executive director on each quarterly date on which the annual Board retainer for the prior completed calendar quarter was payable could elect to receive a cash payment only if the share ownership guidelines were met. In 2020, the Board approved amendments to the DSU Plan pursuant to which, in respect of calendar years commencing on or after January 1, 2021, 55% of the annual Board retainer paid to non-executive directors, including the annual fee paid to the Board Chair, was paid in the form of DSUs regardless of a director’s current level of share ownership or whether a non-executive director had satisfied share ownership guidelines. Effective May 7, 2024, the Board members no longer receive DSUs and instead receive RSUs. See “Non-Executive Director Compensation” on page 40 and “Non-Executive Director Restricted Share Units” below.
The annual Board retainers that had been paid in the form of DSUs as contemplated in the plan were payable, and were calculated and credited quarterly in arrears as follows:
•
The number of DSUs credited to a director was calculated by dividing the dollar amount of the portion of the Board retainer to be paid in the form of DSUs by the volume weighted average price of the Common Shares reported by the NYSE for the twenty trading days immediately preceding the date on which the DSUs were credited.

•
DSUs were credited on the 65th day (or the next business day if the 65th day was not a business day) after the end of the quarter in relation to the portion of the annual Board retainer payable for any fourth calendar quarter and DSUs were credited on the 45th day (or next business day if the 45th day was not a business day) after the end of the quarter in relation to the portion of the annual Board retainer payable for any other calendar quarter.

Although DSUs vested immediately upon being granted under the DSU Plan, no amount is payable to the non-executive director holding the DSUs until the director ceases to be a director, following which the director will be entitled to receive a lump sum cash payment, net of any applicable withholdings, equal to the number of DSUs held multiplied by the fair market value of one Common Share (determined as described above) as of the 24th business day after the first publication of the Company’s interim or annual financial statements and management’s discussion and analysis for the fiscal quarter of the Company next ending following the director ceasing to hold office. Additional DSUs are credited under the DSU Plan corresponding to dividends declared on the Common Shares. DSUs are considered equivalent to Common Shares for purposes of determining whether a director is complying with or satisfying share ownership guidelines.
Non-executive Director Restricted Share Units
Effective May 7, 2024, approximately 65% of the annual retainer paid to non-executive directors, including the annual fees paid to the Board Chair (but excluding fees for chairmanship of Board committees), is paid in the form of RSUs. For fiscal year 2024, on the date of the Company’s Annual and Special Meeting of Shareholders on May 7, 2024, each eligible non-executive director was granted an award of RSUs covering a number of shares having a grant date fair value equal to: (i) with respect to non-executive directors other than the Chair, $200,000, and (ii) with respect to the Chair of the Board, $255,000 (each, the “Annual Award”). The shares underlying the Annual Award vest on the earlier of (i) the one-year anniversary of the date the Annual Award is granted or (ii) the day prior to the date of the annual general meeting of our shareholders next following the date the Annual Award is granted, subject to continued service through the applicable vesting date. A director may elect to defer receipt of these RSUs until completion of Board service. Directors receive dividend equivalents on the RSUs to the extent the RSUs vest.
43	2026 Proxy Statement

PROPOSAL THREE: RE-APPOINTMENT OF ERNST & YOUNG LLP

Overview
We are asking our shareholders to re-appoint Ernst & Young LLP as our auditor until the next annual meeting of the Company and that the Audit Committee be authorized to fix their remuneration.
The affirmative vote of a majority of votes cast by shareholders present or represented by proxy at the Meeting is required for the re-appointment of Ernst & Young LLP as our independent registered public accounting firm. For purposes of this proposal, abstentions will not be counted as votes cast in determining the number of votes necessary for the re-appointment of Ernst & Young LLP as our independent registered public accounting firm.
Fees Billed by Independent Auditors
The fees billed to us by Ernst & Young LLP, our independent auditor, in each of the last two fiscal years are set forth in the following table. All services and fees, including tax service fees, were pre-approved by the Audit Committee.

	Year Ended December 31
Item	2025	2024
Audit Fees[1]	$5,076,859	$4,570,539
Audit-Related Fees[2]	$25,000	$24,350
Tax Fees[3]	$20,600	$95,482
All Other Fees[4]	$125,000	—
Total	$5,247,459	$4,690,371

1.
“Audit fees” represents fees (including out-of-pocket expenses) for the audit of our annual financial statements and review of our quarterly financial statements and for services that are normally provided in connection with statutory and regulatory filings or engagements, including accounting consultations, comfort letters, consents, and assistance with and review of documents filed with the SEC. In fiscal years 2025 and 2024, in addition to the consolidated group audit, this included statutory and trust account audits for twelve foreign country subsidiaries outside of the United States. The prior year 2024 audit fee amount was amended by an immaterial amount to reflect the final settlement of year end audit fees related to transactions and other events, and final out of pocket expenses, following conclusion of the audit after the prior year proxy statement was compiled.

2.
“Audit-related fees” represents fees for services reasonably related to the performance of the audit or review of the registrant’s financial statements and are not reported under audit fees, and in both years an agreed-upon procedures report for a local government grant in Canada.

3.	“Tax fees” represents fees for tax advisory services.
4.
“Other fees” represents fees for various services other than the services reported in audit fees, audit-related fees and tax fees, and in the current year relates to a pre-assessment for certain then-anticipated future ESG non-financial reporting.

Pre-Approval Policies and Procedures
The Audit Committee Charter provides that the Audit Committee is responsible for the selection, appointment, and retention of the independent auditor, subject to annual shareholder approval, and evaluation and, where appropriate, replacement of the independent auditor. In addition, the Audit Committee approves the compensation of the independent auditor. The Audit Committee also has responsibility for pre-approving the retention of the independent auditor for all audit and non-audit services the independent auditor is permitted to provide the Company and approve the fees for such services, other than any de minimis non-audit services allowed by applicable law or regulation. The Audit Committee is required to pre-approve all non-audit related services performed by the auditors. The Audit Committee’s pre-approval policy outlines the procedures and the conditions pursuant to which permissible services proposed to be performed by the auditors are pre-approved, provides a general pre-approval for certain permissible services and outlines a list of prohibited services. For 2024 and 2025, all of the services related to amounts billed by the Company’s external accountants were pre-approved by the Audit Committee.
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Recommendation of the Board

The Board recommends a vote “FOR” the re-appointment of Ernst & Young LLP as the Company’s auditor until the next annual meeting of the Company and the authorization of the Audit Committee of the Board to fix the auditor’s remuneration.

Report of the Audit Committee
To the Shareholders of RB Global, Inc.:
The Audit Committee reviewed and discussed with management and the Company’s independent auditors the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and considered the compatibility of non-audit services with the auditors’ independence. In addition, the Audit Committee discussed the matters required to be discussed by the Auditing Standard No. 1301. The Audit Committee also has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has also discussed with the independent accountant the accountant’s independence. Based on the review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
Audit Committee of the Board
Adam DeWitt, Chair
Brian Bales
Gregory Morrison
Debbie Stein

PROPOSAL FOUR: NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Overview
The Board believes that the Company’s operating success and shareholder value depend on the Company’s leadership. Accordingly, our executive compensation program is designed to provide a competitive level of compensation necessary to:
•	attract and retain the talent needed to lead our ongoing strategic transformation to grow the Company’s business;
•	incentivize executives and key employees to achieve the Company’s goals, including long-term earnings growth and sustained value creation; and
•	create commonality of interests among management, the Company’s shareholders and other stakeholders.
In accordance with Section 14A of the Exchange Act and Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following resolution, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to vote to approve or not approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as disclosed in the “Compensation Discussion and Analysis” beginning on page 47. Shareholders are currently given an opportunity to cast an advisory vote on this topic annually, with the next shareholder advisory vote after the Meeting expected to occur at the 2027 Annual Meeting of Shareholders.
While this vote is advisory in nature and therefore not binding on us, or our directors, we value the opinions of all our shareholders and will carefully consider the outcome of this vote when making future compensation decisions for our NEOs.
45	2026 Proxy Statement

We encourage our shareholders to read the “Compensation Discussion and Analysis”, which explains specifically how, what and why we pay our executives, and will equip shareholders with the information needed to cast an informed vote.
Our Board believes that our compensation program appropriately links executive pay to achievement of corporate goals, properly aligns management and shareholder interests, and is fair, reasonable and competitive relative to market practice. We therefore recommend that shareholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the named executive officers, as disclosed in the Compensation Discussion and Analysis, the executive compensation tables and the accompanying narrative discussion in the Proxy Statement of the Company, dated March 19, 2026, is hereby approved.”
Recommendation of the Board

The Board recommends a vote “FOR” the adoption of the above resolution indicating approval of the compensation of the Company’s NEOs.

46	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

A Letter from the RB Global Compensation Committee Chair
Dear Fellow Shareholders,
As Chair of the Compensation Committee, I am pleased to share an overview of the principles and considerations that guided the Committee’s executive compensation decisions, as reflected in the Compensation Discussion and Analysis (CD&A) section of this proxy statement.
The Committee’s work is grounded in a pay-for-performance philosophy that emphasizes long-term value creation, disciplined risk management, and alignment with shareholder interests. In 2025, we evaluated our executive compensation framework with a focus on how effectively it supports the Company’s strategic priorities, leadership continuity, and sustained financial performance. Where appropriate, we refined program design and incentive metrics to reflect both market practices and the Company’s evolving business needs.
A core responsibility of the Compensation Committee is to ensure that executive compensation decisions are informed, deliberate, and transparent. To that end, we regularly assess external benchmarking data, shareholder perspective, and internal performance outcomes, and we apply this information through a structured governance process that supports sound decision making and accountability.
The Committee believes the Company’s compensation programs appropriately emphasize long-term performance and prudent value creation, while continuing to reward achievement of key annual objectives. This balanced approach is intended to reinforce executive ownership, support strategic execution, and promote outcomes that are aligned with long-term shareholder value.
In 2025, the Company achieved strong financial results and delivered meaningful shareholder returns under the leadership of our Chief Executive Officer, Jim Kessler. The Compensation Committee recognizes the role of the executive leadership team in advancing the Company’s strategy through effective operational leadership and execution.
During the year, the Company appointed Jen Schmit as Chief People Officer, supporting management’s leadership in human capital strategy. In her role, Jen provides support to the Compensation Committee by contributing insight on leadership development, succession planning, organizational effectiveness, and the alignment of compensation programs with the Company’s culture and long-term objectives. Her work enhances the Committee’s ability to oversee executive compensation and leadership-related matters in a manner consistent with the Company’s strategic priorities.
On behalf of the Compensation Committee, thank you for your continued confidence in and support of the Company.
Sincerely,

Michael Sieger Chair, Compensation Committee (On behalf of the entire Compensation Committee)

47	2026 Proxy Statement

Executive Compensation
The Compensation Discussion and Analysis included in this Proxy Statement provides information about the compensation for our NEOs in 2025, including an analysis of the overall objectives of our compensation program for the year and each element of compensation provided.
Recent Management Changes
The Company’s current executive leadership team has largely been in place since 2024. Ms. Schmit was newly appointed as our Chief People Officer in August 2025. In August 2025, Mr. Jeter stepped down as our Chief Revenue Officer and informed the Company of his intention to retire after his many years of faithful service. Ms. King resigned effective November 20, 2025.
Named executive officers

James Kessler	Chief Executive Officer	Appointed August 2023
Eric Guerin	Chief Financial Officer	Appointed January 2024
Steve Lewis	Chief Operations Officer	Appointed September 2024
Jen Schmit	Chief People Officer	Appointed August 2025
Darren Watt	Chief Legal Officer	Appointed April 2023
Jeff Jeter[1]	Former Chief Revenue Officer	Appointed September 2023
Nancy King[2]	Former Chief Technology Officer	Appointed June 2024

1.
Mr. Jeter ceased to be RB Global’s Chief Revenue Officer on August 24, 2025. He has informed us that he will retire from the Company, effective March 31, 2026. After such date, Mr. Jeter will continue to be an advisor to the Company through 2026 to ensure a smooth transition.

2.	Ms. King joined the Company as Chief Technology Officer in June 2024. Ms. King’s last day of employment with the Company was November 20, 2025.
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Compensation Overview
Compensation governance and best practices

WHAT WE DO
Provide short-term and long-term incentive plans with performance targets aligned to business goals
Maintain a Compensation Committee composed entirely of independent directors who are advised by an independent compensation consultant
Require stock ownership for all senior leaders

Directors and members of management, including members of our Compensation Committee and our Independent Chair, engage with shareholders and other stakeholders on various topics, including our compensation program and philosophy

Include non-competition and non-solicitation terms in all employment agreements with senior leaders, where permitted by law

Maintain an Insider Trading Policy requiring directors, executive officers, and all other senior leaders to trade only during pre-established periods after receiving preclearance from our Chief Legal Officer

Have only double trigger (change in control and termination of employment) accelerated vesting provisions in the event of a change in control
Complete an annual risk review evaluating incentive compensation plans
Require short-term cash and long-term equity awards for all executive officers to be subject to clawback and cancellation provisions

WHAT WE DON’T DO
Provide gross-up payments to cover personal income taxes or excise taxes pertaining to executive severance benefits
Pay above-market interest on deferred compensation in retirement plans
Allow any director or employee to engage in hedging or pledging of our securities, including those received as compensation
Reward executives for excessive, imprudent, inappropriate, or unnecessary risk-taking
Allow the repricing, spring-loading, or backdating of equity awards
Guarantee incentive payouts from short-term or long-term incentive awards

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Shareholder Engagement
The Company views shareholder engagement as a continuous process and regularly seeks feedback directly from our shareholders. Through these discussions, we receive helpful feedback regarding our executive compensation program, and the Compensation Committee’s decision to further drive accountability and reinforce our growth strategy.
The Compensation Committee seeks to align the Company’s executive compensation program with the interests of the Company’s shareholders. The Compensation Committee considers the results of the annual Say-on-Pay vote, the long-term vision and strategic goals of the Company, input from management, input from its independent compensation consultant, and investor engagement feedback when setting and developing compensation plans for our executives. In 2025, 97.2% of the votes cast were voted in favor of our executive compensation program. The Compensation Committee believes that these results indicate that our shareholders generally approve of the structure of our executive compensation program. In light of the results of the advisory Say-on-Pay votes for 2022, 2023, and 2024, the Compensation Committee structured executive compensation for 2025 in a manner that was generally consistent with those executive compensation programs, but included a different mix of equity awards.
In the recent years, during our discussions with shareholders, we received feedback on the performance metrics used for our performance-based Long-term Incentives (“LTI”) awards. Specifically, while a number of our shareholders agree with the Compensation Committee that the measures we use are the best measures to ensure accountability of our senior executives and focus on cash generation to support the Company’s strategy, some shareholders have asked us to consider using additional or different performance measures for our LTI awards. In 2023 (and continuing on for 2024 and 2025), the Compensation Committee considered shareholder feedback regarding performance-based LTI awards, and determined that the performance metrics would be better aligned to both an internal metric as well as a shareholder return metric, which supports our objectives of motivating our executives to drive shareholder value, as well as recruiting and retaining top talent in our industry.
Compensation Program – Key Elements

2025 STI and 2025 LTI Overview

The 2025 Short-Term Incentive Plan (the “2025 STI”) focused leadership on three key financial measures. The total potential payout for the 2025 STI ranged from 0% to 200% based on performance against objective, pre-established targets with payout to occur only if threshold performance of at least one financial measure was met. The performance measures for the 2025 STI were Agency Proceeds, Operating Free Cash Flow (“OFCF”), and Adjusted EBITDA. These metrics are all non-GAAP measures. For a description of each, see Appendix A to this Proxy Statement. As noted below in this Proxy, grants of plan-based awards are made in March, following approval by the Compensation Committee at its March meeting in the year of the grant.
Consistent with market practices, the 2025 Long-Term Incentive Plan (the “2025 LTI”) was designed to shift away from the use of stock options and to align the interests of our most senior leaders with those of shareholders in share price appreciation through the use of restricted stock units (“RSUs”) (25% of total annual LTI) and performance share units (“PSUs”) (75% of total annual LTI at target) that are earned only if objective, pre-determined performance measures that drive long-term results are achieved.
The performance measures for the PSUs are equally weighted between Earnings Compound Annual Growth Rate (“CAGR”) and relative total shareholder return (“rTSR”) against the Russell 1000 Index, and performance payouts are capped at 200% of target. If absolute TSR performance is negative, payout for the rTSR metric is capped at 100% of target. The total payout for performance ranges from 0% to 200% based on performance against the objective, pre-established targets. At least one financial measure must be met for any portion of the PSUs to be earned and vested. Earnings CAGR is a non-GAAP measure. For a description of Earnings CAGR, see Appendix A to this Proxy Statement.
We believe that focusing performance on Agency Proceeds, Adjusted EBITDA, and OFCF in the short-term, combined with measuring Earnings CAGR and rTSR in the long-term, provides direct alignment of our executive compensation program with the interests of our shareholders and focuses senior leaders on making the investments that will provide profitable long-term growth.
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Peer group

The Compensation Committee annually reviews the peer group for compensation benchmarking comparisons and makes updates as needed to align with established criteria and Company strategy. We do not limit the peer group to our industry alone because we believe compensation practices for NEOs at other large U.S. based multinational companies affect our ability to attract and retain diverse talent around the globe.
The Compensation Committee considers the following factors when selecting the peer group used to inform target compensation levels for our NEOs:

* Gross Transaction Value is a measure of operational performance. For a description of Gross Transaction Value, see Appendix A: Selected Definitions of Operational and Financial Performance.
Based on the quantitative, qualitative and unique considerations described above, the Compensation Committee selected the following peer group for 2025 compensation benchmarking purposes:

Peer Group
Carvana Co. (CVNA)	Expedia Group, Inc. (EXPE)	TripAdvisor, Inc. (TRIP)
Copart, Inc. (CPRT)	Fair Isaac Corporation (FICO)	Verisk Analytics, Inc. (VRSK)
CoStar Group, Inc. (CSGP)	Match Group, Inc. (MTCH)	WillScot Holdings Corporation (WSC)
eBay Inc. (EBAY)	OPENLANE, Inc. (KAR)	Workday, Inc (WDAY)
Etsy, Inc. (ETSY)	TransUnion (TRU)	Zillow Group, Inc. (Z)

How we use benchmarking data to assess compensation

We benchmark pay practices and compensation levels against the proxy statement disclosures of our peer group. In addition, we use executive compensation surveys to benchmark relevant market data for executive positions and adjust this data to reflect the Company’s size and market-expected compensation trends. Furthermore, the Compensation Committee reviews an analysis completed by its independent compensation consultant of the competitive position of each of our executives relative to its benchmark data.
We review each element of compensation compared with the market and generally target each element of our total direct compensation (base salary, STI, and LTI) for the executive group to be within a competitive range of the market median. An individual element or an individual’s total direct compensation may be positioned above or below the market median due to a variety of considerations, such as specific responsibilities, experience, and performance.
51	2026 Proxy Statement

How we plan compensation

Our incentive plans are designed to optimize long-term financial returns for our shareholders and reward our NEOs for performance aligned with the Company’s strategy, values, and expected behaviors. The 2025 performance-based structure incorporated short-term and long-term incentives tied to financial measures to drive Company performance for fiscal year 2025 and beyond. The Compensation Committee believes a majority of the compensation opportunity should be performance-based and at risk to align the interests of executives with those of shareholders. The full Board is involved in the design and approval of CEO compensation.

Compensation Principles
The compensation provided to our senior leaders is guided by a pay-for-performance philosophy and the following principles:
Align with Shareholders – Compensation paid should align directly with the long-term interests of our shareholders, and our executives should share with them in the performance and value of our Common Shares.
Enable Company Strategy – Compensation should be based on challenging Company performance and strategic goals, which are within our executives’ control, and reward performance aligned with the Company’s strategy, values, and expected behaviors.
Market Competitive – Target compensation should have an appropriate mix of short-term and long-term pay elements and should be competitive with amounts paid to individuals at peer group companies so that it attracts, motivates, and retains talent.
Avoid Excessive Risk Taking – Compensation structure should avoid incentivizing unnecessary and excessive risk taking.
Simple Design – Compensation plans should be easy to understand and communicate, and minimize unintended consequences.
52	2026 Proxy Statement

Compensation Elements

Compensation structure

The 2025 compensation structure is market competitive and includes the following pay elements:

ELEMENT	PURPOSE	PERFORMANCE PERIOD	PERFORMANCE MEASURES	PAYOUT
Base Salary	Market-competitive base salary reflects contribution, background, knowledge, experience and performance	—	—	—
STI	Annual cash incentive based on achievement of Company financial and strategic goals	One Year January 1, 2025 December 31, 2025	Agency Proceeds, OFCF, and Adjusted EBITDA	0% – 200%
PSUs	Align leadership with long-term Company goals and shareholder interests	Three Years January 1, 2025 through December 31, 2027	Earnings CAGR and Relative TSR	0% – 200%
RSUs	Align leadership with shareholder interest in long-term share price	Three Years Ratable Vesting	Share Price	—

Perquisites and other compensation

We provide perquisites and other compensation to our NEOs consistent with market practices. The following perquisites and other compensation were provided in 2025:
Car Allowance – NEOs are eligible to receive an annual car allowance.
Financial Counseling – NEOs are eligible to receive tax preparation and compliance services, subject to an annual limit. These services allow our NEOs to focus on Company business and ensure accurate personal tax reporting.
Executive Well-being – The health and wellness of our workforce is a priority, and all of our employees are encouraged to complete an annual physical. NEOs are eligible to receive a comprehensive wellness examination with an approved provider. These wellness visits promote employee well-being and enable employees to take appropriate steps in the event of illness or a medical condition that may impact their ability to perform their duties.
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2025 Target compensation

Our target total direct compensation for each NEO in 2025 was as follows:

					LTI Targets

Name	Base Salary ($)	STI Target (%)	STI Target ($)	Target Total Cash Compensation ($)	PSUs[1] ($)	RSUs[1] ($)	Stock Options ($)	Target Total Direct Compensation ($)
James Kessler[2]	975,000	150%	1,462,500	2,437,500	13,362,237	4,454,111	0	20,253,848
Eric Guerin	650,000	100%	650,000	1,300,000	2,720,429	906,842	0	4,927,271
Steve Lewis	650,000	100%	650,000	1,300,000	1,236,524	412,175	0	2,948,699
Jen Schmit	400,000	70%	280,000	680,000	152,146	152,146	0	984,292
Darren Watt[3]	474,015	80%	379,212	853,227	515,266	171,787	0	1,540,280
Jeff Jeter	650,000	125%	812,500	1,462,500	2,349,453	783,151	0	4,595,104
Nancy King[4]	600,000	80%	480,000	1,080,000	1,369,700	456,535	0	2,906,235

1.	The number of PSUs and RSUs awarded is determined by using the target PSU or RSU value, as applicable divided by the NYSE closing market price on the grant date.
2.	Mr. Kessler’s bonus target was positioned 17% below the peer CEO market median. To better align his compensation with the market, an increase to a 150% target was approved for 2025.
3.	Mr. Watt was paid in Canadian dollars. Amounts reported are converted based on average annual Canadian and US dollar exchange rate on December 31, 2025, of US$0.7291.
4.	Ms. King’s last day of employment with the Company was November 20, 2025.
Performance Measures

How we set performance targets

The Compensation Committee approves the performance measures for the STI and LTI annually. Target goals were set in consideration of the prior year results. The Compensation Committee reviews recommendations from management, receives input from its independent compensation consultant, evaluates the annual budget and mid-term business plan, and reviews prior year performance to approve value-creating goals tied to long-term shareholder value.

2025 STI performance measures

STI performance measures are linked to the Company’s annual financial goals and strategic goals that drive our long-term strategy. The Compensation Committee annually reviews and approves STI performance measures that align with shareholders’ interests.
STI awards, if any, are determined based on final Company financial performance and the Compensation Committee’s assessment of performance against objective, pre-established targets. The 2025 STI targets were aligned to the Board-approved budget for the year.
The table below describes each STI performance measure for the 2025 STI, including its weighting, its target, and the leadership behavior each measure is intended to drive. The 2025 STI weightings were adjusted to emphasize growth and efficiency and reduce the impact of cash flow outperformance on payout calculations. Also, an individual performance component was added to the design.
2025 STI

STI Performance Measure1	Weight	Target	Leadership Behaviors
Agency Proceeds ($M)	20%	$3,409	Focus on revenue and driving growth
Operating Free Cash Flow ($M)	20%	$672	Focus on driving strong cash flow to invest in the business
Adjusted EBITDA ($M)	60%	$1,330	Focus on performance that emphasizes cost management and supports the Company’s strategic goals

1.	Agency Proceeds, OFCF and Adjusted EBITDA are non-GAAP measures. For a description of these non-GAAP measures, see Appendix A: Selected Definitions of Operational and Financial Performance.
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The potential payouts for each Company performance measure range from 0% to 200% of target based on actual Company performance. The payout for threshold performance is discussed on page 50; performance below threshold results in no payout. Final STI awards are calculated as follows:

2025-2027 LTI performance measures

Grants made under the LTI are intended to link the financial interests of NEOs with the long-term interests of shareholders. When determining grant amounts, the Compensation Committee considers factors such as individual responsibilities, experience, and performance. In addition, the Compensation Committee factors relevant market compensation comparison data and input provided by its independent compensation consultant. Annual LTI awards are 75% in the form of PSUs and 25% in the form of RSUs. PSUs, to the extent earned, cliff-vest following a three-year performance period, while RSUs vest ratably over three years.
In 2025, the performance metrics for the PSUs were equally weighted between Earnings CAGR and rTSR, and both measures are subject to performance caps. The PSU performance measures are intended to promote the efficient use of capital for long-term growth in shareholder, value with an increased focus on earnings growth and cash generation. The table below describes each PSU performance measure — its weighting, the leadership behavior each measure is intended to drive, and its payout.

Performance Measure	Weight	Leadership Behaviors	Payout
Earnings CAGR	50%	Focus on earnings growth, while being held accountable for successful execution of strategic objectives	Below Threshold (0%) — Less than 6% Threshold (50%) — 6% Target (100%) — 9.5% Maximum (200%) — 13% or greater
rTSR[1]	50%	Focus on relative market performance of peers	Below Threshold (less than 25th percentile) — 0% Threshold (50%) — 25th percentile Target (100%) — 50th percentile Maximum (200%) — 75th percentile

1.	If absolute TSR performance is negative, payout for this metric is capped at 100%.
The 2025-2027 PSUs, to the extent earned, will vest following the completion of the three-year performance period beginning January 1, 2025, and may be earned at a level between 0% and 200% of target. The number of PSUs actually earned is calculated as follows:

The Compensation Committee focused on Earnings CAGR and rTSR with respect to the 2025 awards to support our strategic goals and align performance with our shareholders. We continue to prioritize and focus on accelerating growth while achieving strong, profitable growth with solid return on investment.
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Summary of Outstanding Performance Awards
Each PSU award features a three-year performance period resulting in overlapping awards that, in aggregate, cover a five-year period. The table below illustrates the performance period for the three PSU awards that include 2025 in the performance period, and the corresponding performance measures and weights. The number of shares earned, if any, for each PSU award is measured and determined at the end of the performance period.

Award	Performance Period	Performance Measures & Weighting	Potential Payouts	Vest Date
2023 – 2025	1 January 2023 to 31 December 2025	50% Earnings CAGR 50% rTSR compared to the Russell 3000 index members as of the date of grant	0 – 200%	March 14, 2026
2024 – 2026	1 January 2024 to 31 December 2026	50% Earnings CAGR 50% rTSR compared to the Russell 3000 index members as of the date of grant	0 – 200%	March 14, 2027
2025 – 2027	1 January 2025 to 31 December 2027	50% Earnings CAGR 50% rTSR compared to the Russell 1000 index members as of the date of grant	0 – 200%	March 13, 2028

Performance Results and Compensation Decisions

2025 STI results

The payout of the 2025 STI awards was calculated based on the Company’s achievement of Agency Proceeds, OFCF and Adjusted EBITDA performance measures. The Company also delivered other strong 2025 financial results and key business highlights.
Final 2025 STI, as determined and approved by the Compensation Committee, is displayed below.

2025 STI Measure	Weight	Threshold	Target	Maximum	Performance Result[1]
Agency Proceeds ($M)	20%	$3,068	$3,409	$3,750	$3,517
Operating Free Cash Flow ($M)	20%	$605	$672	$739	$719
Adjusted EBITDA ($M)	60%	$1,197	$1,330	$1,463	$1,405
Performance Payout					153.9% of Target

2023-2025 LTI results

The 2023-2025 PSUs vested on March 14, 2026, based on Company performance for the three-year performance period beginning January 1, 2023 against pre-established objective performance targets for Earnings CAGR and rTSR. Final LTI performance, as determined and approved by the Compensation Committee, is displayed below.

		Percentile
LTI Measure	Weight	Threshold	Target	Maximum	Performance Result[1]
Earnings CAGR	50%	10%	14%	18%	19.1%
rTSR	50%	25th Percentile	50th Percentile	75th Percentile	80.96th percentile
Performance Payout					200.0% of Target

1.
In determining actual 2025 STI and 2023-2025 LTI corporate performance against the above-mentioned targets, and the resulting payouts, the Compensation Committee made certain adjustments to the Company’s operating results to eliminate the impact of certain nonrecurring and extraordinary items.

Compensation Decisions for James Kessler

Chief Executive Officer

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The Compensation Committee made the following pay decisions based on performance, competitive market data, and feedback from its independent compensation consultant:
Base Salary – Mr. Kessler’s base salary increased to $975,000.
Short-Term Incentive – Mr. Kessler’s target STI increased to 150% of his base salary.
Long-Term Incentive – Mr. Kessler was awarded an annual LTI grant with a target value of $17.816 million, consisting of 75% PSUs and 25% RSUs.
Total awarded compensation for 2025, including salary, STI, and LTI, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value
Base Salary	Fixed Pay Element	$952,055
STI	Performance to Annual Financial Metrics	$2,250,788
PSUs[1]	Performance to 3-Year Financial Metrics and Stock Price	$13,362,237
RSUs	Performance to Stock Price	$4,454,111
TOTAL		$21,019,191

1.	Value reflects grant date fair value at target performance for PSUs.

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Compensation Decisions for Eric Guerin

Chief Financial Officer

The Compensation Committee made the following pay decisions based on performance, competitive market data, and feedback from its independent compensation consultant and management:
Base Salary – Mr. Guerin’s base salary increased to $650,000.
Short-Term Incentive – Mr. Guerin’s target STI was 100% of his base salary.
Long-Term Incentive – Mr. Guerin was awarded an annual LTI grant with a target value of $3.627 million, consisting of 75% PSUs and 25% RSUs
Total awarded compensation for 2025, including salary, STI, and LTI, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value
Base Salary	Fixed Pay Element	$646,329
STI	Performance to Annual Financial Metrics	$1,000,350
PSUs[1]	Performance to 3-Year Financial Metrics and Stock Price	$2,720,429
RSUs	Performance to Stock Price	$906,842
TOTAL		$5,273,950

1.	Value reflects grant date fair value at target performance for PSUs.

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Compensation Decisions for Steve Lewis

Chief Operations Officer

The Compensation Committee made the following pay decisions based on performance, competitive market data, and feedback from its independent compensation consultant and management:
Base Salary – Mr. Lewis’ base salary for 2025 was $650,000.
Short-Term Incentive – Mr. Lewis’ target STI was 100% of his base salary.
Long-Term Incentive – Mr. Lewis was awarded an annual LTI grant with a target value of $1.649 million, consisting of 75% PSUs and 25% RSUs.
Total awarded compensation for 2025, including salary, STI, and LTI, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value
Base Salary	Fixed Pay Element	$650,000
STI	Performance to Annual Financial Metrics (with minimum payout)	$1,000,350
PSUs[1]	Performance to 3-Year Financial Metrics and Stock Price	$1,236,524
RSUs	Performance to Stock Price	$412,175
TOTAL		$3,299,049

1.	Value reflects grant date fair value at target performance for PSUs.

59	2026 Proxy Statement

Compensation Decisions for Jen Schmit

Appointed Chief People Officer as of August 2025

The Compensation Committee made the following pay decisions based on performance, competitive market data, and feedback from its independent compensation consultant and management:
Base Salary – Ms. Schmit’s base salary was increased to $400,000 as of August 2025.
Short-Term Incentive – Ms. Schmit’s target STI was 70% of her base salary.
Long-Term Incentive – Ms. Schmit was awarded an annual LTI grant with a target value of $304,292, consisting of 50% PSUs and 50% RSUs.
Sign-on Bonus – A one-time bonus was paid in January 2025 to Ms. Schmit in the amount of $150,000 in connection with her joining the company.
Total awarded compensation for 2025, including salary, STI, and LTI, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value
Base Salary	Fixed Pay Element	$383,904
Sign-on Bonus	Sign-on Bonus	$150,000
STI	Performance to Annual Financial Metrics	$430,920
PSUs	Performance to 3-Year Financial Metrics and Stock Price	$152,146
RSUs	Performance to Stock Price	$152,146
TOTAL		$1,269,116

60	2026 Proxy Statement

Compensation Decisions for Darren Watt

Chief Legal Officer

The Compensation Committee made the following pay decisions based on performance, competitive market data, and feedback from its independent compensation consultant and management:
Base Salary – Mr. Watt’s base salary was $474,015 USD.
Short-Term Incentive – Mr. Watt’s target STI was 80% of his base salary.
Long-Term Incentive – Mr. Watt was awarded an annual LTI grant with a target value of $687,053, consisting of 75% PSUs and 25% RSUs.
Total awarded compensation for 2025, including salary, STI, and LTI, is displayed below. Mr. Watt is paid in Canadian dollars, and this is a US value based on the US dollar exchange rate on December 31, 2025 of US$0.7291.

Pay Element	Majority of Pay Is At-Risk	Awarded Value
Base Salary	Fixed Pay Element	$462,254
STI	Performance to Annual Financial Metrics	$583,607
PSUs	Performance to 3-Year Financial Metrics and Stock Price	$515,266
RSUs	Performance to Stock Price	$171,787
TOTAL		$1,732,914

61	2026 Proxy Statement

Compensation Decisions for Jeff Jeter

Former Chief Revenue Officer

The Compensation Committee made the following pay decisions based on performance, competitive market data, and feedback from its independent compensation consultant and management:
Base Salary – Mr. Jeter’s base salary increased to $650,000.
Short-Term Incentive – Mr. Jeter’s target STI was 125% of his base salary.
Long-Term Incentive – Mr. Jeter was awarded an annual LTI grant with a target value of $3.133 million, consisting of 75% PSUs and 25% RSUs.
Total awarded compensation for 2025, including salary, STI, and LTI, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value
Base Salary	Fixed Pay Element	$640,822
STI	Performance to Annual Financial Metrics	$1,250,438
PSUs[1]	Performance to 3-Year Financial Metrics and Stock Price	$2,349,453
RSUs	Performance to Stock Price	$783,151
TOTAL		$5,023,864

1.	Value reflects grant date fair value at target performance for PSUs and RSUs.

62	2026 Proxy Statement

Compensation Decisions for Nancy King

Former Chief Technology Officer as of November 2025

The Compensation Committee made the following pay decisions based on performance, competitive market data, and feedback from its independent compensation consultant and management:
Base Salary – Ms. King’s base salary was $600,000.
Short-Term Incentive – Ms. King’s target STI was 80% was her base salary.
Long-Term Incentive – Ms. King was awarded an annual LTI grant with a target value of $1.826 million, consisting of 75% PSUs and 25% RSUs
Total awarded compensation for 2025, including salary, STI, and LTI, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value
Base Salary	Fixed Pay Element	$532,603
STI	Performance to Annual Financial Metrics	$0
PSUs[1]	Performance to 3-Year Financial Metrics and Stock Price	$1,369,700
RSUs	Performance to Stock Price	$456,535
TOTAL		$2,358,838

1.	Value reflects grant date fair value at target performance for PSUs.

63	2026 Proxy Statement

Compensation Policies and Governance Practices

Share ownership requirements

The Company requires our senior leaders to own Company shares to align their interests with those of our shareholders. Our share ownership requirements:
•	Cover all senior leaders
•	Set a five-year time frame to meet ownership requirements
•	Require senior leaders to continually hold owned shares to maintain ownership requirements
•	Establish a multiple of each executive’s base salary on the date first covered
The table below shows the share ownership requirement by level in the Company. The CEO’s share ownership requirement has been increased to 6X annual base salary in 2025. As of December 31, 2025, all NEOs have met or are on track to meet stock ownership requirements by their respective dates.

Stock Ownership Covers all Senior Leaders
CEO	• • • • • •	6x annual base salary
ELT	• • •	3x annual base salary
Senior Vice Presidents	• •	2x annual base salary
Vice President	•	1x annual base salary

Compensation Risk Assessment
The Compensation Committee, with support from its independent consultant, FW Cook, annually reviews the potential impact of our compensation programs on organizational risk. The Compensation Committee discusses the compensation programs and risk mitigation features when evaluating whether the programs encourage or reward employees for engaging in excessive, imprudent, inappropriate, or unnecessary risk-taking. The Committee also confirms the alignment of the compensation programs to the Company’s sustainability risks and opportunities.
The annual risk review involved analyzing our current compensation programs in relation to risk. Our analysis concluded that our compensation programs include the following risk mitigation features:
Mix of pay elements – Base salary, STI, PSUs, and RSUs are included in the executive compensation program.
Short-term and long-term plans – The mix of our short-term and long-term compensation appropriately rewards employees while balancing risk through the delayed payment of long-term awards.
Adjustments to compensation – Maximum payout caps are in place for incentive compensation, and the Compensation Committee has the ability to apply negative discretion.
Compensation committee oversight – Our Compensation Committee reviews plan performance and approves all executive compensation plans and payouts.
Multiple performance measures – Multiple performance measures work together to balance risk in our incentive compensation plans.
Stock ownership requirements – All senior leaders are subject to stock ownership requirements of at least one times their salary, as described above.
Clawback and cancellation provisions – All awards are subject to our Clawback Policy, as described below. In addition, cancellation provisions apply to all outstanding STI and LTI awards.
The Compensation Committee determined that our 2025 compensation programs have sufficient risk mitigation features and do not encourage or reward employees for engaging in excessive, imprudent, inappropriate, or unnecessary risk-taking. Based on the Compensation Committee’s review, the Committee determined our compensation programs to be low risk.
64	2026 Proxy Statement

Clawback Policy
In 2022, the SEC adopted final rules implementing the incentive-based compensation recovery provision of the Dodd-Frank Act. On November 7, 2023, the Board amended and restated the Company’s Executive Compensation Clawback Policy (the “Amended and Restated Clawback Policy”), covering incentive-based compensation received by current or former executive officers on or after October 2, 2023. The Amended and Restated Clawback Policy provides that we must recover incentive-based compensation erroneously received by current or former executive officers during the three completed fiscal years immediately preceding the year in which we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements. Erroneous payments must be recovered even if there was no misconduct or failure of oversight on the part of an individual executive officer. There are limited exceptions to our obligation to enforce the application of the Amended and Restated Clawback Policy. Such exceptions are available where (i) pursuing such recovery would be impractical because the direct expense paid to a third party to assist in enforcing the Amended and Restated Clawback Policy would exceed the recoverable amounts and we have made a reasonable attempt to recover such amounts and provided documentation of such attempts to the NYSE; (ii) pursuing such recovery would violate our home country laws and we provide an opinion of counsel to that effect to the NYSE; or (iii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to our employees, to fail to meet the requirements of the Internal Revenue Code.
Policies and Practices Related to the Grant of Certain Equity Awards
It is the policy of the Board and the Compensation Committee to not take material nonpublic information into account when determining the timing of equity awards in order to take advantage of a depressed stock price or an anticipated increase in stock price. Similarly, it is our practice not to time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.
We did not grant any stock options, stock appreciation rights or similar option-like instruments to our named executive officers in 2025.
Trading Company Securities
Our Insider Trading Policy, which applies to (i) directors, executive officers, and employees of the Company, (ii) such persons’ family members, and (iii) Company contractors and consultants who have access to material nonpublic information concerning the Company (collectively, “Insiders”), prohibits Insiders from buying or selling Company securities when in possession of material nonpublic information and during other closed periods. Any sale or purchase of Common Shares by directors, executive officers, and all other senior leaders must be made during pre-established periods after receiving preclearance by the Chief Legal Officer or designated clearance officer.
Trading in Company derivatives (i.e., puts or calls), engaging in short sales or otherwise engaging in hedging activities, and pledging of Company securities, including awards received as compensation, is prohibited for all Insiders. All Insiders are expected to be in compliance with the Insider Trading Policy and to not hedge nor pledge any Common Shares, including those shares they have received as compensation. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.
Tax Considerations
The Tax Cuts and Jobs Act enacted on December 22, 2017, modified IRC Section 162(m) and, among other things, limits the federal tax deduction for annual individual compensation paid up to $1 million for “covered employees” beginning with the 2018 tax year. Previously, compensation paid in excess of $1 million could be deducted if it qualified as performance-based compensation under IRC Section 162(m). While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes. In addition, the Compensation Committee continues to closely align executive pay with performance, regardless of the elimination of the exception for qualified performance-based compensation under IRC Section 162(m).
Compensation Committee and Consultant Independence
Our Compensation Committee is composed entirely of independent directors, as determined by the Board under NYSE guidelines and as defined for various regulatory purposes. Under its charter, the Compensation Committee has the authority to hire outside consultants and advisors at the Company’s expense.
65	2026 Proxy Statement

For 2025, the Compensation Committee retained the services of FW Cook, an independent consultant, for advice on issues related to the compensation of NEOs and other executive compensation-related matters. FW Cook takes direction from, and is solely responsible to, the Compensation Committee, and does not provide services to the Company’s management. A representative from FW Cook attended all Compensation Committee meetings, either in person or virtually, consulted with and advised the Compensation Committee members on executive compensation, including the structure and amounts of various pay elements, and developed executive benchmarking data. The Compensation Committee is also aided in its deliberations by in-house and external legal counsel.
The Compensation Committee annually reviews the performance of its compensation advisers and considers the following factors when assessing the independence of FW Cook in accordance with NYSE standards:
•	Services provided to the Company management outside the services provided to the Compensation Committee
•	Fees paid as a percentage of FW Cook’s total revenue
•	Policies and procedures designed to prevent conflicts of interest
•	Any business or personal relationships between members of the Compensation Committee and FW Cook
•	Company share ownership by employees of FW Cook
•	Any business or personal relationships between the Company and FW Cook
After reviewing the performance and independence of its consultant, the Compensation Committee determined FW Cook was independent based on the standards above.
Employment and Termination Agreements
The Company, through wholly-owned operating subsidiaries, has entered into an employment agreement with each of the NEOs. The employment agreements continue for an indefinite period of time until terminated in accordance with the terms of such agreements. The employment agreement with Ms. King terminated upon the termination of her employment with the Company. Ms. King’s employment was terminated without cause under the terms of her employment agreements, and she was paid the severance to which she was contractually entitled. The following is a summary of the material terms of those agreements as in effect in 2025.
Compensation and Benefits
The NEOs earn an annual base salary and may earn annual short-term incentives, determined as a percentage of base salary, and may be awarded long-term incentive grants. In addition, the NEOs may participate in the Company’s other long-term plans, including the U.S. Deferred Compensation Plan, the employee stock purchase plan, the Registered Retirement Savings Plan and the 401(k) plan, as applicable. No NEOs participate in, or have a balance under, the U.S. Deferred Compensation Plan. For a discussion of the compensation earned by or awarded to the NEOs in 2025, see pages 40–43. The NEOs are eligible to participate in the Company’s group benefit plans available to employees generally.
Confidentiality, Non-Solicitation and Non-Competition
Pursuant to their respective employment agreements, the NEOs are prohibited at all times from disclosing confidential information related to the Company. Each NEO is subject to provisions prohibiting his or her solicitation of the Company’s employees for 12 months following termination for any reason.
Each NEO is also subject to provisions prohibiting competition with the Company during the term of his or her employment and for a period of 12 months following termination for any reason.
Termination for Cause
The Company may terminate the employment of the NEOs, for “cause,” as defined in their employment agreements, at any time after providing the executive with at least 30 days’ notice of such proposed termination and allowing the executive 15 days to remedy the alleged defect. The employment agreements with the NEOs state that no STI or bonus payment will be payable to such NEO in the event of his or her termination for cause. In the event of termination for cause, unvested options granted to the terminated NEO will generally be cancelled in their entirety, and the NEO will have 30 days from the date of his or her termination to exercise any stock options that have vested prior to his or her termination, subject to the terms and conditions of the applicable Equity Plans and the applicable option agreements. Under the Company’s Equity Plans, unvested stock options expire immediately upon termination for cause. A terminated NEO’s rights with respect to PSUs and RSUs held are determined in accordance with the applicable PSU and RSU grant agreements and the terms and conditions of the applicable Equity Plan (as defined below).
66	2026 Proxy Statement

Termination Without Cause or Voluntary Termination for Good Reason (including disability or death)
In the event that a NEO’s employment is terminated without cause, as defined in the applicable employment agreement, subject to the executive’s execution and non-revocation of a general release of claims in favor of the Company, such NEO will be entitled to:
•	for Mr. Kessler, two years’ base salary and STI bonus at target;
•	18 months’ base salary and 18 months’ STI bonus at target;
•	a pro rata STI bonus at target for the year of termination, up to and including the NEO’s last day of active employment with the Company;
•	immediate accelerated vesting of all unvested stock options; the NEO will have 90 days (or longer in certain cases) to exercise vested stock options;
•
in the event of termination due to disability, continued vesting of a pro-rated portion of PSU and RSU awards based on the portion of performance period worked, with the number of PSUs earned based on actual rTSR performance, provided, in the case of termination due to disability;

•	in the event of termination due to death, RSUs and PSUs granted under the 2023 LTI plan will continue to vest and be paid in accordance with the original vesting schedule; and
•
continued extended health and dental benefits coverage under existing cost sharing arrangements (or the cash equivalent) for up to one year (or two years in the case of Mr. Kessler) after termination of his or her employment or the date on which he or she begins new full-time employment.

On or about August 11, 2025, Mr. Jeter entered into a new employment agreement with the Company. This new agreement supersedes his prior agreement with the Company and therefore any prior disclosures regarding his severance entitlements are no longer applicable. The above accurately sets forth Mr. Jeter’s current arrangement with the Company.
In the case of a termination of a NEO as a result of the disability or death of the NEO, certain RSU, PSU and stock option awards may be subject to different treatment. See the relevant descriptions in “Stock Option Plan” on page 76 and “Performance Share Unit Plans” on page 78.
Under the terms of the employment agreements with the NEOs, NEOs may terminate their respective employment with the Company for “good reason,” as defined in the employment agreements, and, in the event of good reason, will receive pay and benefits as if terminated by the Company without cause, and the termination will be regarded as a termination without cause for purposes of the Company’s Equity Plans. Under the employment agreements, NEOs may terminate their employment for good reason by delivery of written notice, including the basis for such good reason, to the Company within 60 days’ after the occurrence of good reason. Termination for good reason will be effective 30 days after delivery in the event the Company fails or is unable to cure such good reason within that period.
Resignation
Under the terms of the employment agreements with the NEOs, NEOs may resign by providing three months’ written notice to the Company to that effect. If a NEO provides the Company with notice of resignation, the Company may waive such notice, in whole or in part, in which case the Company will pay the NEO his or her base salary for only the amount of time remaining in that notice period and such NEO’s employment will terminate on the earlier date specified by the Company without any further compensation. The employment agreements with the NEOs state that no short-term incentive or bonus payment will be payable to a NEO in the event of his or her resignation. In the event of resignation, all unvested stock options held by the resigning NEO will be immediately cancelled on the termination date and such NEO will have 90 days (or three months for stock options granted under the 2023 Share Incentive Plan) from such date to exercise any vested stock options. Under the Equity Plans, in the event of resignation of a participant other than by retirement in accordance with the normal retirement policy of the Company (or its affiliates), RSUs and PSUs that have not vested prior to the last day of active employment will not vest and shall be forfeited and cancelled without payment.
67	2026 Proxy Statement

Retirement
The employment agreements and/or equity award agreement with the NEOs provide that in the event of retirement, which, for such purpose, means retirement in accordance with the normal retirement policy of the Company (or its affiliates) when the participant is not less than 55 years of age:
•	the Company will pay a pro-rated STI bonus, at target, for the year of termination, up to and including the last day of active employment, to such NEOs;
•
all unvested stock options will continue to vest according to their initial grant schedules and will remain exercisable up to the earlier of the original grant expiry date and the third anniversary of the date of retirement;

•	RSUs and PSUs will continue to vest and be paid in accordance with the original grant schedule applicable thereto; and
•
in the case of stock options, if the NEO takes on any substitute paid employment before the applicable expiry date, the stock options will expire on the date when such NEO takes on such paid employment or engagement.

Change of Control
The Compensation Committee believes that change of control arrangements are necessary to attract and retain the talent necessary for the Company’s long-term success. The Company has entered into change of control agreements with the NEOs (the “Change of Control Agreements”). For purposes of the Change of Control Agreements, a “change of control” means:
•	the acquisition or accumulation of beneficial ownership of more than 50% of the Company’s voting shares by a person or a group of persons acting jointly or in concert;
•
a person, or a group of persons acting jointly or in concert, holding at least 25% of the Company’s voting shares and being able to change the composition of the Board by having their nominees elected as a majority of the Board;

•
the arm’s length sale, transfer, liquidation or other disposition of all or substantially all of the assets of the Company, over a period of one year or less, in any manner whatsoever and whether in one transaction or in a series of transactions or by plan of arrangement; or

•
a reorganization, merger or consolidation or sale or other disposition of substantially all the assets of the Company, unless the Company beneficially owns all or substantially all of the Company’s assets either directly or through one or more subsidiaries following such event.

The Change of Control Agreements and/or the applicable equity award agreements provide for payment and accelerated vesting on a “double-trigger” basis, which requires a change of control and either (i) termination by the Company without cause upon a change of control or within two years following a change of control; or (ii) termination by the NEO for good reason upon a change of control or within one year following a change of control. Following a double-trigger event, each NEO will be entitled to a lump-sum cash amount equal to the aggregate of:
•
one and one-half times (or two times in the case of Mr. Kessler) their annual base salary, one and one-half times (or two times in the case of Mr. Kessler) their STI bonus at target plus a pro rata STI bonus at target for year of termination, and one and one-half times (or two times in the case of Mr. Kessler) the annual premium cost that would be incurred by the Company to continue to provide to them all health, dental and life insurance benefits provided immediately before their termination.

Each of the NEOs is entitled, following a double-trigger event, to:
•	accelerated vesting of RSU and PSU awards; and
•	immediate vesting of all unvested stock options, with a 90-day post-termination exercise period.
In the case of all NEOs, the Change of Control Agreements provide that no such payments will be made unless the NEO signs within 60 days and does not revoke a full and general release of any and all claims against the Company, affiliates, and past and then current officers, directors, owners, managers, members, agents and employees.
68	2026 Proxy Statement

Indemnity Agreements
The Company has entered into indemnity agreements with each NEO pursuant to which the Company agrees to indemnify each NEO in connection with claims or proceedings involving the officer (by reason of serving as a director or officer of the Company or its subsidiaries), as provided in the agreement.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on that review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission on February 25, 2026.
Compensation Committee

Michael Sieger (Chair)
Greg Morrison
Tim O’Day
Carol Stephenson

69	2026 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table
A summary of the compensation paid to our NEOs for each of the 2023, 2024, and 2025 fiscal years is set forth below. Additional information on the components of the total compensation package, including a discussion of the proportion of each element to total compensation, is discussed under “Compensation Discussion and Analysis” starting on 47.

Name and Principal Position	Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation[5] ($)	All Other Compensation[6] ($)	Total ($)
James Kessler Chief Executive Officer	2025	952,055	—	17,816,348	—	2,250,788	532,667	21,551,858
	2024	850,000	—	11,775,480	—	1,684,934	344,493	14,654,908
	2023	781,250	—	10,212,124	2,943,875	1,816,875	174,201	15,928,325

Eric Guerin Chief Financial Officer	2025	646,329	—	3,627,271	—	1,000,350	137,678	5,411,628
	2024	606,137	500,000	4,465,025	—	999,067	79,257	6,649,486
	2023	—	—	—	—	—	—	—

Steve Lewis Chief Operations Officer	2025	650,000	—	1,648,699	—	1,000,350	79,035	3,378,084
	2024	218,967	—	2,624,861	—	650,000	21,626	3,515,454
	2023	—	—	—	—	—	—	—

Jen Schmit[7] Chief People Officer	2025	383,904	150,000	304,292	—	430,920	43,245	1,312,361
	2024	31,849	—	599,989	—	—	1,250	633,088
	2023	—	—	—	—	—	—	—

Darren Watt[8] Chief Legal Officer	2025	462,254	—	687,053	—	583,607	55,026	1,787,940
	2024	388,664	—	626,991	—	433,312	48,984	1,497,951
	2023	401,840	—	552,943	159,375	498,754	41,581	1,654,493

Jeff Jeter Former Chief Revenue Officer	2025	640,822	—	3,132,604	—	1,250,438	118,655	5,142,519
	2024	600,000	—	2,850,021	—	1,189,365	81,387	4,720,773
	2023	525,000	50,490	884,629	255,000	1,252,500	45,857	3,013,476

Nancy King[9] Former Chief Technology Officer	2025	532,603	—	1,826,235	—	—	2,117,807	4,476,645
	2024	350,000	—	2,500,097	—	440,910	40,612	3,331,619
	2023	—	—	—	—	—	—	—

70	2026 Proxy Statement

1.	Amounts reported reflect the base salary earned by the NEOs.
2.	The amount reported for Ms. Schmit in 2025 represents a sign-on bonus of $150,000.
3.
The dollar amounts represent the aggregate grant date fair value of PSUs and RSUs granted during each of the years presented, calculated in accordance with ASC 718 utilizing the assumptions discussed in Note 2 and Note 22 to our financial statements for the fiscal year ended December 31, 2025, without considering estimated forfeitures.

With respect to PSUs, the grant date fair value determined in accordance with ASC 718 is based on the probable outcome of the performance conditions on the grant date, which was deemed to be 100% of target. Assuming the highest level of performance is achieved, which would result in vesting at 200% of target, the aggregate grant date fair value of the PSUs set forth in the Summary Compensation Table would be:

Named Executive Officer	2025 ($)	2024 ($)	2023 ($)
James Kessler	26,724,474	17,663,221	14,536,478
Eric Guerin	5,440,858	6,197,510	—
Steve Lewis	2,473,048	3,437,164	—
Jen Schmit	304,292	300,042	—
Darren Watt	1,030,532	940,448	787,088
Jeff Jeter	4,698,906	4,275,069	1,259,228
Nancy King	2,739,400	3,250,255	—

The dividend equivalents attributable to PSUs and RSUs are deemed “reinvested” in PSUs or RSUs, as applicable, and will only be distributed upon the vesting, if any, of the PSUs or RSUs under the terms of the respective plans.
4.
The dollar amounts represent the aggregate grant date fair value of stock option awards granted during each of the years presented. The grant date fair value of a stock option award is calculated in accordance with ASC 718 utilizing the assumptions discussed in Note 2 and Note 22 to our financial statements for the fiscal year ended December 31, 2025, without considering estimated forfeitures.

5.	Reflects amounts earned under the Company’s STI in the relevant year, regardless of whether paid in the following year.
6.	Reflects compensation in 2025 to:
•
Mr. Kessler’s amount represents a car allowance ($15,000), the Company’s matching contribution to the 401(k) plan ($14,000) and dividend equivalents corresponding to PSUs ($399,864) and RSUs ($103,803).

•
Mr. Guerin’s amount represents a car allowance ($15,000), a financial and tax planning allowance ($7,500), the Company’s matching contribution to the 401(k) plan ($14,000) and dividend equivalents corresponding to PSUs ($76,033) and RSUs ($25,145).

•	Mr. Lewis’ amount represents a car allowance ($15,000), the Company’s matching contribution to the 401(k) plan ($14,000) and dividend equivalents corresponding to PSUs ($36,406) and RSUs ($13,628).
•	Mr. Watt’s amount represents a car allowance ($17,520), the Company’s matching contribution to the 401(k) plan ($12,326) and dividend equivalents corresponding to PSUs ($20,251) and RSUs ($4,929).
•
Ms. Schmit’s amount represents a car allowance ($4,038), a financial and tax planning allowance ($15,659), the Company’s matching contribution to the 401(k) plan ($14,000) and dividend equivalents corresponding to PSUs ($5,256) and RSUs ($4,292).

•
Mr. Jeter’s amount represents a car allowance ($15,000), a financial and tax planning allowance ($2,390), the Company’s matching contribution to the 401(k) plan ($14,000) and dividend equivalents corresponding to PSUs ($68,960) and RSUs ($18,305).

•
Ms. King’s amount represents a severance payment of $2,046,082, a car allowance ($14,052), the Company’s matching contribution to the 401(k) plan ($14,000) and dividend equivalents corresponding to PSUs ($31,080) and RSUs ($12,594).

7.	Ms. Schmit became CPO on August 24, 2025.
8.	Mr. Watt was paid in Canadian dollars. Amounts reported are converted based on average annual Canadian and US dollar exchange rate on December 31, 2025, of US$0.7291.
9.	Ms. King’s employment was terminated without cause under the terms of her employment agreements, and she was paid the severance to which she was contractually entitled.
71	2026 Proxy Statement

2025 Grants of Plan-Based Awards
The following table provides information related to grants of plan-based awards to our NEOs during the 2025 fiscal year. Grants of plan-based awards are made in March, following approval by the Compensation Committee at its March meeting in the year of the grant.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Stock Units[3]	Grant Date Fair Value of Stock and Option Awards[4]

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
James Kessler		731,250	1,462,500	2,925,000	—	—	—	—	—
	14-Mar-25	—	—	—	69,733	139,466	278,932	—	13,362,237
	14-Mar-25	—	—	—	—	—	—	46,489	4,454,111
Eric Guerin		325,000	650,000	1,300,000	—	—	—	—	—
	14-Mar-25	—	—	—	14,197	28,394	56,788	—	2,720,429
	14-Mar-25	—	—	—	—	—	—	9,465	906,842
Steve Lewis		325,000	650,000	1,300,000	—	—	—	—	—
	14-Mar-25	—	—	—	6,453	12,906	25,812	—	1,236,524
	14-Mar-25	—	—	—	—	—	—	4,302	412,175
Jen Schmit		140,000	280,000	560,000	—	—	—	—	—
	14-Mar-25	—	—	—	794	1,588	3,176	—	152,146
	14-Mar-25	—	—	—	—	—	—	1,588	152,146
Darren Watt		189,606	379,212	758,424	—	—	—	—	—
	14-Mar-25	—	—	—	2,689	5,378	10,756	—	515,266
	14-Mar-25	—	—	—	—	—	—	1,793	171,787
Jeff Jeter		406,250	812,500	1,625,000	—	—	—	—	—
	14-Mar-25	—	—	—	12,261	24,522	49,044	—	2,349,453
	14-Mar-25	—	—	—	—	—	—	8,174	783,151
Nancy King		240,000	480,000	960,000	—	—	—	—	—
	14-Mar-25	—	—	—	7,148	14,296	28,592	—	1,369,700
	14-Mar-25	—	—	—	—	—	—	4,765	456,535

1.	Represents the possible payout under 2025 STI. For amounts actually earned under the 2025 STI, see “Summary Compensation Table” on page 70.
2.	Represents PSUs granted in 2025 under the 2023 Share Incentive Plan.
3.	Represents RSUs granted in 2025 under the 2023 Share Incentive Plan.
4.
Represents the grant date fair value of stock awards calculated in accordance with the guidance in ASC 718, utilizing the assumptions discussed in Note 2 and Note 22 to our financial statements for the fiscal year ended December 31, 2025, without taking into account estimated forfeitures. With respect to PSUs, the estimate of the grant date fair value determined in accordance with ASC 718 is based on the probable outcome of the performance conditions on the grant date, which was deemed to be 100% of target.

72	2026 Proxy Statement

2023 Share Incentive Plan
The Ritchie Bros. Auctioneers Incorporated 2023 Share Incentive Plan dated May 9, 2023, updated to the RB Global, Inc. Amended and Restated 2023 Share Incentive Plan on January 1, 2025 (the “2023 Share Incentive Plan” or “2023 Plan,” together with the Stock Option Plan, the IAA Plan, the IronPlanet Stock Plans, the PSU Plans, the RSU Plans and the ESPP, the “Equity Plans”) permits the Company to grant to eligible persons stock options, share appreciation rights, RSUs, restricted share awards, unrestricted share awards, cash-based awards, and dividend equivalent rights. Up to 9,355,000 Common Shares may be issued pursuant to the 2023 Plan. The number of Common Shares issuable to “insiders” at any time and issued to insiders in any one-year period pursuant to our 2023 Plan and any other securities-based compensation arrangement cannot exceed 10% of the issued and outstanding shares. The 2023 Plan provides flexibility regarding the terms of individual grants.

Eligibility

Persons eligible to participate in the 2023 Plan are those officers and other employees, non-employee directors and consultants of the Company and its affiliates as selected from time to time by the administrator of the 2023 Plan in its discretion.

Types of Awards

Stock Options. The 2023 Plan permits the granting of (i) options to purchase Common Shares intended to qualify as incentive stock options under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “IRC”), and (ii) options that do not so qualify. Options granted under the 2023 Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.
The term of each stock option will be fixed by the administrator of the 2023 Plan and may not exceed ten years from the date of grant. The 2023 Plan provides that any option intended to be an incentive stock option that is granted to an optionee who owns more than 10% of our Common Shares must have a term of no more than five years from the date of grant.
The exercise price of each stock option will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of the Common Shares on the date of grant (110% in the case of an incentive stock option granted to an optionee who owns more than 10% of our Common Shares), except in compliance with applicable securities laws and stock exchange rules and in the limited circumstances of (i) stock options granted pursuant to a transaction described in and in a manner consistent with Section 424(a) of the IRC, (ii) stock options granted to individuals not subject to U.S. income tax on the date of grant or (iii) if the stock option is otherwise compliant with Section 409A of the IRC. The 2023 Plan defines “fair market value” by reference to the closing price of our Common Shares on the date of grant on the NYSE or the TSX, whichever exchange has the majority of trading volume at such time.
Upon exercise of a stock option, the option exercise price must be paid in full in cash, by certified or bank check, by delivery (or attestation to the ownership) of Common Shares that are not then subject to any restrictions under any Company plan, or by any other instrument acceptable to the administrator of the 2023 Plan. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature, which reduces the number of Common Shares issued to the optionee by the number of Common Shares with an aggregate fair market value equal to the aggregate exercise price of the exercised stock options.
The administrator of the 2023 Plan will determine at what time or times each option may be exercised. Options may be made exercisable in installments. In general, unless otherwise permitted by the administrator of the 2023 Plan, no option granted under the 2023 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.
Share Appreciation Rights. The administrator of the 2023 Plan may award share appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Share appreciation rights entitle the recipient to Common Shares (or cash, to the extent explicitly provided for in the applicable award certificate) equal to the value of the appreciation in the share price over the exercise price. The exercise price may not be less than the fair market value of the Common Shares on the date of grant, except in compliance with applicable securities laws and stock exchange rules and in the limited circumstances of (i) share appreciation rights granted pursuant to a transaction described in and in a manner consistent with Section 424(a) of the IRC, (ii) share appreciation rights granted to individuals not subject to U.S. income tax on the date of grant or (iii) if the share appreciation right is otherwise compliant with Section 409A of the IRC. The maximum term of a share appreciation right is ten years.
73	2026 Proxy Statement

Restricted Shares. The administrator of the 2023 Plan may award Common Shares to participants subject to such conditions and restrictions as the administrator of the 2023 Plan may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment or other service relationship through a specified restricted period. During the vesting period, restricted share awards may be credited with dividends but dividends payable with respect to a restricted share award, including regular cash dividends, shall not be paid unless and until the awards vest.
Restricted Share Units. The administrator of the 2023 Plan may award restricted share units to any participants. Restricted share units are ultimately payable in the form of Common Shares (or cash to the extent explicitly provided for in the relevant award certificate) and may be subject to such conditions and restrictions as the administrator of the 2023 Plan may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment or service relationship with us through a specified vesting period. In the administrator of the 2023 Plan’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted share unit award, subject to the participant’s compliance with the procedures established by the administrator of the 2023 Plan and requirements of Section 409A of the IRC.
Unrestricted Share Awards. The administrator of the 2023 Plan may also grant (or sell at par value or such higher price as determined by the administrator of the 2023 Plan) Common Shares that are free from any restrictions under the 2023 Plan. Unrestricted shares may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.
Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified Common Shares. Dividend equivalent rights may be granted as a component of an award of restricted share units or as a freestanding award and will be paid only if the related award becomes vested (in the case of dividend equivalent rights that are granted as a component of an award).
Dividend equivalent rights may be settled in cash, Common Shares or a combination of cash and Common Shares, in a single installment or installments, as specified in the award. No options or share appreciation rights will provide for the payment or accrual of dividend equivalent rights.
Cash-Based Awards. The administrator of the 2023 Plan may grant cash bonuses under the 2023 Plan to participants. The cash bonuses may be subject to the achievement of pre-established performance goals.

Minimum Vesting Condition

The minimum vesting period for each equity award granted under the 2023 Plan must be at least one year, provided (i) that up to 5% of the Common Shares authorized for issuance under the 2023 Plan may be utilized for unrestricted share awards or other equity awards with a minimum vesting period of less than one year and (ii) annual awards to non-employee directors that occur in connection with our annual meeting of shareholders may vest on the date of our next annual meeting of shareholders that is at least 50 weeks after the immediately preceding year’s annual meeting. In addition, the administrator of the 2023 Plan may grant equity awards that vest within one year (a) if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired) that were scheduled to vest within one year or (b) if such awards are being granted in lieu of fully vested cash compensation.

Rights on Termination of Employment

The award certificate for each grant (except grants of cash-based awards, which will not be evidenced by an award certificate) will set forth the effect that the award holder’s termination of employment will have on such award.

Change in Control Provisions

The 2023 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2023 Plan, all awards under the 2023 Plan will automatically terminate unless the parties to the sale event agree that such awards will be assumed, continued or substituted by the successor entity; provided however, except as may be otherwise provided in the relevant award certificate, that all awards with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the sale event shall become fully vested and exercisable or nonforfeitable, and all awards with conditions and restrictions relating to performance goals may become vested and exercisable or nonforfeitable in connection with a sale event in the administrator of the 2023 Plan’s discretion or to the extent specified in the relevant award certificate. In the event of such termination, we will have the option (in our sole discretion) to make or provide for the payment, in cash or in kind, to the participants holding stock options and share appreciation rights, an amount equal to the difference between the sale price multiplied by the number of Common Shares subject to outstanding stock options and share appreciation rights and the aggregate exercise price of all such outstanding stock options and share appreciation rights, or each participant will be permitted, within a specified period of time prior to the consummation of the sale event, to exercise all outstanding stock
74	2026 Proxy Statement

options and share appreciation rights (to the extent then exercisable) held by such participant. We will also have the option (in our sole discretion) to make or provide for a payment, in cash or in kind, to the participants holding other awards in an amount equal to the sale price multiplied by the number of vested Common Shares under such awards.

Amendments and Termination

The Board may at any time amend, alter or discontinue the 2023 Plan and the administrator of the 2023 Plan may at any time amend any outstanding award, provided that no such amendment, modification, change, suspension or termination of the 2023 Plan or any awards granted thereunder may materially impair any rights of a grantee or materially increase any obligations of a grantee under the 2023 Plan without the consent of the grantee, unless the Board determines such adjustment is required or desirable in order to comply with any applicable securities laws or stock exchange requirements. Awards are only transferable under certain circumstances as prescribed by the 2023 Plan, which includes transfers to certain family members.
Shareholder approval is required for amendments to the 2023 Plan with respect to (i) any increase in the maximum number of Common Shares that may be issued pursuant to awards granted under the 2023 Plan; (ii) any reduction in the exercise price of outstanding stock options or share appreciation rights or to effect repricing through cancellation and re-grants or cancellation of stock options or share appreciation rights in exchange for cash or other awards or to take any other action with respect to a stock option or share appreciation right that would be treated as a repricing under the rules and regulations of any stock exchange on which the shares are listed; (iii) any amendment that extends the term of an award beyond its original expiry date; (iv) if at any time, the 2023 Plan is amended to exclude participation by non-employee directors, any amendment to the 2023 Plan that may permit the introduction or reintroduction of non-employee directors on a discretionary basis; (v) any amendment that increases limits previously imposed on non-employee directors; (vi) any amendment that would permit equity based awards granted under the 2023 Plan to be transferable or assignable other than for normal estate settlement purposes and for transfers amongst certain family members as provided for under the 2023 Plan; (vii) any amendment to increase the maximum limit of the number of securities that may be issued to insiders under the 2023 Plan or other security-based compensation arrangement of the Company; (viii) adding provisions relating to a cashless exercise (other than a surrender of options for cash) which does not provide for a full deduction of the underlying Common Shares from the maximum number reserved under the 2023 Plan; and (ix) any amendment to the amending provisions of the 2023 Plan.
Subject to the requirements of any stock exchange upon which the Company’s shares are then listed and applicable law, no shareholder approval will be required for: (i) amendments to avoid any additional tax on grantees under Section 409A of the IRC or other applicable tax laws or regulations; (ii) amendments of a “housekeeping nature”; (iii) changes to the vesting or exercise provisions or other restrictions applicable to any award, award certificate or the 2023 Plan not inconsistent with the amendment provisions of the 2023 Plan; (iv) changes to the provisions of the 2023 Plan relating to the expiration of awards prior to their respective expiration dates upon the occurrence of certain specified events determined by the Board; and (v) the cancellation of an award under the 2023 Plan.
Notwithstanding the foregoing, to the extent required under the rules of any securities exchange or market system on which the Common Shares are listed, or to the extent determined by the administrator of the 2023 Plan to be required to ensure that incentive stock options granted under the 2023 Plan are qualified, amendments shall be subject to approval by Company shareholders.
75	2026 Proxy Statement

Stock Option Plan
The Company’s Amended and Restated Stock Option Plan (the “Stock Option Plan”) permits the Company to grant to eligible persons options that are exercisable to purchase Common Shares at a specified exercise price. Upon adoption of the 2023 Plan, the Company froze the Stock Option Plan and, as such, will no longer be granting any additional awards under the Stock Option Plan. As of December 31, 2025, a total of 1,182,514 options to acquire an aggregate of 1,182,514 Common Shares pursuant to the Stock Option Plan remain outstanding.
The Stock Option Plan provided flexibility regarding the terms of individual grants. Grants under the Stock Option Plan were made in accordance with the Company’s current Stock Option Policy, which provides that:
•	the exercise price of each option will be equal to the closing price of the Company’s Common Shares on the NYSE on the date of grant;
•	vesting of options will occur over three years from the date of grant, with 1/3 vesting on each of the first three anniversaries of the grant date; and
•
options will expire ten years after the date of grant, subject to a provision of the Stock Option Plan that provides, subject to certain exceptions, that if the tenth anniversary of the grant falls within, or within five business days after the end of, a “blackout period”, the date will be extended to the fifth business day after the end of such blackout period.

The circumstances under which an option granted under the Stock Option Plan will be exercisable in the event that the optionee ceases to be employed or to provide services to the Company or one of its subsidiaries are set forth in the relevant option agreement, which may be waived or modified by the Compensation Committee at any time. The Stock Option Policy provides for the following terms, unless otherwise determined by the Compensation Committee, and such terms were incorporated into grants under the Stock Option Plan to NEOs:
•
in the case of termination without cause, excluding voluntary termination: immediate vesting of all unvested options, and the optionee has 90 days from the date on which the optionee ceases to be employed by the Company to exercise all options;

•	in the case of voluntary termination, other than retirement: immediate cancellation of all unvested options, and the optionee has 90 days to exercise vested options;
•
in the case of retirement: all unvested options continue to vest after retirement in accordance with the existing vesting schedule for those particular options, and all options expire on the earlier of three years from the date of retirement and the option 10-year expiry date; provided that, if the participant takes on any substitute paid employment or engagement before the third anniversary, the options will expire on the date when such participant takes on such paid employment or engagement;

•
in the case of death: all unvested options vest immediately, and the optionee’s legal representative has 365 days from the date of death to exercise the options if the optionee’s employment or eligibility ceases by reason of his or her death or if the optionee dies prior to the expiration of the periods described in the three bullet points above; or

•	in the case of termination for cause: all options expire immediately upon termination.
The Compensation Committee may incorporate into any option agreement terms which will, notwithstanding the time specified in such option agreement for the exercise of the option granted thereunder, allow the optionee to elect to purchase all or any of the Common Shares then subject to such option if the Compensation Committee in its discretion determines to permit the optionee to exercise the option in respect of such shares; provided that, the Stock Option Plan imposed restrictions on the acceleration of vesting of options in connection with a change of control.
The Stock Option Policy prohibits the granting of options during a blackout period. In addition, it prohibits the granting of options to our non-executive directors. With respect to continuing employees that are to receive options, the Company’s policy is to make such grants annually, as of the fifth business day following the release of the Company’s results for the most recently completed fiscal year.
76	2026 Proxy Statement

IAA 2019 Omnibus Stock and Incentive Plan
Pursuant to the acquisition of IAA in 2023, the Company assumed all outstanding unvested equity awards granted under the IAA 2019 Omnibus Stock and Incentive Plan (the “IAA Plan”). By the terms of the merger agreement, the IAA equity awards were automatically converted into options and RSUs covering an aggregate of 554,106 Common Shares. Otherwise, the IAA equity awards continued to be governed by the IAA Plan on the same terms and conditions (including vesting and vesting acceleration provisions) as applicable prior to the effective time of the merger. The Company does not intend to make any additional awards under the IAA Plan.
The terms and vesting of IAA equity awards granted under the IAA Plan are fixed by the plan administrator in connection with the grant of each IAA equity award and set forth in each award agreement.
IronPlanet Stock Plans
Pursuant to the acquisition of IronPlanet in 2017, the Company assumed all outstanding unvested stock options (the “IronPlanet Options”) granted under the IronPlanet, Inc. 1999 Stock Plan (the “1999 IronPlanet Stock Plan”) and IronPlanet Holdings, Inc. 2015 Stock Plan (the “2015 IronPlanet Stock Plan”, and together with the 1999 IronPlanet Stock Plan, the “IronPlanet Stock Plans”). By the terms of the merger agreement and the stock option assumption notice provided to IronPlanet Option holders, the IronPlanet Options were automatically converted into options to acquire an aggregate of 737,358 Common Shares, with exercise prices per Common Share adjusted to give effect to the merger. Otherwise, the IronPlanet Options continued to be governed by the respective IronPlanet Stock Plans on the same terms and conditions (including vesting and vesting acceleration provisions) as applicable prior to the effective time of the merger. The Company does not intend to make any additional awards under the IronPlanet Stock Plans.
The terms and vesting of IronPlanet Options granted under the IronPlanet Stock Plans are fixed by the respective plan administrator in connection with the grant of each IronPlanet Option and set forth in each option agreement. Nonetheless, the option term may not exceed (i) 10 years from the grant date or (ii) such shorter term as may be provided in the option agreement.
The circumstances under which an IronPlanet Option will be exercisable in the event that the optionee ceases to be employed or to provide services to the Company or one of its subsidiaries or affiliates are, (i) under the 2015 IronPlanet Stock Plan, set forth in the option agreement, which provisions may be waived or modified by the Board or Compensation Committee at any time, and (ii) under the 1999 IronPlanet Stock Plan, as follows, unless otherwise determined by the Board or any of its committees:
•
in the case of termination of employment or service other than as provided below, the optionee has up to three months after the date of such termination (but in no event later than the expiration date of such IronPlanet Option) to exercise the IronPlanet Option;

•
in the case of termination of employment or service as a result of such optionee’s total and permanent disability, the optionee may exercise the IronPlanet Option within 12 months from the date of termination, or as a result of such optionee’s certain other types of disability, the optionee may exercise such IronPlanet Options within six months from the date of termination (but in no event later than the expiration date of such IronPlanet Option); or

•
in the case of death of the optionee during the term of employment or service or within 30 days following termination of employment or service, the IronPlanet Option may be exercised at any time within 12 months following the date of death (but in no event later than the expiration date of such IronPlanet Option).

The IronPlanet Stock Plans’ respective administrator(s) may at any time offer to buy out for a payment in cash or Common Shares any IronPlanet Option previously granted under the IronPlanet Stock Plans on such terms and conditions as such administrator(s) will establish and communicate to the optionee at the time that such offer is made.
In the event of certain change of control transactions (i) under the 2015 IronPlanet Stock Plan, each outstanding IronPlanet Option will be treated as the administrator determines and the administrator need not treat all outstanding IronPlanet Options (or portions thereof) in an identical manner, and (ii) under the 1999 IronPlanet Stock Plan, each outstanding IronPlanet Option will be assumed or an equivalent option or right will be substituted by the successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the outstanding IronPlanet Options or to substitute equivalent options, in which case such IronPlanet Options will terminate upon the consummation of the transaction.
77	2026 Proxy Statement

Performance Share Unit Plans
The 2023 Share Incentive Plan permits the Company to grant PSUs to employees.
Prior to the adoption of the 2023 Share Incentive Plan, the Company granted PSUs to employees under the Company’s Amended and Restated Senior Executive PSU Plan (the “Executive PSU Plan”) and Amended and Restated Employee PSU Plan (the “Employee PSU Plan” and, together with the Executive PSU Plan, the “PSU Plans”).
A PSU is an award under which the recipient is eligible to earn a payment during an applicable performance period based upon the performance of the Company against certain criteria during and at the end of such performance period. The PSUs, following vesting, entitle the participant to receive, at the election of the Compensation Committee or the Board, either cash or Common Shares, net of applicable withholding taxes. The amount of the payment to be made is calculated based on the number of vested PSUs multiplied by the fair market value of one Common Share as at the date of vesting, based on the volume weighted average price of a Common Share reported by the NYSE for the 20 trading days prior to the date of vesting.
Upon adoption of the 2023 Plan, the Company froze the prior PSU Plans and, as such, will not be granting any additional awards under the PSU Plans. As of December 31, 2025, a total of 748,362 outstanding PSUs to acquire an aggregate of 1,496,724 Common Shares pursuant to the PSU Plans remain outstanding. The Company solely grants PSUs under the 2023 Plan and has done so for each of 2023, 2024, and 2025.
If the Compensation Committee or the Board determines to satisfy the payment in Common Shares, the amount of the payment, net of applicable withholding taxes, will either be satisfied by the issuance of Common Shares to the participant or by making open market purchases of Common Shares on behalf of the participant, as determined by the Compensation Committee or the Board, subject to certain restrictions (including that vested PSUs held by our NEOs may not be satisfied through open market purchased Common Shares). No more than 500,000 Common Shares will be purchased in the open market under the PSU Plans.
The PSU Plans provided the Compensation Committee and the Board with significant discretion regarding the vesting terms and criteria for PSUs, including the waiver of any vesting restrictions. Unless the Board or Compensation Committee otherwise determines, in the event of termination of a participant’s employment by the Company or an affiliate:
•
without cause, including following the incapacity of the participant: the participant will be entitled to receive payment in respect of PSUs recorded in the participant’s account as at the last day of active employment that subsequently vest, on a prorated basis to reflect the portion of the vesting period during which the participant was employed;

•	for cause: unvested PSUs will not vest and will be forfeited;
•	as a result of voluntary resignation by the participant (other than retirement): unvested PSUs will not vest and will be forfeited;
•
as a result of an eligible retirement of the participant: the participant will be entitled to receive payment in respect of PSUs recorded in the participant’s PSU account as at the last day of active employment that subsequently vest; and

•
upon the death of a participant: the beneficiary or legal representatives of the participant will be entitled to receive payment in respect of PSUs recorded in the participant’s account as at the date of death that vest thereafter, which payment shall be settled in shares, net of applicable tax withholding or shall be payable by a lump sum cash payment, net of applicable tax withholding.

For participants in the Executive PSU Plan, if a participant’s employment with the Company or a subsidiary of the Company is terminated (i) by the Company or subsidiary, other than for cause, upon a change of control or within two years following a change of control or (ii) by the participant for good reason, as defined in the Executive PSU Plan, upon a change of control or within one year following a change of control, then all PSUs recorded in the participant’s PSU account as at the date of termination shall vest, and the participant will be entitled to receive a cash payment in respect of all vested PSUs, net of all applicable tax withholdings, within 30 days of the date of termination.
For purposes of the Executive PSU Plan, a “change of control”, unless otherwise defined in the applicable grant agreement or grant letter, means the occurrence of any one of the following events:
•	a person or group of persons acting jointly or in concert, acquiring or accumulating beneficial ownership of more than 50% of the Common Shares;
•
a person or group of persons acting jointly or in concert, holding or beneficially owning at least 25% of the Common Shares and being able to change the composition of the Board by having the person’s or group of persons’ nominees elected as a majority of the Board; or

•	the arm’s length sale, transfer, liquidation or other disposition of all or substantially all of the assets of the Company, over a period of one year or less, in any manner whatsoever.
78	2026 Proxy Statement

Restricted Share Unit Plans
The Ritchie Bros. Auctioneers Incorporated 2023 Share Incentive Plan dated May 9, 2023, updated to the RB Global, Inc. Amended and Restated 2023 Share Incentive Plan on January 1, 2025. The 2023 Share Incentive Plan permits the Company to grant RSUs to employees.
Prior to that Plan, the Company granted RSUs to employees under the Company’s Amended and Restated Senior Executive RSU Plan (the “Senior Executive RSU Plan”) and Amended and Restated Employee RSU Plan (the “Employee RSU Plan” and, together with the Senior Executive RSU Plan, the “RSU Plans”).
An RSU is an award under which the recipient is eligible to earn a cash payment or a specified number of our Common Shares following an applicable vesting period based. The RSUs, following vesting, entitle the participant to: (i) a specified amount of cash, net of all applicable withholding taxes; (ii) a payment that, net of all applicable withholding taxes, will be satisfied by the issuance of Common Shares; or (iii) a payment that, net of all applicable withholding taxes, will be applied to open market purchases of Common Shares on behalf of participants; provided that this method of settlement is not available for certain of our officers and directors. The payment to be received, or applied to the purchase or issuance of Common Shares, is based on the number of vested RSUs multiplied by the fair market value of one Common Share as at the date of vesting.
Upon adoption of the 2023 Plan, the Company froze the prior RSU Plans and, as such, will not be granting any additional awards under the RSU Plans. As of December 31, 2025, a total of 756,197 outstanding RSUs to acquire an aggregate of 756,197 Common Shares pursuant to the RSU Plans remain outstanding. The Company solely grants RSUs under the 2023 Plan and has done so for each of years 2023, 2024, and 2025.
The maximum number of Common Shares that may be issued or delivered pursuant to open market purchases under the RSU Plans is 800,000.
Unless the Board or Compensation Committee otherwise determines, in the event of termination of a participant’s employment by the Company or an affiliate:
•
without cause, including following the incapacity of the participant: the participant will be entitled to receive payment in respect of RSUs recorded in the participant’s account as at the last day of active employment that subsequently vest, on a prorated basis to reflect the portion of the vesting period during which the participant was employed;

•	for cause: unvested RSUs will not vest and will be forfeited;
•	as a result of voluntary resignation by the participant (other than retirement): unvested RSUs will not vest and will be forfeited;
•
as a result of an eligible retirement of the participant: the participant will be entitled to receive payment in respect of RSUs recorded in the participant’s RSU account as at the last day of active employment that subsequently vest; and

•
upon the death of a participant: the beneficiary or legal representatives of the participant will be entitled to receive payment in respect of RSUs recorded in the participant’s account as at the date of death that vest thereafter, which payment shall be settled in shares, net of applicable tax withholding or shall be payable by a lump sum cash payment, net of applicable tax withholding.

For participants in the Senior Executive RSU Plan, if a participant’s employment with the Company or a subsidiary of the Company is terminated (i) by the Company or subsidiary, other than for cause, upon a change of control or within two years following a change of control or (ii) by the participant for good reason, as defined in the Senior Executive RSU Plan, upon a change of control or within one year following a change of control, then all RSUs recorded in the participant’s RSU account as at the date of termination shall vest, and the participant will be entitled to receive a cash payment in respect of all vested RSUs, net of all applicable tax withholdings, within 30 days of the date of termination.
For purposes of the Senior Executive RSU Plan, a “change of control”, unless otherwise defined in the applicable grant agreement or grant letter, means the occurrence of any one of the following events:
•	a person or group of persons acting jointly or in concert, acquiring or accumulating beneficial ownership of more than 50% of the Common Shares;
•
a person or group of persons acting jointly or in concert, holding or beneficially owning at least 25% of the Common Shares and being able to change the composition of the Board by having the person’s or group of persons’ nominees elected as a majority of the Board; or

79	2026 Proxy Statement

•	the arm’s length sale, transfer, liquidation or other disposition of all or substantially all of the assets of the Company, over a period of one year or less, in any manner whatsoever.
Employee Stock Purchase Plan
The Employee Stock Purchase Plan (“ESPP”) was approved by the Company’s shareholders in May 2023, and includes two components: an IRC Section 423 Component (the “423 Component”) and a non-IRC Section 423 Component (the “Non-423 Component”). It is our intention that the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the IRC. Under the Non-423 Component, which does not qualify as an “employee stock purchase plan” within the meaning of Section 423 of the IRC, rights will be granted pursuant to rules adopted by the administrator of the ESPP designed to achieve tax, securities laws or other objectives for eligible employees.
Common Shares Subject to the ESPP. An aggregate of 3,000,000 Common Shares are reserved and available for issuance under the ESPP. If our capital structure changes because of a share dividend, share split or similar event, the number of Common Shares that can be issued under the ESPP will be appropriately adjusted.
Plan Administration. The ESPP is administered by the Compensation Committee, which has full authority to make, administer and interpret such rules and regulations regarding the ESPP as it deems advisable.
No Common Shares shall be purchased under the ESPP on behalf of a participant if, together with any other security based compensation arrangement established or maintained by the Company, such purchase could result, at any time, in:
•	the number of Common Shares issuable to insiders, at any time, exceeding 10% of the issued and outstanding Common Shares from time to time; or
•	the number of Common Shares issued to insiders within any one-year period exceeding 10% of the issued and outstanding Common Shares from time to time.
Eligibility. All individuals classified as employees on the payroll records of the Company or the Designated Companies (as defined in the ESPP) as of the first day of the applicable offering period (the “Offering Date”) are eligible to participate in the ESPP; provided that the administrator of the ESPP may determine, in advance of any offering period, that employees are eligible only if, as of the Offering Date, (a) they are customarily employed by the Company or a Designated Company for more than 20 hours a week, (b) they are customarily employed by the Company or a Designated Company for more than five months per calendar year, and/or (c) they have completed six months of employment (or such other period as determined by the administrator of the ESPP, provided such service requirement does not exceed two years of employment). No person who owns or holds, or as a result of participation in the ESPP would own or hold, Common Shares or options to purchase Common Shares, that together equal 5% or more of our total outstanding Common Shares is entitled to participate in the ESPP. No employee may exercise a right granted under the ESPP that permits the employee to purchase Common Shares having a value of more than $25,000 (determined using the fair market value of the Common Shares at the time such right is granted) in any calendar year. The ESPP defines “fair market value” by reference to the closing price of our Common Shares on the NYSE or the TSX, whichever exchange has the majority of trading volume at such time.
Participation; Payroll Deductions; Cashless Exercise Program. Participation in the ESPP is limited to eligible employees who authorize payroll deductions equal to a whole percentage or amount of base pay. Employees may authorize payroll deductions, with a minimum of 1% of base pay and a maximum of 15% of base pay or such other minimum or maximum as may be specified by the administrator of the ESPP in advance of an offering, provided that the maximum specified by the administrator of the ESPP does not exceed 15%. In addition to such payroll deductions, participants other than executive officers of the Company may elect to purchase Common Shares under the ESPP pursuant to a cashless participation program through loans from a third-party provider (the “Cashless Participation Program”). Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive offering periods (as described below) and purchases will continue at the same percentage of compensation until that employee files a new enrollment form, withdraws from the ESPP or becomes ineligible to participate in the ESPP.
Offering Periods; Purchase Periods. The initial offering of Common Shares under the ESPP began on July 3, 2023 and ended on November 14, 2023. Subsequent offerings of Common Shares under the ESPP will be for a period of 12 months, which we refer to as an “offering period.” Separate subsequent offering periods have been (a) begin on the first trading day on or after each May 15 and end on the last trading day on or prior to the following May 14, and (b) begin on the first trading day on or after each November 15 and end on the last trading day on or prior to the following November 14. The administrator of the ESPP may, in its discretion, designate a different period for any offering period but no offering period shall exceed 27 months in duration. Unless the administrator of the ESPP otherwise determines, each offering period shall be divided into two six-month purchase periods and, unless otherwise determined by the administrator of the ESPP, participants will only be permitted to participate in one offering period at a time. Unless the administrator of the ESPP, in its sole discretion, chooses otherwise prior
80	2026 Proxy Statement

to the Offering Date, and to the extent an offering has more than one purchase period and to the extent permitted by applicable law, if the fair market value of the Common Shares on any exercise date in an offering is lower than the fair market value of the Common Shares on the Offering Date, then all participants in such offering automatically will be withdrawn from such offering immediately after the exercise of their right on such exercise date and automatically re-enrolled in the immediately following offering as of the first day thereof and the preceding offering will terminate.
Exercise Price. On the Offering Date for an offering period, employees participating in that offering period will receive a right to purchase Common Shares. On the exercise date of each purchase period, the employee is deemed to have exercised the right, at the exercise price, to the extent of accumulated payroll deductions and additional contributions made pursuant to the Cashless Participation Program. The exercise price is equal to the lesser of (1) 85% the fair market value per Common Share on the Offering Date or (2) 85% of the fair market value per Common Share on the exercise date. The maximum value of Common Shares that may be issued to any employee under the ESPP, in any offering period is $25,000 (valued as of the Offering Date) or such other lesser number of shares as determined by the administrator of the ESPP from time to time.
Subject to certain limitations, the number of Common Shares a participant purchases in each offering period is determined by dividing the total amount of (i) payroll deductions withheld from the participant’s compensation during the purchase period and (ii) additional contributions made pursuant to the Cashless Participation Program by the exercise price. In general, if an employee is no longer a participant on an exercise date, the employee’s right will be automatically terminated, and the amount of the employee’s accumulated payroll deductions will be refunded.
Terms of Participation. Except as may be permitted by the administrator of the ESPP in advance of an offering, a participant may decrease the amount of such participant’s contributions once during any offering period but may not increase the amount of such participant’s contributions during any offering period. Unless otherwise determined by the administrator of the ESPP, a participant may increase or decrease such participant’s contributions with respect to the next offering period by filing a new enrollment form by such deadline as shall be established by the administrator of the ESPP for the offering period. A participant may withdraw from an offering period by giving written notice to the Company or an agent designated by the Company in a form acceptable to the administrator of the ESPP (including, but not limited to, by electronic means) no later than one month prior to the end of the then-applicable offering period (or such shorter or longer period as may be specified by the administrator of the ESPP prior to any offering period). A participant’s withdrawal will be effective as soon as practicable following receipt of written notice of withdrawal by the Company or an agent designated by the Company. If a participant withdraws from an offering period, that participant may not again participate in the same offering period, but may enroll in subsequent offering periods. Enrollments, deduction changes and withdrawals may only occur when the Company is not in a blackout period established by the Company’s insider trading policies and procedures, as in effect from time to time.
Sale Event. In the case of and subject to the consummation of a Sale Event (as defined in the ESPP) the administrator of the ESPP, in its discretion, and on such terms and conditions as it deems appropriate, is authorized to take any one or more of the following actions under the ESPP or with respect to any right under the ESPP or to facilitate such transactions or events, provided, however, no action shall be taken to the extent that it will cause the rights held by participants who are resident in Canada or employed in Canada to not comply with section 7 of the Income Tax Act (Canada): (a) to provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the administrator of the ESPP in its sole discretion; (b) to provide that the outstanding rights under the ESPP shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar rights covering shares of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (c) to make adjustments in the number and type of Common Shares subject to outstanding options under the ESPP and/or in the terms and conditions of outstanding rights and rights that may be granted in the future; (d) to provide that the offering with respect to which a right relates will be shortened by setting a new exercise date on which such offering period will end; and (e) to provide that all outstanding rights shall terminate without being exercised and all amounts in the accounts of participants shall be promptly refunded.
Transferability. The rights under the ESPP are not transferable by a participant other than by will or the laws of descent and distribution.
Rights on Termination of Employment. Unless otherwise required by applicable law, if a Participant’s employment terminates for any reason before the exercise date for any offering, such Participant’s participation in the ESPP will terminate immediately and no payroll deductions will be taken from any pay due and owing to the Participant on or after the termination date.
81	2026 Proxy Statement

Term; Amendments and Termination. The ESPP will continue until terminated by the Board. The Board may terminate the ESPP at any time, provided that, no action shall be taken to the extent that it will cause the rights held by participants who are resident in Canada or employed in Canada to not comply with section 7 of the Income Tax Act (Canada). Upon termination of the ESPP, all amounts in the accounts of participants shall be promptly refunded. The Board may, insofar as permitted by law and subject to any required approval of the NYSE and the TSX, any other stock exchange or other authority, amend, modify, revise or otherwise change the terms of the ESPP, in whole or in part, provided that, no action shall be taken to the extent that it will cause the rights held by participants who are resident in Canada or employed in Canada to not comply with section 7 of the Income Tax Act (Canada). The Board may suspend, discontinue or terminate the ESPP at any time. No shareholder approval will be required for: (i) amendments of a “housekeeping nature”; (ii) amendments necessary to comply with applicable law; (iii) amendments to the eligibility to participate in offerings under the ESPP other than an amendment which would have the potential of broadening or increasing insider participation; (iv) amendments to the allowable employee contribution provided that the allowable employee contribution may not exceed 15% of an eligible employee’s base pay for each pay period; and (v) amendments necessary to suspend or terminate the ESPP. Shareholder approval shall be required for: (i) any amendment to increase the maximum number of Common Shares reserved for issuance from treasury under the ESPP; (ii) any amendment that would increase the allowable employee contribution to an amount greater than 15% of an eligible employee’s base pay for each pay period; (iii) any amendment that would provide for any form of financial assistance to participants; (iv) any amendment to remove, exceed or increase the limits on insider participation in the ESPP; and (v) any amendment to the amendment provisions of the ESPP not permitted under the terms of the ESPP.

82	2026 Proxy Statement

Outstanding Equity Awards as of December 31, 2025
The following table provides information related to the outstanding stock option awards and share-based awards held by each of our NEOs as of December 31, 2025.

		Option Awards[1]				Share Awards
		Number of Securities Underlying Unexercised Options (#)

Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares or Units of Stock Held That Have Not Vested (#)[2]	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested($)[2]
James Kessler	14-Mar-25[3]	—	—	—	—	—	—	140,634	14,467,016
	14-Mar-25[3]	—	—	—	—	—	—	140,634	14,467,016
	14-Mar-25[4]	—	—	—	—	46,880	4,822,495	—	—
	15-Mar-24[5]	—	—	—	—	—	—	119,871	12,331,100
	15-Mar-24[5]	—	—	—	—	—	—	119,871	12,331,100
	15-Mar-24[6]	—	—	—	—	26,639	2,740,350	—	—
	8-Aug-23[1]	111,321	55,660	58.09	08/08/2033	—	—	—	—
	8-Aug-23[7]	—	—	—	—	—	—	209,519	21,553,182
	8-Aug-23[8]	—	—	—	—	17,461	1,796,191	—	—
	15-Mar-22[1]	59,483	—	57.70	03/15/2032	—	—	—	—
	12-Aug-21[1]	20,742	—	80.00	08/12/2027	—	—	—	—
	12-Aug-21[1]	25,615	—	90.00	08/12/2027	—	—	—	—
	12-Aug-21[1]	31,355	—	100.00	08/12/2027	—	—	—	—
Eric Guerin	14-Mar-25[3]	—	—	—	—	—	—	28,632	2,945,352
	14-Mar-25[3]	—	—	—	—	—	—	28,632	2,945,352
	14-Mar-25[4]	—	—	—	—	9,545	981,843	—	—
	15-Mar-24[5]	—	—	—	—	—	—	35,272	3,628,463
	15-Mar-24[5]	—	—	—	—	—	—	6,787	698,161
	15-Mar-24[5]	—	—	—	—	—	—	35,272	3,628,463
	15-Mar-24[5]	—	—	—	—	—	—	6,787	698,161
	15-Mar-24[6]	—	—	—	—	7,840	806,481	—	—
	15-Mar-24[6]	—	—	—	—	4,526	465,589	—	—
Steve Lewis	14-Mar-25[3]	—	—	—	—	—	—	13,014	1,338,759
	14-Mar-25[3]	—	—	—	—	—	—	13,014	1,338,759
	14-Mar-25[4]	—	—	—	—	4,338	446,264	—	—
	17-Sep-24[5]	—	—	—	—	—	—	6,012	618,432
	17-Sep-24[5]	—	—	—	—	—	—	6,012	618,432
	17-Sep-24[5]	—	—	—	—	—	—	14,655	1,507,572
	17-Sep-24[5]	—	—	—	—	—	—	14,655	1,507,572
	17-Sep-24[6]	—	—	—	—	4,010	412,521	—	—
	17-Sep-24[6]	—	—	—	—	3,258	335,167	—	—

83	2026 Proxy Statement

		Option Awards[1]				Share Awards
		Number of Securities Underlying Unexercised Options (#)

Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares or Units of Stock Held That Have Not Vested (#)[2]	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested($)[2]
Jen Schmit	14-Mar-25[3]	—	—	—	—	—	—	1,601	164,726
	14-Mar-25[3]	—	—	—	—	—	—	1,601	164,726
	14-Mar-25[4]	—	—	—	—	1,601	164,730	—	—
	16-Dec-24[5]	—	—	—	—	—	—	3,194	328,517
	16-Dec-24[5]	—	—	—	—	—	—	3,194	328,517
	16-Dec-24[6]	—	—	—	—	2,130	219,078	—	—
Darren Watt	14-Mar-25[3]	—	—	—	—	—	—	5,423	557,868
	14-Mar-25[3]	—	—	—	—	—	—	5,423	557,868
	14-Mar-25[4]	—	—	—	—	1,808	185,995	—	—
	15-Mar-24[5]	—	—	—	—	—	—	6,382	656,549
	15-Mar-24[5]	—	—	—	—	—	—	6,382	656,549
	15-Mar-24[6]	—	—	—	—	1,419	145,960	—	—
	8-Aug-23[1]	6,027	3,013	58.09	08/08/2033	—	—	—	—
	8-Aug-23[7]	—	—	—	—	—	—	11,345	1,167,014
	8-Aug-23[8]	—	—	—	—	946	97,354	—	—
	15-Mar-22[1]	11,853	—	57.70	03/15/2032	—	—	—	—
	25-Feb-21[1]	13,649	—	54.83	02/25/2031	—	—	—	—
	12-Aug-21[1]	6,269	—	80.00	08/12/2027	—	—	—	—
	12-Aug-21[1]	7,742	—	90.00	08/12/2027	—	—	—	—
	12-Aug-21[1]	9,477	—	100.00	08/12/2027	—	—	—	—
	5-Mar-20[1]	16,921	—	40.64	03/05/2030	—	—	—	—
	7-Mar-19[1]	16,850	—	33.79	03/07/2029	—	—	—	—
	1-Mar-18[1]	15,665	—	32.16	03/01/2028	—	—	—	—
Jeff Jeter	14-Mar-25[3]	—	—	—	—	—	—	24,727	2,543,703
	14-Mar-25[3]	—	—	—	—	—	—	24,727	2,543,703
	14-Mar-25[4]	—	—	—	—	8,243	847,923	—	—
	15-Mar-24[5]	—	—	—	—	—	—	29,013	2,984,523
	15-Mar-24[5]	—	—	—	—	—	—	29,013	2,984,523
	15-Mar-24[6]	—	—	—	—	6,449	663,376	—	—
	8-Aug-23[1]	9,643	4,821	58.09	08/08/2033	—	—	—	—
	8-Aug-23[7]	—	—	—	—	—	—	18,150	1,867,052
	8-Aug-23[8]	—	—	—	—	1,513	155,641	—	—
	25-Feb-21[1]	10,046	—	54.83	02/25/2031	—	—	—	—
	12-Aug-21[1]	7,744	—	80.00	08/12/2027	—	—	—	—
	12-Aug-21[1]	9,563	—	90.00	08/12/2027	—	—	—	—
	12-Aug-21[1]	11,706	—	100.00	08/12/2027	—	—	—	—
	5-Mar-20[1]	3,072	—	40.64	03/05/2030	—	—	—	—

84	2026 Proxy Statement

		Option Awards[1]				Share Awards
		Number of Securities Underlying Unexercised Options (#)

Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares or Units of Stock Held That Have Not Vested (#)[2]	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested($)[2]
Nancy King	14-Mar-25[3]	—	—	—	—	—	—	3,304	339,864
	14-Mar-25[3]	—	—	—	—	—	—	3,304	339,864
	14-Mar-25[4]	—	—	—	—	2,019	207,694	—	—
	17-Jun-24[5]	—	—	—	—	—	—	3,298	339,244
	17-Jun-24[5]	—	—	—	—	—	—	3,298	339,244
	17-Jun-24[5]	—	—	—	—	—	—	7,420	763,300
	17-Jun-24[5]	—	—	—	—	—	—	7,420	763,300
	17-Jun-24[6]	—	—	—	—	2,827	290,855	—	—
	17-Jun-24[6]	—	—	—	—	2,121	218,218	—	—

1.	Represents option awards granted under our Stock Option Plan, or, if the grant date is in 2023, 2024, or 2025, our 2023 Share Incentive Plan.
2.
Represents PSUs granted under the Executive PSU Plan or, if the grant date is in 2024 or 2025, our 2023 Share Incentive Plan and assumes 200% of target performance for unearned PSUs. The fair market value is based on the closing Common Share price on the NYSE as of December 31, 2025, the last trading day of 2025, which was $102.87 per Common Share. The amount includes dividend equivalent units that are accrued during the vesting period and are paid out when the underlying PSUs vest.

3.	Represents PSUs granted under the 2023 Share Incentive Plan for the three-year performance period ending December 31, 2027 that vest on March 14, 2028.
4.	Represents RSUs granted under our 2023 Share Incentive Plan that vest in equal annual installments over three years from March 15, 2025.
5.	Represents PSUs granted under the 2023 Share Incentive Plan for the three-year performance period ending December 31, 2026 that vest on March 14, 2027.
6.	Represents RSUs granted under our 2023 Share Incentive Plan that vest in equal annual installments over three years from March 15, 2024.
7.	Represents PSUs granted under the Executive PSU Plan for the three-year performance period ending December 31, 2025 that vest on March 14, 2026.
8.	Represents RSUs granted under our 2023 Share Incentive Plan that vest in equal annual installments over three years from March 15, 2023.
Option Exercises and Stock Vested in 2025
The following table provides information regarding our NEO’s stock option exercises and vesting of RSUs and PSUs during 2025.

	Option Awards		Stock Awards
Named Executive Officer	Number of Common Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Common Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
James Kessler	45,658	2,518,952	64,454	6,293,722
Eric Guerin	—	—	6,127	578,573
Steve Lewis	—	—	3,600	339,948
Jen Schmit	—	—	1,054	99,529
Darren Watt	14,800	1,126,761	8,402	834,717
Jeff Jeter	21,483	1,300,694	12,957	1,274,010
Nancy King	—	—	3,659	345,519

1.	Value realized on exercise of stock options is based on the fair market value of our Common Shares on the date of exercise minus the exercise price and does not reflect actual proceeds received.
2.	Value realized on vesting of stock awards is based on the closing price of our Common Shares on the vest date.
85	2026 Proxy Statement

Potential Payments Upon Termination or Change in Control
The following table describes the estimated potential payments and benefits under the Company’s compensation and benefit plans and contractual agreements to which the NEOs would have been entitled if a termination of employment or change in control occurred on December 31, 2025, as described in “Compensation Discussion and Analysis – Employment and Termination Agreements.” The actual amounts to be paid out can only be determined at the time of the NEO’s departure from the Company. The amounts reported in the table below do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs or include distributions of plan balances under our 401(k) plan. The amounts reported assume payment of all previously earned and unpaid salary, vacation pay and short- and long-term incentive awards. The Company will pay the Executive a lump sum cash amount equal to the aggregate compensation, provided that the Executive signs the termination agreement within sixty days of the Termination Date. Ms. King’s employment terminated during 2025, and she has therefore been omitted from the table below. The severance paid to Ms. King in connection with her termination of employment is reported in the Summary Compensation Table on page 70.

Named Executive Officer	Termination for “Cause”	Termination without “Cause” or for “Good Reason”	Resignation	Retirement[2]	“Change of Control”	Termination without “Cause” or “Good Reason” following “Change of Control”[1]
James Kessler
Cash Severance[3]	—	1,950,000	—	—	—	1,950,000
Short-term incentive[4]	—	2,925,000	—	—	—	4,387,500
Value of equity awards[5,6]	7,671,801	38,326,339	8,565,825	—	—	58,000,635
Present value of group plan benefits	—	28,246	—	—	—	56,493
Total Termination Benefits	7,671,801	43,229,585	8,565,825	—	—	64,394,628
Eric Guerin
Cash Severance[3]	—	975,000	—	—	—	975,000
Short-term incentive[4]	—	975,000	—	—	—	1,625,000
Value of equity awards[5,6]	—	4,812,876	—	—	—	9,527,354
Present value of group plan benefits	—	24,726	—	—	—	37,089
Total Termination Benefits	—	6,787,602	—	—	—	12,164,443

86	2026 Proxy Statement

Named Executive Officer	Termination for “Cause”	Termination without “Cause” or for “Good Reason”	Resignation	Retirement[2]	“Change of Control”	Termination without “Cause” or “Good Reason” following “Change of Control”[1]
Steve Lewis
Cash Severance[3]	—	975,000	—	—	—	975,000
Short-term incentive[4]	—	975,000	—	—	—	1,625,000
Value of equity awards[5,6]	—	2,192,160	—	—	—	4,659,259
Present value of group plan benefits	—	2,417	—	—	—	3,626
Total Termination Benefits	—	4,144,577	—	—	—	7,262,885
Jen Schmit
Cash Severance[3]	—	600,000	—	—	—	600,000
Short-term incentive[4]	—	420,000	—	—	—	700,000
Value of equity awards[5,6]	—	419,812	—	—	—	877,138
Present value of group plan benefits	—	27,254	—	—	—	40,880
Total Termination Benefits	—	1,467,066	—	—	—	2,218,018
Darren Watt
Cash Severance[3]	—	711,022	—	—	—	711,022
Short-term incentive[4]	—	568,818	—	—	—	948,030
Value of equity awards[5,6]	4,785,651	6,562,144	5,055,862	—	—	7,418,456
Present value of group plan benefits	—	4,841	—	—	—	7,262
Total Termination Benefits	4,785,651	7,846,825	5,055,862	—	—	9,084,769
Jeff Jeter[7]
Cash Severance[3]	—	975,000	—	—	—	975,000
Short-term incentive[4]	—	1,218,750	—	812,500	—	2,031,250
Value of equity awards[5,6]	1,105,594	6,040,089	1,439,371	9,785,314	—	9,785,314
Present value of group plan benefits	—	18,847	—	—	—	28,270
Total Termination Benefits	1,105,594	8,252,686	1,439,371	10,597,814	—	12,819,834

1.	Represents the occurrence of a double-trigger event under the Change of Control Agreements.
2.	Age requirements must be met to receive any payments upon retirement. See “Retirement” on page 68.
3.	Represents cash payments based on base salary.
4.	Represents cash payments of the short-term incentive plan.
5.
The value of vested stock options is determined by subtracting the exercise price of the stock option from the closing Common Share price on the NYSE of $102.87 as of December 31, 2025, the last trading day of 2025.

6.	The value of the PSUs assumes achieving target performance levels and is based on the closing Common Share price on the NYSE of $102.87as of December 31, 2025, the last trading day of 2025.
7.
Mr. Jeter effective April 1, 2026, intends to transition from Chief Revenue Officer to Strategic Advisor while an employee of the Company. Mr. Jeter intends to retire as an employee effective December 31, 2026.

87	2026 Proxy Statement

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annualized annual total compensation of James Kessler, our CEO in each case, inclusive of compensation under nondiscriminatory benefit plans.
For 2025, our last completed fiscal year:
•	the annual total compensation of our median employee (other than our CEO) was $129,570;
•	Mr. Kessler’s annual total compensation for the full year was 21,551,858; and
•
based on this information, for 2025, the ratio of the median of the annual total compensation of all employees to the annual total compensation of our CEO was 1 to 166. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K.

As permitted under the SEC executive compensation disclosure rules, we are electing to use the same median employee that we used for purposes of preparing our 2024 pay ratio disclosure. Since 2024, where we used the selected 2023 median employee, there have been no changes in the Company’s employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure as our employee population and compensation practices have remained generally consistent.
In calculating the CEO pay ratio, SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported CEO pay ratio may not be comparable to CEO pay ratios reported by other companies due to differences in industries and geographical dispersion, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their CEO pay ratios.

88	2026 Proxy Statement

Pay Versus Performance

							Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO Kessler, James[1]	Compensation Actually Paid to PEO Kessler, James[2]	Summary Compensation Table Total for PEO Fandozzi, Ann[1]	Compensation Actually Paid to PEO Fandozzi, Ann[2]	Average Summary Compensation Table Total for non-PEO NEOs[3]	Average Compensation Actually Paid to non-PEO NEOs[4]	RBA Total Shareholder Return[5]	Peer Group Total Shareholder Return[6]	Net Income ($M)	Agency Proceeds ($M)
2025	$21,551,858	$40,005,561	$0	$0	$3,583,072	$4,507,252	$163	$182	$428	$3,336
2024	$14,786,840	$33,467,177	$0	$0	$2,986,553	$4,386,250	$232	$145	$413	$1,200
2023	$15,928,325	$25,849,889	$792,366	$9,727,850	$2,811,920	$3,697,652	$170	$123	$175	$1,173
2022	$0	$0	$7,919,967	$7,755,014	$3,552,402	$3,341,006	$141	$114	$320	$1,073
2021	$0	$0	$10,381,730	$9,943,897	$2,997,009	$2,272,068	$147	$124	$152	$917
							$100.00	$100.00

1.
The Principal Executive Officer (the “PEO”) for 2025 was James Kessler who has served as PEO since August 1, 2023. The PEOs for 2024 were James Kessler, who served as PEO since August 1, 2023, and Ann Fandozzi, who served as PEO from January 6, 2020 through July 31, 2023. Ms. Fandozzi served as PEO in 2020, 2021 and 2022. The Summary Compensation Table on page 70 provides the details of Mr. Kessler’s compensation for the past three years as set forth in column (b).

2.
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay Versus Performance Table. Compensation actually paid (“CAP”) does not necessarily represent cash and/or equity value transferred to the applicable PEO, but rather is a value calculated under applicable SEC rules. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amount reported for the PEO in the “Total” column of the Summary Compensation Table to calculate CAP. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Prior FYE Current FYE Fiscal Year	PEO: Mr. Kessler 12/31/2024 12/31/2025 2025
SCT Total	$21,551,858
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($17,816,348)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$25,037,491
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$8,974,214
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$2,258,346
-Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
Compensation Actually Paid	$40,005,561

3.
The non-PEO NEOs in 2021 were Sharon Driscoll, Mr. Concors, Mr. Kessler, and Kari Taylor. The non-PEO NEOs for 2022 were Ms. Driscoll, Mr. Concors, Eric Jacobs, Mr. Kessler, and Ms. Thiede. The non-PEO NEOs for 2023 were Ms. Cash, Mr. Concors, Mr. Jacobs, Mr. Jeter, Darren Watt and Ms. Thiede. The non-PEO NEOs for 2024 were Ms. Cash, Mr. Guerin, Mr. Jeter, Ms. King and Mr. Lewis. The non-PEO NEOs for 2025 were Mr. Guerin, Mr. Lewis, Ms. Schmit, Mr. Watt, Mr. Jeter, and Ms. King. The Summary Compensation Table on page 70 provides details of each of the 2025 non-PEO NEOs’ compensation.

89	2026 Proxy Statement

4.	CAP to the non-PEO NEOs in 2025 was calculated as follows:

Prior FYE Current FYE Fiscal Year	NEO: 12/31/2024 12/31/2025 2025
SCT Total	$3,583,072
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($1,871,026)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$2,309,604
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$558,492
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$160,807
-Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	($233,697)
Compensation Actually Paid	$4,507,252

5.	The Company’s TSR is determined based on the value of an initial fixed investment of $100 in Common Shares.
6.
The Company is using the S&P/TSX Index to measure our peer group TSR performance. The S&P/TSX is the peer group the Company used for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

7.
The following table identifies the four most important financial performance measures used by our Compensation Committee in 2025 to link the CAP to our PEO and other NEOs. Each of these performance measures is discussed in the CD&A above and defined in the Appendix A: Selected Definitions of Operational and Financial Performance on page 100.

90	2026 Proxy Statement

Financial Performance Measures
Agency Proceeds
OFCF
Earnings CAGR
 rTSR

Pay Versus Performance Alignment

The charts below show, for the past five years, (i) the relationship of the Company’s TSR relative to its peers as well as (ii) the relationship between the PEO and non-PEO NEO CAP and (1) the Company’s TSR; (2) the Company’s net income; and (3) the Company’s Agency Proceeds. The CAP over the five-year period ended December 31, 2025 follows the trend in the Company TSR results over the same period. In addition, the chart titled “Company TSR vs. Peer Group TSR” reflects that our TSR over this five-year period exceeds the S&P/TSX TSR over the same period. Mr. Kessler was appointed Chief Executive Officer in August 2023 and received commensurate compensation adjustments, which is reflected in the higher CAP in 2023. Mr. Kessler and Ms. Fandozzi are included in the PEO CAP in 2023.

91	2026 Proxy Statement

Equity compensation plan information as of December 31, 2025

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information about the Company’s equity compensation plans as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders[1]	2,687,073[2]	$65.16[3]	9,271,677[4]
Equity compensation plans not approved by security holders	—	—	—
Total	2,687,073	65.16	9,271,677

1.	Reflects our 2023 Share Incentive Plan, which was approved by the Company’s shareholders on May 8, 2023, as well as equity awards granted under our previous plans until expiration or settlement.
2.
This amount reflects 100% of target number of PSUs granted and includes dividend equivalent rights credited in connection with such PSUs. The number of PSUs that vest is conditional upon specified market, service, and/or performance vesting conditions being met. For the March 2025 PSUs with market conditions, the market vesting condition is based on the TSR performance of the Company relative to the performance of the Russell 1000 index members at the date of grant. The March 2025 PSUs with market conditions can result in participants earning between 0% and 200% of the target number granted.

3.	Weighted average exercise price does not include the effect of our outstanding share units.
4.	Consists of 7,326,962 Common Shares available for issuance under the 2023 Share Incentive Plan and 1,944,715 Common Shares available for issuance under the ESPP.
Burn rate
The following table sets forth the burn rate of the Company’s equity compensation plans as at December 31, 2025.

	2023		2024		2025
Plans	Grants	Burn Rate[1]	Grants	Burn Rate[1]	Grants	Burn Rate[1]
2023 Share Incentive Plan	848,290	0.51%	659,897	0.36%	780,763	0.42%
Stock Option Plan	—	—%	—	—%	—	—%
PSU Plans	—	—%	—	—%	—	—%
RSU Plans	—	—%	—	—%	—	—%
IAA Plan	—	—%	—	—%	—	—%
IronPlanet Stock Plans	—	—%	—	—%	—	—%
Employee Stock Purchase Plan	180,503	0.11%	513,033	0.28%	179,933	0.10%
Total equity awards and burn rate	1,028,793	0.62%	1,172,930	0.64%	960,696	0.52%
Weighted average Common Shares outstanding	166,963,575		183,958,258		185,404,829

1.
The burn rate for each plan is calculated by dividing the number of shares or units granted under the plan during the applicable fiscal year by the weighted average number of Common Shares outstanding for the applicable fiscal year.

92	2026 Proxy Statement

Dilution
The following table sets forth the dilution of the Company’s equity compensation plans as at December 31, 2025.

Plans	Available[1]	Outstanding[2]	Available & Outstanding	Dilution[3]
2023 Share Incentive Plan	7,326,962	1,726,090	9,053,052	4.87%
Stock Option Plan	—	943,453	943,453	0.51%
PSU Plans	—	—	—	0.00%
RSU Plans	—	—	—	0.00%
2018 RB BOD	—	72,075	72,075	0.04%
IAA Plan	—	7,098	7,098	0.00%
IronPlanet Stock Plans	—	10,433	10,433	0.01%
Employee Stock Purchase Plan	1,944,715	—	1,944,175	1.05%
Total stock options and dilution	9,271,677	2,759,149	12,030,826	6.47%
Common Shares outstanding				185,889,002

1.	Amounts available represent 4.87% (under the 2023 Incentive Plan) and 1.05% (under the ESPP) relative to the number of Common Shares outstanding as of December 31, 2025.
2.
Amounts outstanding represent, 0.51% (under the Stock Option Plan), 0.00% (under the PSU Plans), 0.00% (under the RSU Plans), 0.04% (under the 2018 RB BOD) and 0.01% (under the IronPlanet Stock Plans) relative to the number of Common Shares outstanding as of December 31, 2025.

3.
The dilution for each plan is calculated by dividing the number of Common Shares available for issuance and outstanding under the Equity Plans on a per plan and aggregated basis by the Common Shares outstanding as of December 31, 2025.

93	2026 Proxy Statement

Proposal Five: Empowering the Board of Directors to Determine the Number of Directors

Overview
The Company was continued into Ontario in September 2024 and is now governed by the OBCA. The Articles provide for a minimum of three (3) and a maximum of twelve (12) directors that can be elected to serve on the Board.
Pursuant to the OBCA, if the Articles provide for a minimum and maximum number of directors, the directors may, if a special resolution of shareholders so provides, determine the number of directors of the Company and the number of directors to be elected at the annual meeting of shareholders. In addition, the OBCA provides that, where a special resolution empowers directors to determine the number of directors, the directors may not, between meetings of shareholders, appoint an additional director if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.
From time to time, the Board may identify an individual who could make a valuable contribution to the Company as a director. The Board wishes to have the ability to invite such an individual to join the Board between shareholder meetings without the delay and expense of seeking shareholder approval to increase the size of the Board, to empower them to enhance the Board and/or bring on additional or new expertise without the need to create a vacancy. Such provision could also be an important tool for the Board’s succession planning in cases where a director would communicate in advance his or her intention to retire and not to stand for re-election to the Board, and a new director can be appointed and be onboarded prior to the departing director’s retirement.
If granted, this Board power is limited. Shareholders still maintain ultimate control over the composition of the Board, with the limitation on the number of directors who can be added between meetings in the OBCA and the expiry of the term of such directors at the next annual meeting. To remain on the Board, all directors must stand for election at the next annual meeting of shareholders.
At the Meeting, shareholders will be asked to consider and, if deemed advisable, approve with or without variation, the following by special resolution to empower the directors of the Company, by resolution of the directors, to determine the number of directors within the minimum and maximum number set out in the Articles:
BE IT RESOLVED as a special resolution of the shareholders of the Company that:
1.
the directors of the Company are hereby empowered to determine, from time to time by resolution, the number of directors of the Company and the number of directors of the Company to be elected at annual meetings of the shareholders of the Company, within the stated minimum and maximum number of directors provided for in the Articles; and

2.
any one director or officer of the Company be and is hereby authorized and directed to execute and deliver for and in name of and on behalf of the Company, whether under its corporate seal or not, all such certificates, instruments, agreements, documents and notices and to do all such other acts and things as in such person’s opinion as may be necessary or desirable for the purpose of giving effect to these resolutions.

The Board recommends a vote “FOR” the special resolution to empower the directors of the Company, by resolution of the directors, to determine the number of directors within the minimum and maximum number set out in the Articles.

94	2026 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our Common Shares as of March 6, 2026 by:
•	our NEOs;
•	our directors and nominees for director;
•	all of our executive officers, directors and nominees as a group; and
•	each person who is known by us to beneficially own more than 5% of our issued and outstanding Common Shares.
Under SEC rules, “beneficial ownership” for purposes of this table takes into account Common Shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act. Common Shares that may be acquired by an individual or group within 60 days of March 6, 2026 are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
Except as indicated in the footnotes to this table, to the best of our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them. Except as otherwise indicated, the address of each shareholder is c/o RB Global, Inc., 9500 Glenlyon Parkway, Burnaby, British Columbia V5J 0C6.

Directors, Nominees and Named Executive Officers	Amount and Nature of Beneficial Ownership	Percent of Class[1]
Robert G. Elton[2]	36,731	*
James Kessler[3]	657,032	*
Brian Bales[2]	10,536	*
Adam DeWitt[2]	16,384	*
Gregory B. Morrison[2]	4,577	*
Timothy O’Day[2]	5,636	*
Sarah Raiss[2]	24,387	*
Michael Sieger[2]	10,107	*
Debbie Stein[2]	5,577	*
Carol M. Stephenson[2]	10,525	*
Steve Lewis[4]	5,096	*
Jen Schmit[5]	2,334
Darren Watt[6]	149,382	*
Eric Guerin[7]	13,109	*
Jeff Jeter[8]	100,684	*
Nancy King[9]	4,139	*
All directors, nominees and executive officers as a group (16 individuals)	1,061,565	*

95	2026 Proxy Statement

5% Shareholders	Amount and Nature of Beneficial Ownership	Percent of Class[1]
The Vanguard Group[10]	25,205,500	13.56%
BlackRock, Inc.[11]	19,782,809	10.64%
Massachusetts Financial Services Company[12]	10,153,125	5.46%
FIL Limited[13]	9,301,869	5.00%

*Less than 1%.
1.	As of March 6, 2026, there were 185,924,928 Common Shares outstanding.
2.
Represents ownership of Common Shares, including any RSUs which will vest within 60 days of March 6, 2026. For RSUs, Robert G. Elton has 2,437 RSUs vesting within 60 days of March 6, 2026, and all other directors have 1,912 RSUs within 60 days of March 6, 2026.

3.
Represents 109,425 Common Shares, 264,173 RSU/PRSUs which will vest within 60 days of March 6, 2026, Shares and 283,434 Common Shares underlying stock options exercisable within 60 days of March 6, 2026.

4.	Represents 5,096 RSU/PRSUs which will vest within 60 days of March 6, 2026.
5.	Represents 731 Common Shares and 1,603 RSU/PRSUs which will vest within 60 days of March 6, 2026.
6.	Represents 27,869 Common Shares, 14,047 RSU/PRSUs which will vest within 60 days of March 6, 2026, and 107,466 Common Shares underlying stock options exercisable within 60 days of March 6, 2026.
7.	Represents 3,715 Common Shares and 9394 RSU/PRSUs which will vest within 60 days of March 6, 2026.
8.	Represents 17,729 Common Shares, 26,360 RSU/PRSUs which will vest within 60 days of March 6, 2026, and 56,595 Common Shares underlying stock options exercisable within 60 days of March 6, 2026.
9.
Ms. King’s ownership interest is reported as of November 20, 2025, her last day of employment with the Company. The Company has no knowledge of any transactions Ms. King may have completed after her last day of employment with the Company. Represents 4,139 RSU/PRSUs which will vest within 60 days of March 6, 2026.

10.
Based solely on information contained in a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on July 29, 2025. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. The Schedule 13G/A indicates that The Vanguard Group, Inc. has shared voting power with respect to 2,230,890 Common Shares, sole dispositive power with respect to 22,809,103 Common Shares and shared dispositive power with respect to 2,396,397 Common Shares.

11.
Based solely on information contained in a Schedule 13G filed by BlackRock, Inc. with the SEC on July 8, 2024. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. The Schedule 13G indicates that BlackRock, Inc. has sole voting power with respect to 18,833,203 Common Shares and sole dispositive power with respect to 19,782,809 Common Shares.

12.
Based solely on information contained in a Schedule 13G/A filed by Massachusetts Financial Services Company with the SEC on February 9, 2024. The address of Massachusetts Financial Services Company is 111 Huntington Avenue, Boston, MA 02199. The Schedule 13G/A indicates that Massachusetts Financial Services Company has sole voting power with respect to 9,178,484 Common Shares and sole dispositive power with respect to 10,153,125 Common Shares.

13.
Based solely on information contained in a Schedule 13G filed by FIL Limited with the SEC on August 6, 2024. The address of FIL Limited is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, HM19. The Schedule 13G indicates that FIL Limited has sole voting power with respect to 8,678,488 Common Shares and sole dispositive power with respect to 9,301,869 Common Shares.

We have no knowledge of any other arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of our Company.
96	2026 Proxy Statement

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

To be considered for inclusion in the proxy statement distributed to shareholders prior to our annual meeting in 2027 (the “2027 Annual Meeting”), pursuant to the mechanism provided by the Exchange Act, a shareholder proposal (other than in respect of the nomination of directors) must be received by us no later than November 19, 2026, which corresponds to the date that is 120 calendar days before the anniversary date on which our proxy statement was released to shareholders in connection with the Meeting, and must comply with the requirements of Rule 14a-8 of the Exchange Act. If the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the anniversary date of the Meeting, then the deadline to submit a proposal to be considered for inclusion in next year’s proxy statement and form of proxy is a reasonable time before we begin to print and mail proxy materials.
Shareholders who do not wish to use the mechanism provided by the Exchange Act may submit proposals to be considered at the 2027 Annual Meeting under the provisions of the OBCA. A proposal under the OBCA (other than in respect of the nomination of directors) may be submitted by any registered or beneficial shareholder entitled to vote at the 2027 Annual Meeting. A shareholder proposal to nominate a director must be signed by one or more holders of shares representing in the aggregate not less than 5% of the shares of a class or series of shares of the Company entitled to vote at the 2027 Annual Meeting. Such shareholder proposals must be received by us no later than March 1, 2027, in order to be included in the proxy materials for the 2027 Annual Meeting. Upon receipt of a proposal in compliance with the requirements of the OBCA, the Company will, if required pursuant to the OBCA and subject to the exceptions set out therein, set out such proposal in the proxy statement distributed to shareholders prior to the 2027 Annual Meeting.
In addition, the By-laws contain an advance notice provision which requires advance notice to the Company of nominations of persons for election to the Board. The advance notice provision, among other things, provides for a deadline by which shareholders must notify the Company in writing of an intention to nominate directors for election to the Board prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in such notice. In the case of an annual meeting of shareholders, notice to the Company must be made not less than 30 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is called for a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 1, 2027, unless the date of the 2027 Annual Meeting is prior to March 31, 2027 or after May 30, 2027, in which case such notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which the Company first publicly announces the date of the 2027 Annual Meeting.
Shareholders wishing to put forward a proposal or nominate a director for election should carefully review the relevant provisions of the Exchange Act, the OBCA and the By-laws. A copy of the By-laws is available on request from the Corporate Secretary of the Company and was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025, which may be accessed through SEDAR+ at www.sedarplus.ca or EDGAR at www.sec.gov.
Shareholders must submit written proposals, in accordance with the foregoing procedures, to the following address:
RB Global, Inc.
9500 Glenlyon Parkway
Burnaby, British Columbia V5J 0C6 Canada
Attention: Corporate Secretary
97	2026 Proxy Statement

OTHER BUSINESS

As of the date of this Proxy Statement, management of the Company does not know of any other matters that will come before the Meeting. However, the proxy in the accompanying form, when properly completed and delivered and not revoked, will confer discretionary authority upon a proxy holder named therein to vote your shares on any amendments or variations to matters identified in the accompanying Notice of Annual and Special Meeting of Shareholders and any other matter which may properly come before the Meeting in respect of which such proxy has been granted, subject to any limitations imposed by law.

JLG ULTRA BOOM
Genie S-85
S-85
Genie S-85
1250AJP
Snorkelift
Hertz

98	2026 Proxy Statement

NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this in this Proxy Statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and Canadian securities laws. Forward-looking statements are typically identified by such words as “aim”, “anticipate”, “believe”, “could”, “continue”, “estimate”, “expect”, “intend”, “may”, “ongoing”, “plan”, “potential”, “predict”, “will”, “should”, “would”, “could”, “likely”, “generally”, “future”, “long-term”, or the negative of these terms, and similar expressions intended to identify forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. These statements are based on our current expectations and estimates about our business and markets, and may include, among others, statements relating to: our future strategy, objectives, targets, projections and performance; our ability to drive shareholder value; potential growth and market opportunities; the level of participation in our auctions and the success of our online marketplaces; our ability to grow our businesses, acquire new customers, enhance our sector reach, drive geographic depth, and scale our operations; the impact of our initiatives, services, investments, and acquisitions on us and our customers; the acquisition or disposition of properties; potential future mergers and acquisitions; our ability to integrate acquisitions, including the recently acquired J.M. Wood Auction Co., Inc.; our future capital expenditures and returns on those expenditures; our ability to add new business and information solutions, including, among others, our ability to maximize and integrate technology to enhance our existing services and support additional value-added service offerings; the supply trend of equipment and vehicles in the market and the anticipated price environment, as well as the resulting effect on our business and Gross Transaction Value (“GTV”); our compliance with laws, rules, regulations, and requirements that affect our business; effects of various economic, financial, industry, and market conditions or policies, including inflation, the supply and demand for property, equipment, or natural resources; the behavior of commercial assets and vehicle pricing; the relative percentage of GTV represented by straight commission or underwritten (guarantee and inventory) contracts, and its impact on revenues and profitability; our future capital expenditures and returns on those expenditures; the effect of any currency exchange and interest rate fluctuations on our results of operations; the effect of any current, proposed or future tariffs, including retaliatory tariffs, on our results of operations; the grant and satisfaction of equity awards pursuant to our compensation plans; any future declaration and payment of dividends, including the tax treatment of any such dividends; financing available to us from our credit facilities or other sources, our ability to refinance borrowings, and the sufficiency of our working capital to meet our financial needs; and, our ability to satisfy our present operating requirements and fund future growth through existing working capital, credit facilities and debt.
While we have not described all potential risks related to our business and owning our common shares, the factors discussed in “Part I, Item 1A: Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025 are among those that may affect our performance materially or could cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. Except as required by applicable securities law and regulations of relevant securities exchanges, we do not intend to update publicly any forward-looking statements, even if our expectations have been affected by new information, future events or other developments. You should consider our forward-looking statements in light of the factors listed or referenced under “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025.
The contents and sending of this Proxy Statement have been approved by the Board of Directors of the Company. By Order of the Board of Directors,

Ryan Welsh
Corporate Secretary
Vancouver, British Columbia
March 19, 2026
Please promptly sign and return your proxy card, or, if you are a non-registered/beneficial owner, please follow the instructions on your voting instruction form. If you decide to attend the Meeting via the live audio webcast, you may, if you wish, revoke the proxy and vote your shares online.
99	2026 Proxy Statement

APPENDIX A: SELECTED DEFINITIONS OF OPERATIONAL AND FINANCIAL PERFORMANCE

The following defines select measures of operational and financial performance used in this Proxy Statement.
Measures of operational performance
Gross transaction value (“GTV”) represents total proceeds from all items sold at our live and on site auctions and online marketplaces, third-party online marketplaces, private brokerage services and other disposition channels. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in our consolidated financial statements.
Non-GAAP financial measures
Adjusted Earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) is calculated by adding back depreciation and amortization expenses, interest expense, and income tax expense, and subtracting interest income from net income and excludes the pre-tax effects of significant items that the Company does not consider to be part of normal operating results. Such items can include acquisition-related and integration costs, loss (gain) on disposition of property, plant and equipment and related costs, prepaid consigned vehicle charges, change in fair value of derivatives and non-recurring advisory, legal and restructuring costs and non-income tax expenses, as well as other items that the Compensation Committee or the Board determines, for this purpose, to be non-recurring or unusual.
Agency Proceeds is calculated by subtracting the cost of inventory sold and ancillary and logistical service expenses from total revenues, excluding the pre-tax effects of items that the Compensation Committee or the Board determines, for this purpose, to be non-recurring or unusual.
Earnings CAGR means the Compounded Annual Growth Rate (“CAGR”) over the applicable period of the Company’s net income attributable to shareholders excluding after-tax adjusting items and items that the Compensation Committee or the Board determines, for this purpose, to be non-recurring or unusual.
Operating free cash flow (“OFCF”) is calculated as cash provided by operating activities minus net capital spending. Net capital spending is a GAAP measure that is calculated as property, plant and equipment additions plus intangible asset additions less proceeds on disposition of property, plant and equipment.
100	2026 Proxy Statement

APPENDIX B: SHAREHOLDER PROPOSAL

Overview
The following shareholder proposal was submitted by The Accountability Board (“TAB”), 401 Edgewater Place, Suite 600, Wakefield, MA 01880, USA, for consideration at the Meeting.
Text of the proposal as submitted:
RESOLVED: Shareholders ask the company to take the steps necessary to adopt a policy—and amend its governing documents accordingly—that all shareholder meetings will be held in a hybrid format with both in-person and virtual access. The policy may include an exception for circumstances of extreme hardship, such as a public health emergency or natural disaster.
DEAR FELLOW SHAREHOLDERS:
Prior to 2020, RB Global held its shareholder meetings in-person (i.e., without providing virtual access). That year, it held a hybrid meeting with both in-person and virtual access—but then switched to virtual (audio-only) meetings beginning in 2021.
The company claims it has “structured our virtual meeting to provide shareholders the same rights as if the Meeting were held in person.” But as each format provides unique advantages and disadvantages, many seasoned investors and advisors believe that complete shareholder engagement cannot be achieved without both.
As the Ontario Teachers’ Pension Plan (which has roughly $250 billion in assets under management) has said, “we have concerns arising from our experience with reliance on virtual-only meetings” and that shareholder meetings should, therefore, “be a hybrid meeting—a combination of virtual and in-person.”
And as Institutional Shareholder Services (ISS) has reported: “While many investors recognize the potential benefits of enabling participation at shareholder meetings via electronic means as a potential enhancement to shareholder rights, they also raise concerns about moves to eliminate physical shareholder meetings, arguing that virtual-only meetings may hinder meaningful exchanges between management and shareholders, enable management to avoid uncomfortable questions, increase the likelihood of marginalizing certain shareholders, and contribute to an erosion of shareholder rights.”
“In addition,” ISS added, “compelling investor feedback indicates that a significant majority of shareholders want to retain the ability to attend shareholder meetings in person, even if in a given year they elect to participate only virtually.”
In conclusion, we believe ensuring the company holds hybrid shareholder meetings—where in-person and virtual participation are both allowed—would foster more meaningful engagement between management and shareholders.
In its proxy statements, the company touts its “commitment to engaging in constructive and meaningful communication with shareholders.” Adoption of this proposal would not only align with such a commitment, but also address the well-documented concerns of shareholders and governance experts regarding virtual-only formats. By adopting this proposal, the company would demonstrate its commitment to upholding shareholder rights, facilitating direct interaction, and enabling broader participation. We therefore urge shareholders to support this proposal. Thank you.
Board Response to Shareholder Proposal Regarding Hybrid Shareholder Meetings
☒ The Board recommends that shareholders vote AGAINST this proposal.
The Board recommends voting against this proposal because it is overly prescriptive and burdensome, the issues presented in the proposal are being appropriately or effectively dealt with through legislation and regulation, which permits the holding of virtual-only meetings, the proposal, if implemented, would run contrary to industry standard practices, and the Company already undertakes a wide range of practices to promote shareholder participation and engagement, irrespective of a shareholder’s geographic location or personal circumstances, both at its annual meetings and through various means between annual meetings as described below and throughout this Proxy Statement.
The Company is committed to facilitating meaningful, inclusive and effective shareholder participation at its annual meetings. In determining the appropriate format for each annual meeting, the Board considers shareholder feedback, best practices in corporate governance, technological capabilities, cost and environmental considerations, and the goal of ensuring a high-quality and equitable participation experience for all shareholders.
101	2026 Proxy Statement

Since transitioning to virtual annual meetings following the COVID-19 pandemic in 2020, the Company has structured its meetings to provide shareholders with participation rights and engagement opportunities comparable to those available at an in-person meeting. Shareholders are able to vote in real time, submit questions, raise points of order, and interact with management of the Company and the Board through a secure meeting platform.
The Board believes that a virtual-only format promotes equal participation opportunities for all shareholders, regardless of geographic location or individual circumstances. Unlike hybrid meetings, which offer two distinct participation experiences, virtual meetings provide a consistent environment that encourages engagement by all participants and avoids the risk that virtual attendees may feel marginalized relative to those physically present.
Virtual meetings are an efficient and cost-effective way to conduct shareholder meetings while maintaining meaningful shareholder engagement. They allow the Company to avoid not insignificant costs and burdens associated with securing physical venues, travel, security, and logistics, while simultaneously reducing the environmental impact associated with in-person attendance. Further, the Board believes implementing the shareholder proposal would be an inefficient use of time and resources and would divert management’s attention away from critical business functions.
The Board believes that these efficiencies ultimately benefit shareholders as a whole and support the Company’s broader sustainability objectives.
The Company places significant emphasis on ensuring that its virtual meetings are conducted in a reliable, accessible and transparent manner. The meeting platform is designed to enable shareholders to submit questions through multiple channels and to participate in real-time dialogue with the Company’s leadership. Technical support is available throughout the meeting to assist shareholders should any issues arise.
The Board regularly reviews the effectiveness of the meeting format and remains focused on facilitating constructive interaction between shareholders, management and the Board.
The shareholder proposal would require the Company to adopt an inflexible policy—and amend its governing documents—to mandate that all shareholder meetings be held in a hybrid format, subject only to very limited exceptions, which would unduly constrain the Company’s and the Board’s needed flexibility to structure and host annual meetings in such a manner as is most appropriate to address continuously evolving standards and best practices within a continuously evolving macroenvironment.
The proposal would also run contrary to applicable laws. Neither the OBCA, the Company’s governing corporate statute, nor applicable securities laws require the Company to hold hybrid in-person and virtual meetings; rather, they provide the Company and its Board with the appropriate flexibility to determine the appropriate format of its annual meetings, including permitting virtual-only formats. In addition, the Company has implemented a wide range of best practices to promote equal shareholder participation and engagement, including setting out in plain language across its proxy materials and for both registered and beneficial shareholders: the logistics for accessing, participating and voting at a virtual meeting; providing a simplified registration, authentication and voting process; providing assistance if shareholders encounter technical difficulties during the meeting; facilitating the asking of questions in advance of and at the meeting; allowing shareholders to make motions, raise points of order, and provide feedback at the meeting; using a virtual platform that maximizes shareholder participation; and, if requested and appropriate, giving proponents a reasonable opportunity to speak to any proposal they may bring at the meeting.
Embedding a requirement to host hybrid-only meetings in the Company’s governing documents – which can only be modified with the approval of shareholders and, sometimes, only with a special resolution of shareholders – would also be inconsistent with the practices of the Company’s peers and public companies generally.
In addition, the Company promotes engagement with the Company in between annual meetings, including by hosting regular management- and Board-led engagement meetings held with institutional investors, quarterly analyst/investor calls and facilitating communications directly to the Board as outlined under “Shareholder and Other Interested Party Communications to the Board”.
The Board believes that such a requirement is unnecessarily prescriptive and would limit the Company’s ability to determine the most appropriate meeting format in light of evolving circumstances, including shareholder preferences, technological advancements, security considerations and cost implications. The Board is best positioned to make this determination annually, rather than being constrained by a permanent governance requirement.
The Board remains open to considering different shareholder meeting formats, including hybrid meetings, where it determines that doing so would enhance shareholder participation and engagement. However, the Board does not believe that mandating hybrid meetings through a formal policy or amendments to the Company’s governing documents is necessary at this time.
102	2026 Proxy Statement

For these reasons, the Board believes that maintaining flexibility in determining the annual meeting format is in the best interests of the Company and its shareholders and therefore recommends that shareholders vote AGAINST this proposal.
At the Meeting, shareholders will be asked to consider and, if deemed advisable, approve with or without variation, the following by ordinary resolution:
BE IT RESOLVED as an ordinary resolution of the shareholders of the Company that:
The Company take the steps necessary to adopt a policy—and amend its governing documents accordingly—that all shareholder meetings will be held in a hybrid format with both in-person and virtual access. The policy may include an exception for circumstances of extreme hardship, such as a public health emergency or natural disaster.
The Board recommends a vote “AGAINST” the ordinary resolution asking the Company to take the steps necessary to adopt a policy—and amend its governing documents accordingly—that all shareholder meetings will be held in a hybrid format with both in-person and virtual access, for the reasons set out above.
103	2026 Proxy Statement

RB Global, Inc.
Two Westbrook Corporate Center, Suite 500
Westchester, Illinois 60154, United States
USA Toll Free: +1-800-663-8457
Canada Toll Free: +1-800-663-1739

© 2026 RB Global, Inc. All rights reserved.

rbglobal.com

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:00 a.m. Central Time on April 28, 2026. Have your proxy card in hand when you access the web site, the control number that is printed in the box marked by the arrow below available, and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RBA2026**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site, the control number that is printed in the box marked by the arrow below available, and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:00 a.m. Central Time on April 28, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be effective, forms of proxy sent by mail must be received no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of meeting or any adjournment or postponement thereof.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V90522-P43107 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RB GLOBAL, INC.

The Board of Directors recommends a vote: "FOR" each of the Director nominees listed under proposal 2 and "FOR" proposals 1, 3, 4, 5 and "AGAINST" proposal 6

2. Election of Directors

Nominees:	For	Withhold
2a. Robert G. Elton	☐	☐
2b. Jim Kessler	☐	☐
2c. Brian Bales	☐	☐
2d. Adam DeWitt	☐	☐
2e. Chloe Harford	☐	☐
2f. Gregory B. Morrison	☐	☐
2g. Timothy O'Day	☐	☐
2h. Michael Sieger	☐	☐
2i. Debbie Stein	☐	☐
2j. Carol M. Stephenson	☐	☐

	For	Withhold	Abstain
3. Appointment of Ernst & Young LLP as auditors of the Company until the next Annual Meeting of Shareholders and authorizing the Audit Committee to fix their remuneration.	☐	☐	☐

NOTE: The proxies are also authorized to vote in their discretion on such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

You are cordially invited to attend our 2026 Annual and Special Meeting of Shareholders to be held on Thursday, April 30, 2026 at 11:00 a.m. Central Time in a virtual-only format (the "Annual and Special Meeting") at: www.virtualshareholdermeeting.com/RBA2026

Regardless of whether or not you plan to attend the meeting, it is important that the shares be voted. Accordingly, we ask that you vote as soon as possible by Internet, by telephone or by signing and returning your proxy card in the envelope provided.

Shareholders of record at the close of business on March 6, 2026 and holders of proxies for these shareholders may attend and vote at our Annual and Special Meeting. Shareholders will not be able to attend the meeting in person.

We will hold a virtual-only Annual and Special Meeting at which our shareholders can view our Annual and Special Meeting at www.virtualshareholdermeeting.com/RBA2026. Shareholders at the close of business on March 6, 2026 may also ask questions and vote at our Annual and Special Meeting via the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Annual and Special Meeting:
The Notice and Proxy Statement and Annual Report are available at www.investor.rbglobal.com

V90523-P43107

RB GLOBAL, INC.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
April 30, 2026

The shareholder(s) hereby appoint(s):

(a) Robert G. Elton and Jim Kessler, or either of them; or

(b) ___________________________ (Print the name of the person you are appointing if this person is someone other than the Company nominees listed herein),

as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares and Series A Preferred Shares of RB GLOBAL, INC. that the shareholder(s) is/are entitled to vote at the Annual and Special Meeting of Shareholders to be held at 11:00 a.m. Central Time on Thursday, April 30, 2026, in a virtual-only format at www.virtualshareholdermeeting.com/RBA2026, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 1, 3, 4, 5 AND "AGAINST" PROPOSAL 6. FOR OTHER MATTERS THAT MAY BE PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXYHOLDER.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side